(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Index

Identification
Capital Stock Breakdown	2
Parent Company Financial Statements
Statement of financial position - Assets	3
Statement of financial position - Liabilities	4
Statement of Income	6
Statement of Comprehensive Income	7
Statement of Cash Flows	8
Statement of Changes in Shareholders' Equity
Statement of Changes in Shareholders' Equity - from 01/01/2019 to 06/30/2019	9
Statement of Changes in Shareholders' Equity - from 01/01/2018 to 06/30/2018	10
Statement of Added Value	11
Consolidated Financial Statements
Statement of financial position - Assets	12
Statement of financial position - Liabilities	13
Statement of Income	15
Statement of Comprehensive Income	16
Statement of Cash Flows	17
Statement of Changes in Shareholders' Equity
Statement of Changes in Shareholders' Equity - from 01/01/2019 to 06/30/2019	18
Statement of Changes in Shareholders' Equity - from 01/01/2018 to 06/30/2018	19
Statement of Added Value	20
Management Report	21
Explanatory Notes	43
Breakdown of the Capital by Owner	120
Declarations and Opinion
Independent Auditors' Report on Review of Quartely Financial Information	121
Opinion of the Audit Committee	123
Statement of Executive Board on the Quartely Financial Information and Independent Auditor's Report on Review of Interim Financial Information	124

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Identification / Capital Stock Breakdown

Number of shares	Current Quarter
(Units)	06.30.19

Paid-in Capital
Common	812,473,246
Preferred	-
Total	812,473,246

Treasury Shares
Common	945,846
Preferred	-
Total	945,846

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2019 – BRF S.A.

Parent Company FS / Statement of financial position - Assets

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 06.30.19	Previous Year 12.31.18
1	Total Assets	41,965,378	40,280,985
1.01	Current Assets	14,888,857	15,988,059
1.01.01	Cash and Cash Equivalents	1,770,964	3,826,698
1.01.02	Marketable Securities	386,151	303,613
1.01.02.01	Financial Investments Evaluated at Fair Value through Profit and Loss	386,151	303,613
1.01.02.01.01	Held for Trading	386,151	295,699
1.01.02.01.02	Measured at Fair Value through Profit and Loss	-	7,914
1.01.03	Trade Accounts Receivable	6,260,488	5,391,145
1.01.03.01	Trade Accounts Receivable	6,162,726	5,280,864
1.01.03.02	Other Receivables	97,762	110,281
1.01.04	Inventories	2,922,520	2,916,873
1.01.05	Biological Assets	1,489,858	1,459,804
1.01.06	Recoverable Taxes	798,539	750,456
1.01.06.01	Current Recoverable Taxes	798,539	750,456
1.01.06.01.01	Income and social contribution tax (IR/CS)	340,867	410,340
1.01.06.01.03	Recoverable Taxes	483,544	363,273
1.01.06.01.04	Provision for losses	(25,872)	(23,157)
1.01.08	Other Current Assets	1,260,337	1,339,470
1.01.08.02	Assets of Discontinued Operations	47,657	371,187
1.01.08.02.01	Assets Held for Sale	47,657	131,406
1.01.08.02.02	Assets of Discontinued Operations	-	239,781
1.01.08.03	Other	1,212,680	968,283
1.01.08.03.01	Interest on Shareholders' Equity Receivable	1,178	1,178
1.01.08.03.02	Derivative Financial Instruments	154,549	177,344
1.01.08.03.06	Restricted Cash	594,438	256,284
1.01.08.03.10	Other	462,515	533,477
1.02	Non-current Assets	27,076,521	24,292,926
1.02.01	Non-current Assets	7,946,571	7,264,482
1.02.01.01	Financial Instruments Evaluted at Fair Value through Profit and Loss	81,534	90,567
1.02.01.01.01	Mesured at Fair Value throgh Profit and Loss	81,534	90,567
1.02.01.03	Evaluated at Amortized Cost	-	87,697
1.02.01.03.01	Held to Maturity	-	87,697
1.02.01.04	Trade Accounts Receivable	81,945	96,923
1.02.01.04.01	Trade Accounts Receivable	7,729	7,964
1.02.01.04.02	Other Receivables	74,216	88,959
1.02.01.06	Biological Assets	1,006,816	999,396
1.02.01.07	Deferred Taxes	1,665,479	1,517,576
1.02.01.07.01	Deferred Income Tax and Social Contribution	1,665,479	1,517,576
1.02.01.10	Other Non-current Assets	5,110,797	4,472,323
1.02.01.10.03	Judicial Deposits	746,807	669,098
1.02.01.10.04	Income and social contribution tax (IR/CS)	15,794	15,794
1.02.01.10.05	Provision for losses from Income and social contribution tax (IR/CS)	(8,985)	(8,985)
1.02.01.10.06	Recoverable Taxes	4,192,929	3,292,763
1.02.01.10.07	Provision for losses	(146,311)	(152,763)
1.02.01.10.09	Restricted Cash	226,115	584,300
1.02.01.10.10	Other	84,448	72,116
1.02.02	Investments	4,481,328	4,043,558
1.02.02.01	Investments	4,481,328	4,043,558
1.02.02.01.01	Equity in Associates	2,228	12,446
1.02.02.01.02	Interest on Wholly-owned Subsidiaries	4,478,517	4,030,005
1.02.02.01.04	Other	583	1,107
1.02.03	Property, Plant and Equipment, Net	11,444,814	9,831,173
1.02.03.01	Property, Plant and Equipment in Operation	9,053,150	9,205,965
1.02.03.02	Right of Use in Progress	2,074,393	206,578
1.02.03.03	Property, Plant and Equipment in Progress	317,271	418,630
1.02.04	Intangible	3,203,808	3,153,713
1.02.04.01	Intangible	3,203,808	3,153,713
1.02.04.01.02	Software	191,696	173,472
1.02.04.01.03	Trademarks	1,152,885	1,152,885
1.02.04.01.04	Goodwill	1,783,655	1,783,655
1.02.04.01.05	Software Leased	32,553	10,938
1.02.04.01.08	Other	43,019	32,763

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2019 – BRF S.A.

Parent Company FS / Statement of financial position - Liabilities

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 06.30.19	Previous Year 12.31.18
2	Total Liabilities	41,965,378	40,280,985
2.01	Current Liabilities	15,859,267	14,857,202
2.01.01	Social and Labor Obligations	219,677	231,808
2.01.01.01	Social Obligations	83,220	95,036
2.01.01.02	Labor Obligations	136,457	136,772
2.01.02	Trade Accounts Payable	5,764,541	5,730,764
2.01.02.01	Domestic Suppliers	5,198,463	5,185,428
2.01.02.01.01	Domestic Suppliers	4,357,837	4,394,381
2.01.02.01.02	Supply Chain Finance	451,118	715,335
2.01.02.01.03	Leasing Liability	389,508	75,712
2.01.02.02	Foreign Suppliers	566,078	545,336
2.01.02.02.01	Foreign Suppliers	431,016	374,888
2.01.02.02.02	Supply Chain Finance	135,062	170,448
2.01.03	Tax Obligations	229,750	262,055
2.01.03.01	Federal Tax Obligations	57,345	70,159
2.01.03.01.02	Other Federal	57,345	70,159
2.01.03.02	State Tax Obligations	169,836	188,910
2.01.03.03	Municipal Tax Obligations	2,569	2,986
2.01.04	Short Term Debts	4,215,233	3,689,173
2.01.04.01	Short Term Debts	4,214,970	3,689,173
2.01.04.01.01	Local Currency	3,768,626	3,077,081
2.01.04.01.02	Foreign Currency	446,344	612,092
2.01.04.02	Debentures	263	-
2.01.05	Other Obligations	3,606,594	4,065,244
2.01.05.01	Advances from related parties	3,099,763	3,416,713
2.01.05.01.04	Advances from related parties	3,099,763	3,416,713
2.01.05.02	Other	506,831	648,531
2.01.05.02.01	Dividends and Interest on Shareholders' Equity Payable	441	1,018
2.01.05.02.04	Derivative Financial Instruments	111,487	224,331
2.01.05.02.05	Management and Employees Profit Sharing	89,218	54,350
2.01.05.02.08	Other Obligations	305,685	368,832
2.01.06	Provisions	1,823,472	878,145
2.01.06.01	Tax, Social Security, Labor and Civil Risk Provisions	1,315,210	491,756
2.01.06.01.01	Tax Risk Provisions	780,115	88,885
2.01.06.01.02	Social Security and Labor Risk Provisions	325,967	307,045
2.01.06.01.04	Civil Risk Provisions	209,128	95,826
2.01.06.02	Other Provisons	508,262	386,389
2.01.06.02.04	Vacations & Christmas Bonuses Provisions	417,252	295,379
2.01.06.02.05	Employee Benefits Provisions	91,010	91,010
2.01.07	Liabilities of Discontinued Operations	-	13
2.01.07.01	Liabilities of Discontinued Operations	-	13
2.02	Non-current Liabilities	18,899,046	18,459,156
2.02.01	Long-term Debt	14,126,902	15,354,273
2.02.01.01	Long-term Debt	13,381,770	15,354,273
2.02.01.01.01	Local Currency	5,763,467	7,550,060
2.02.01.01.02	Foreign Currency	7,618,303	7,804,213
2.02.01.02	Debentures	745,132	-
2.02.02	Other Obligations	3,650,952	1,937,199
2.02.02.01	Liabilities with Related Parties	1,222,716	1,169,507
2.02.02.01.04	Advances from Related Parties and Other Liabilities	1,222,716	1,169,507
2.02.02.02	Other	2,428,236	767,692
2.02.02.02.06	Suppliers	12,028	12,803
2.02.02.02.07	Leasing Liability	1,789,456	167,041
2.02.02.02.08	Other Obligations	626,752	587,848

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2019 – BRF S.A.

Parent Company FS / Statement of financial position - Liabilities

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 06.30.19	Previous Year 12.31.18
2.02.04	Provisions	1,121,192	1,167,684
2.02.04.01	Tax, Social Security, Labor and Civil Risk Provisions	786,794	854,329
2.02.04.01.01	Provisions for Tax Contingencies	206,629	141,265
2.02.04.01.02	Social Security and Labor Risk Provisions	158,077	159,668
2.02.04.01.04	Provisions for Civil Contingencies	85,987	183,765
2.02.04.01.05	Contingent Liability	336,101	369,631
2.02.04.02	Other Provisons	334,398	313,355
2.02.04.02.04	Employee Benefits Plans	334,398	313,355
2.03	Shareholders' Equity	7,207,065	6,964,627
2.03.01	Paid-in Capital	12,460,471	12,460,471
2.03.01.01	Paid-in Capital	12,553,418	12,553,418
2.03.01.02	Cost of Shares Issuance	(92,947)	(92,947)
2.03.02	Capital Reserves	160,702	58,678
2.03.02.01	Goodwill on the Shares Issuance	166,192	166,192
2.03.02.04	Granted Options	273,997	262,306
2.03.02.05	Treasury Shares	(50,695)	(56,676)
2.03.02.07	Gain on Disposal of Shares	(73,094)	(73,094)
2.03.02.08	Goodwill on Acquisition of Non-Controlling Entities	(40,534)	(40,534)
2.03.02.09	Acquisition of Non-Controlling Entities	(114,944)	(199,296)
2.03.02.10	Gain (Loss) by Change of Participation of Controlling Entities	(220)	(220)
2.03.05	Accumulated Earnings (Losses)	(4,980,233)	(4,279,003)
2.03.08	Other Comprehensive Loss	(433,875)	(1,275,519)
2.03.08.01	Derivative Financial Intruments	(300,881)	(396,165)
2.03.08.02	Financial Instruments (FVTOCI)	(16,569)	(98,451)
2.03.08.03	Cumulative Translation Adjustments of Foreign Currency	(93,648)	(752,815)
2.03.08.04	Actuarial Gain (Losses)	(22,777)	(28,088)

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2019 – BRF S.A.

Parent Company FS / Statement of Income

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 04.01.19 to 06.30.19	Accumulated Current Year 01.01.19 to 06.30.19	Previous Quarter 04.01.18 to 06.30.18	Accumulated Previous Year 01.01.18 to 06.30.18
3.01	Net Sales	7,025,848	13,443,794	5,621,559	11,531,592
3.02	Cost of Goods Sold	(5,649,846)	(10,919,670)	(5,410,879)	(10,392,820)
3.03	Gross Profit	1,376,002	2,524,124	210,680	1,138,772
3.04	Operating (Expenses) Income	(673,555)	(1,547,388)	(537,011)	(1,185,892)
3.04.01	Selling	(987,445)	(1,887,936)	(816,184)	(1,563,108)
3.04.02	General and Administrative	(85,753)	(177,433)	(66,468)	(119,924)
3.04.03	Impairment Loss on Trade and Other Receivables	(1,035)	(7,573)	(6,733)	(16,175)
3.04.04	Other Operating Income	715,061	752,080	36,064	110,187
3.04.05	Other Operating Expenses	(452,053)	(576,564)	(85,074)	(135,629)
3.04.06	Income from Associates and Joint Ventures	137,670	350,038	401,384	538,757
3.05	Income (Loss) Before Financial and Tax Results	702,447	976,736	(326,331)	(47,120)
3.06	Financial Results	(452,962)	(1,029,451)	(959,403)	(1,475,060)
3.06.01	Financial Income	636,847	628,729	575,063	548,864
3.06.02	Financial Expenses	(1,089,809)	(1,658,180)	(1,534,466)	(2,023,924)
3.07	Income (Loss) Before Taxes	249,485	(52,715)	(1,285,734)	(1,522,180)
3.08	Income and Social Contribution	(61,591)	128,546	(164,564)	(79,974)
3.08.02	Deferred	(61,591)	128,546	(164,564)	(79,974)
3.09	Income (Loss) from Continued Operations	187,894	75,831	(1,450,298)	(1,602,154)
3.10	Net Income/Loss from Discontinued Operations	134,931	(753,941)	(28,862)	49,333
3.11	Income (Loss)	322,825	(678,110)	(1,479,160)	(1,552,821)
3.99	Earnings per Share - (Brazilian Reais/Share)
3.99.01	Earnings per Share - Basic
3.99.01.01	ON	0.39784	(0.83570)	(1.82323)	(1.91420)
3.99.02	Earning per Share - Diluted
3.99.02.01	ON	0.39784	(0.83570)	(1.82323)	(1.91420)

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2019 – BRF S.A.

Parent Company FS / Statement of Comprehensive Income

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 04.01.19 to 06.30.19	Accumulated Current Year 01.01.19 to 06.30.19	Previous Quarter 04.01.18 to 06.30.18	Accumulated Previous Year 01.01.18 to 06.30.18
4.01	Income (Loss)	322,825	(678,110)	(1,479,160)	(1,552,821)
4.02	Other Comprehensive Income	33,498	818,524	(475,872)	(459,199)
4.02.01	Gains (Losses) in Foreign Currency Translation Adjustments	(49,293)	659,167	(142,098)	(146,484)
4.02.03	Gains (Losses) on Marketable Securities at FVTOCI	9,663	95,133	(27,326)	(120,097)
4.02.04	Taxes on Unrealized Gains (Losses) on Marketable Securities at FVTOCI	(12,310)	(36,371)	(12,884)	17,236
4.02.05	Unrealized Gains (Losses) on Cash Flow Hedge	122,804	143,477	(447,147)	(327,162)
4.02.06	Taxes on Unrealized Gains (Losses) on Cash Flow Hedge	(41,759)	(48,193)	149,982	110,473
4.02.07	Actuarial Gains on Pension and Post-employment Plans	6,716	9,090	5,456	10,976
4.02.08	Taxes on Realized Gains on Pension Post-employment Plans	(2,323)	(3,779)	(1,855)	(4,141)
4.03	Comprehensive Income (Loss)	356,323	140,414	(1,955,032)	(2,012,020)

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2019 – BRF S.A.

 Parent Company FS / Statement of Cash Flow (Indirect method)

(in thousands of Brazilian Reais)

Account Code	Account Description	Accumulated Current Year 01.01.19 to 06.30.19	Accumulated Previous Year 01.01.18 to 06.30.18
6.01	Operating Activities from Continued Operations	(1,119,685)	168,209
6.01.01	Cash from Operations	1,687,351	509,527
6.01.01.01	Income (Loss) of continuing operations	75,831	(1,602,154)
6.01.01.03	Depreciation and Amortization	635,429	381,714
6.01.01.04	Depreciation and Depletion of Biological Assets	360,936	299,015
6.01.01.05	Result on Disposals of Property, Plant and Equipments	(24,223)	6,996
6.01.01.06	Gains in Tax Lawsuit	(687,371)	-
6.01.01.08	Deferred Income Tax	(128,546)	79,974
6.01.01.09	Provision for Tax, Civil and Labor Risks	508,062	87,946
6.01.01.10	Financial Results, Net	1,029,451	1,475,060
6.01.01.11	Income from Associates and Joint Ventures	(350,038)	(538,757)
6.01.01.12	Provision for Losses in Inventories	83,670	226,796
6.01.01.17	Others	184,150	92,937
6.01.02	Changes in Operating Assets and Liabilities	(2,855,378)	(793,809)
6.01.02.01	Trade Accounts Receivable	(901,666)	1,622,318
6.01.02.02	Inventories	(78,771)	(209,659)
6.01.02.03	Trade Accounts Payable	(195,476)	(401,910)
6.01.02.05	Supply Chain Finance	(299,603)	100,824
6.01.02.06	Payment of Tax, Civil and Labor Risks Provisions	(173,762)	(155,496)
6.01.02.07	Others Operating Assets and Liabilities	(722,700)	(1,474,364)
6.01.02.08	Investment in Securities at FVTPL	(89,046)	-
6.01.02.09	Redemption of Securities at FVTPL	19,866	13,428
6.01.02.13	Payment of Interest	(486,667)	(357,912)
6.01.02.15	Interest on Shareholders' Equity Received	8,247	10,912
6.01.02.16	Biological assets - Current	(30,054)	(11,915)
6.01.02.17	Interest received	94,254	69,965
6.01.03	Other	48,342	452,491
6.01.03.01	Net Cash Provided by Operating Activities from Discontinued Operations	48,342	452,491
6.02	Net Cash provided by (used in) Investing Activities	20,547	(735,624)
6.02.02	Redemptions of Securities at Amortized Cost	89,046	-
6.02.04	Redemptions of Securities at FVTOCI	100,547	140,886
6.02.05	Redemptions (Investments) in Restricted Cash	9,834	(379,284)
6.02.06	Additions to Property, Plant and Equipment	(162,159)	(238,072)
6.02.07	Receivable from Disposals of Property, Plant and Equipment and Investment	379,256	38,109
6.02.09	Additions to Intangible	(43,071)	(12,790)
6.02.10	Additions to Biological Assets - Non-current	(353,318)	(283,884)
6.02.11	Sale (aquisition) of Participation in Joint Ventures and Associated Entities	1,971	(589)
6.02.17	Advance for Future Capital Increase	(1,559)
6.03	Net Cash Used in Financing Activities	(965,499)	619,491
6.03.01	Proceeds from Debt Issuance	1,668,093	2,024,824
6.03.02	Payment of Debt	(2,395,287)	(1,357,605)
6.03.11	Lease	(238,305)	(47,728)
6.04	Exchange Rate Variation on Cash and Cash Equivalents	8,903	2,411
6.05	Increase (Decrease) in Cash and Cash Equivalents	(2,055,734)	54,487
6.05.01	At the Beginning of the Period	3,826,698	3,584,701
6.05.02	At the End of the Period	1,770,964	3,639,188

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2019 – BRF S.A.

Parent Company FS / Statement of Changes in Shareholders’ Equity for the Period from 01/01/2019 to 06/30/2019

(in thousands of Brazilian Reais)

Account Code	Account Description	Paid-in Capital	Capital Reserves, Granted Options and Treasury Shares	Profit Reserves	Retained Earnings	Other Comprehensive Income	Shareholders' Equity
5.01	Balance at January 1, 2019	12,460,471	58,678	-	(4,279,003)	(1,275,519)	6,964,627
5.03	Opening Balance Adjusted	12,460,471	58,678	-	(4,279,003)	(1,275,519)	6,964,627
5.04	Share-based Payments	-	102,024	-	-	-	102,024
5.04.03	Options Granted	-	17,672	-	-	-	17,672
5.04.12	Acquisition of Non-Controlling Entities	-	84,352	-	-	-	84,352
5.05	Total Comprehensive Loss	-	-	-	(701,230)	841,644	140,414
5.05.01	Loss for the Period	-	-	-	(678,110)	-	(678,110)
5.05.02	Other Comprehensive Loss	-	-	-	(23,120)	841,644	818,524
5.05.02.01	Financial Instruments Adjustments	-	-	-	-	143,477	143,477
5.05.02.02	Tax on Financial Instruments Adjustments	-	-	-	-	(48,193)	(48,193)
5.05.02.06	Unrealized Gains on Marketable Securities at FVTOCI	-	-	-	-	118,253	118,253
5.05.02.07	Tax on Unrealized Losses on Marketable Securities at FVTOCI	-	-	-	-	(36,371)	(36,371)
5.05.02.08	Actuarial Gains on Pension and Post-employment Plans	-	-	-	-	5,311	5,311
5.05.02.09	Cumulative Translation Adjustments of Foreign Currency	-	-	-	-	659,167	659,167
5.05.02.10	Realized Loss on Marketable Securities at FVTOCI	-	-	-	(23,120)	-	(23,120)
5.07	Balance at June 30, 2019	12,460,471	160,702	-	(4,980,233)	(433,875)	7,207,065

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2019 – BRF S.A.

Parent Company FS / Statement of Changes in Shareholders’ Equity for the Period from 01/01/2018 to 06/30/2018

(in thousands of Brazilian Reais)

Account Code	Account Description	Paid-in Capital	Capital Reserves, Granted Options and Treasury Shares	Profit Reserves	Retained Earnings	Other Comprehensive Income	Shareholders' Equity
5.01	Balance at January 1, 2018	12,460,471	43,614	101,367	-	(1,405,241)	11,200,211
5.02	Previous Year Adjustment	-	-	-	(15,696)	-	(15,696)
5.02.01	Adoption of IFRS 9	-	-	-	(15,696)	-	(15,696)
5.03	Opening Balance Adjusted	12,460,471	43,614	101,367	(15,696)	(1,405,241)	11,184,515
5.04	Share-based Payments	-	2,803	-	-	-	2,803
5.04.03	Options Granted	-	(1,657)	-	-	-	(1,657)
5.04.05	Treasury Shares Sold	-	4,460	-	-	-	4,460
5.05	Total Comprehensive Loss	-	-	-	(1,616,797)	(395,223)	(2,012,020)
5.05.01	Loss for the Period	-	-	-	(1,552,821)	-	(1,552,821)
5.05.02	Other Comprehensive Loss	-	-	-	(63,976)	(395,223)	(459,199)
5.05.02.01	Financial Instruments Adjustments	-	-	-	-	(327,162)	(327,162)
5.05.02.02	Tax on Financial Instruments Adjustments	-	-	-	-	110,473	110,473
5.05.02.06	Unrealized Losses on Marketable Securities at FVTOCI	-	-	-	-	(56,121)	(56,121)
5.05.02.07	Tax on Unrealized Losses on Marketable Securities at FVTOCI					17,236	17,236
5.05.02.08	Actuarial gains on pension and post-employment plans	-	-	-	-	6,835	6,835
5.05.02.09	Cumulative Translation Adjustments of Foreign Currency	-	-	-	-	(146,484)	(146,484)
5.05.02.10	Realized Loss on Marketable Securities at FVTOCI				(63,976)		(63,976)
5.07	Balance at June 30, 2018	12,460,471	46,417	101,367	(1,632,493)	(1,800,464)	9,175,298

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2019 – BRF S.A.

Parent Company FS / Statement of Value Added

(in thousands of Brazilian Reais)

Account Code	Account Description	Accumulated Current Year 01.01.19 to 06.30.19	Accumulated Previous Year 01.01.18 to 06.30.18
7.01	Revenues	15,401,404	13,061,771
7.01.01	Sales of Goods, Products and Services	14,960,053	12,956,772
7.01.02	Other Income	277,842	(73,258)
7.01.03	Revenue Related to Construction of Own Assets	155,251	227,050
7.01.04	Allowance for Doubtful Accounts	8,258	(48,793)
7.02	Raw Material Acquired from Third Parties	(9,701,424)	(9,506,042)
7.02.01	Costs of Products and Goods Sold	(8,278,794)	(8,237,308)
7.02.02	Materials, Energy, Third Parties Services and Other	(1,443,640)	(1,179,988)
7.02.03	Reversal (Provision) for Inventories Losses	21,010	(88,746)
7.03	Gross Added Value	5,699,980	3,555,729
7.04	Retentions	(996,365)	(680,729)
7.04.01	Depreciation, Amortization and Exhaustion	(996,365)	(680,729)
7.05	Net Added Value	4,703,615	2,875,000
7.06	Received from Third Parties	978,124	1,089,174
7.06.01	Income from Associates and Joint Ventures	350,038	538,757
7.06.02	Financial Income	628,729	548,864
7.06.03	Other	(643)	1,553
7.07	Added Value to be Distributed	5,681,739	3,964,174
7.08	Distribution of Added Value	5,681,739	3,964,174
7.08.01	Payroll	2,294,875	1,770,590
7.08.01.01	Salaries	1,718,794	1,292,038
7.08.01.02	Benefits	461,296	379,206
7.08.01.03	Government Severance Indemnity Fund for Employees Guarantee Fund for Length of Service - FGTS	114,785	99,346
7.08.02	Taxes, Fees and Contributions	1,582,357	1,673,033
7.08.02.01	Federal	603,475	761,857
7.08.02.02	State	959,009	896,046
7.08.02.03	Municipal	19,873	15,130
7.08.03	Capital Remuneration from Third Parties	1,728,676	2,122,705
7.08.03.01	Interests	1,668,723	2,032,405
7.08.03.02	Rents	59,953	90,300
7.08.04	Interest on Own Capital	75,831	(1,602,154)
7.08.04.03	Income (Loss) of the Period	75,831	(1,602,154)

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2019 – BRF S.A.

Consolidated FS / Statement of financial position - Assets

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 06.30.19	Previous Year 12.31.18
1	Total Assets	42,161,180	42,382,377
1.01	Current Assets	16,572,096	19,030,900
1.01.01	Cash and Cash Equivalents	5,236,091	4,869,562
1.01.02	Marketable Securities	585,060	507,035
1.01.02.01	Measured at Fair Value through Profit and Loss	389,247	295,699
1.01.02.01.01	Held for Trading	389,247	295,699
1.01.02.02	Financial Instruments Evaluted at Fair Value through Other Comprehensive Income	17,753	24,312
1.01.02.02.02	Available for Sale	17,753	24,312
1.01.02.03	Evaluated at Amortized Cost	178,060	187,024
1.01.02.03.01	Held to Maturity	178,060	187,024
1.01.03	Trade Accounts Receivable	2,564,576	2,720,041
1.01.03.01	Trade Accounts Receivable	2,460,769	2,604,928
1.01.03.02	Other Receivables	103,807	115,113
1.01.04	Inventories	4,035,048	3,877,294
1.01.05	Biological Assets	1,556,471	1,513,133
1.01.06	Recoverable Taxes	1,067,012	1,066,872
1.01.06.01	Current Recoverable Taxes	1,067,012	1,066,872
1.01.06.01.01	Income and social contribution tax (IR/CS)	436,540	506,483
1.01.06.01.03	Recoverable Taxes	656,344	583,551
1.01.06.01.04	Provision for losses	(25,872)	(23,162)
1.01.08	Other Current Assets	1,527,838	4,476,963
1.01.08.02	Assets of Discontinued Operations	120,701	3,326,305
1.01.08.02.01	Assets Held for Sale	120,701	169,798
1.01.08.02.02	Assets of Discontinued Operations	-	3,156,507
1.01.08.03	Other	1,407,137	1,150,658
1.01.08.03.01	Interest on Shareholders' Equity Receivable	-	7,304
1.01.08.03.02	Derivative Financial Instruments	156,289	182,339
1.01.08.03.06	Restricted Cash	594,438	277,321
1.01.08.03.10	Other	656,410	683,694
1.02	Non-current Assets	25,589,084	23,351,477
1.02.01	Non-current Assets	8,171,836	7,549,076
1.02.01.01	Financial Instruments Evaluated at Fair Value through Profit and Loss	141,931	146,254
1.02.01.01.01	Measured at Fair Value through Profit and Loss	141,931	146,254
1.02.01.02	Financial Instruments Evaluted at Fair Value through Other Comprehensive Income	59,086	144,371
1.02.01.02.01	Held to Maturity	59,086	144,371
1.02.01.04	Trade Accounts Receivable	81,945	96,922
1.02.01.04.01	Trade Accounts Receivable	7,729	7,963
1.02.01.04.02	Other Receivables	74,216	88,959
1.02.01.06	Biological Assets	1,066,043	1,061,314
1.02.01.07	Deferred Taxes	1,697,407	1,519,652
1.02.01.07.01	Deferred Income Tax and Social Contribution	1,697,407	1,519,652
1.02.01.10	Other Non-current Assets	5,125,424	4,580,563
1.02.01.10.03	Judicial Deposits	746,900	669,098
1.02.01.10.04	Income and social contribution tax (IR/CS)	16,938	16,275
1.02.01.10.05	Provision for losses from Income and social contribution tax (IR/CS)	(9,029)	(9,029)
1.02.01.10.06	Recoverable Taxes	4,195,479	3,295,310
1.02.01.10.07	Provision for losses	(146,342)	(152,763)
1.02.01.10.09	Restricted Cash	226,115	584,300
1.02.01.10.10	Other	95,363	177,372
1.02.02	Investments	9,781	86,005
1.02.02.01	Investments	2,820	78,719
1.02.02.01.01	Equity in Associates	2,229	77,605
1.02.02.01.05	Other	591	1,114
1.02.02.02	Investments Property	6,961	7,286
1.02.02.02.01	Investments Property	6,961	7,286
1.02.03	Property, Plant and Equipment, Net	12,456,302	10,696,998
1.02.03.01	Property, Plant and Equipment in Operation	9,875,077	10,080,724
1.02.03.02	Right of Use in Progress	2,272,016	206,578
1.02.03.03	Property, Plant and Equipment in Progress	309,209	409,696
1.02.04	Intangible	4,951,165	5,019,398
1.02.04.01	Intangible	4,951,165	5,019,398
1.02.04.01.02	Software	218,425	205,148
1.02.04.01.03	Trademarks	1,318,287	1,336,162
1.02.04.01.04	Goodwill	2,669,281	2,694,965
1.02.04.01.05	Software Leased	32,553	10,938
1.02.04.01.08	Other	712,619	772,185

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2019 – BRF S.A.

Consolidated FS / Statement of financial position - Liabilities

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 06.30.19	Previous Year 12.31.18
2	Total Liabilities	42,161,180	42,382,377
2.01	Current Liabilities	14,469,911	14,488,640
2.01.01	Social and Labor Obligations	233,555	248,567
2.01.01.01	Social Obligations	89,115	100,586
2.01.01.02	Labor Obligations	144,440	147,981
2.01.02	Trade Accounts Payable	6,460,937	6,438,217
2.01.02.01	Domestic Suppliers	5,201,110	5,188,331
2.01.02.01.01	Domestic Suppliers	4,360,484	4,397,284
2.01.02.01.02	Supply Chain Finance	451,118	715,335
2.01.02.01.03	Leasing Liability	389,508	75,712
2.01.02.02	Foreign Suppliers	1,259,827	1,249,886
2.01.02.02.01	Foreign Suppliers	1,045,281	1,079,438
2.01.02.02.02	Supply Chain Finance	135,062	170,448
2.01.02.02.03	Leasing Liability	79,484	-
2.01.03	Tax Obligations	435,868	402,971
2.01.03.01	Federal Tax Obligations	185,160	146,893
2.01.03.01.01	Income and Social Contribution Payable	124,704	74,392
2.01.03.01.02	Other Federal	60,456	72,501
2.01.03.02	State Tax Obligations	248,122	253,093
2.01.03.03	Municipal Tax Obligations	2,586	2,985
2.01.04	Short Term Debts	4,761,008	4,547,389
2.01.04.01	Short Term Debts	4,760,745	4,547,389
2.01.04.01.01	Local Currency	3,768,626	3,077,080
2.01.04.01.02	Foreign Currency	992,119	1,470,309
2.01.04.02	Debentures	263	-
2.01.05	Other Obligations	735,939	823,206
2.01.05.02	Other	735,939	823,206
2.01.05.02.01	Dividends and Interest on Shareholders' Equity Payable	441	6,247
2.01.05.02.04	Derivative Financial Instruments	117,753	235,035
2.01.05.02.05	Management and Employees Profit Sharing	90,420	63,653
2.01.05.02.08	Other Obligations	527,325	518,271
2.01.06	Provisions	1,842,604	896,761
2.01.06.01	Tax, Social Security, Labor and Civil Risk Provisions	1,317,604	495,584
2.01.06.01.01	Tax Risk Provisions	780,114	88,884
2.01.06.01.02	Social Security and Labor Risk Provisions	327,684	308,845
2.01.06.01.04	Civil Risk Provisions	209,806	97,855
2.01.06.02	Other Provisons	525,000	401,177
2.01.06.02.04	Vacations & Christmas Bonuses Provisions	430,313	306,449
2.01.06.02.05	Employee Benefits Provisions	94,687	94,728
2.01.07	Liabilities of Discontinued Operations	-	1,131,529
2.01.07.01	Liabilities of Discontinued Operations	-	1,131,529
2.02	Non-current Liabilities	20,246,383	20,361,960
2.02.01	Long-term Debt	16,020,031	17,618,055
2.02.01.01	Long-term Debt	15,274,899	17,618,055
2.02.01.01.01	Local Currency	5,763,467	7,550,060
2.02.01.01.02	Foreign Currency	9,511,432	10,067,995
2.02.01.02	Debentures	745,132	-
2.02.02	Other Obligations	2,951,880	1,450,041
2.02.02.02	Other	2,951,880	1,450,041
2.02.02.02.06	Suppliers	12,028	12,803
2.02.02.02.07	Leasing Liability	1,912,682	167,041
2.02.02.02.08	Other Obligations	1,027,170	1,270,197
2.02.03	Deferred Taxes	86,561	65,774
2.02.03.01	Deferred Income Tax and Social Contribution	86,561	65,774

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2019 – BRF S.A.

Consolidated FS / Statement of financial position - Liabilities

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 06.30.19	Previous Year 12.31.18
2.02.04	Provisions	1,187,911	1,228,090
2.02.04.01	Tax, Social Security, Labor and Civil Risk Provisions	787,196	854,667
2.02.04.01.01	Provisions for Tax Contingencies	206,828	141,265
2.02.04.01.02	Social Security and Labor Risk Provisions	158,156	159,668
2.02.04.01.04	Provisions for Civil Contingencies	85,987	184,103
2.02.04.01.05	Contingent Liabilities	336,225	369,631
2.02.04.02	Other Provisons	400,715	373,423
2.02.04.02.04	Employee Benefits Plans	400,715	373,423
2.03	Shareholders' Equity	7,444,886	7,531,777
2.03.01	Paid-in Capital	12,460,471	12,460,471
2.03.01.01	Paid-in Capital	12,553,418	12,553,418
2.03.01.02	Cost of Shares Issuance	(92,947)	(92,947)
2.03.02	Capital Reserves	160,702	58,678
2.03.02.01	Goodwill on the Shares Issuance	166,192	166,192
2.03.02.04	Granted Options	273,997	262,306
2.03.02.05	Treasury Shares	(50,695)	(56,676)
2.03.02.07	Gain on Disposal of Shares	(73,094)	(73,094)
2.03.02.08	Goodwill on Acquisition of Non-Controlling Interests	(40,534)	(40,534)
2.03.02.09	Acquisition of Non-Controlling Interests	(114,944)	(199,296)
2.03.02.10	Gain/Loss on Change of Controlling Entities	(220)	(220)
2.03.05	Accumulated Earnings (Losses)	(4,980,233)	(4,279,003)
2.03.08	Other Comprehensive Loss	(433,875)	(1,275,519)
2.03.08.01	Derivative Financial Intruments	(300,881)	(396,165)
2.03.08.02	Financial Instruments (FVTOCI)	(16,569)	(98,451)
2.03.08.03	Cumulative Translation Adjustments of Foreign Currency	(93,648)	(752,815)
2.03.08.04	Actuarial Gain (Losses)	(22,777)	(28,088)
2.03.09	Non-controlling Interest	237,821	567,150

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2019 – BRF S.A.

Consolidated FS / Statement of Income

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 04.01.19 to 06.30.19	Accumulated Current Year 01.01.19 to 06.30.19	Previous Quarter 04.01.18 to 06.30.18	Accumulated Previous Year 01.01.18 to 06.30.18
3.01	Net Sales	8,338,009	15,697,259	7,066,675	14,097,373
3.02	Cost of Goods Sold	(6,246,360)	(12,088,540)	(6,471,652)	(12,123,619)
3.03	Gross Profit	2,091,649	3,608,719	595,023	1,973,754
3.04	Operating (Expenses) Income	(1,161,608)	(2,520,480)	(1,323,068)	(2,442,529)
3.04.01	Selling	(1,256,777)	(2,392,072)	(1,124,887)	(2,138,524)
3.04.02	General and Administrative	(136,157)	(277,386)	(125,463)	(234,248)
3.04.03	Impairment Loss on Trade and Other Receivables	1,709	(3,798)	(11,287)	(25,624)
3.04.04	Other Operating Income	727,280	762,741	43,297	113,610
3.04.05	Other Operating Expenses	(496,803)	(608,940)	(108,075)	(166,606)
3.04.06	Income from Associates and Joint Ventures	(860)	(1,025)	3,347	8,863
3.05	Income (Loss) Before Financial and Tax Results	930,041	1,088,239	(728,045)	(468,775)
3.06	Financial Results	(619,322)	(1,067,587)	(755,598)	(1,242,017)
3.06.01	Financial Income	668,911	705,805	998,398	938,004
3.06.02	Financial Expenses	(1,288,233)	(1,773,392)	(1,753,996)	(2,180,021)
3.07	Income (Loss) Before Taxes	310,719	20,652	(1,483,643)	(1,710,792)
3.08	Income and Social Contribution	(119,696)	57,093	48,840	143,133
3.08.01	Current	(62,738)	(86,838)	(43,658)	(65,294)
3.08.02	Deferred	(56,958)	143,931	92,498	208,427
3.09	Income (Loss) from Continued Operations	191,023	77,745	(1,434,803)	(1,567,659)
3.10	Net Income/Loss from Discontinued Operations	133,931	(765,122)	(31,468)	39,205
3.11	Income/Loss	324,954	(687,377)	(1,466,271)	(1,528,454)
3.11.01	Attributable to: Controlling Shareholders	322,825	(678,110)	(1,479,160)	(1,552,821)
3.11.02	Attributable to: Non-controlling Interest	2,129	(9,267)	12,889	24,367
3.99	Earnings per Share - (Brazilian Reais/Share)
3.99.01	Earnings per Share - Basic				-
3.99.01.01	ON	0.39784	(0.83570)	(1.82323)	(1.91420)
3.99.02	Earning per Share - Diluted
3.99.02.01	ON	0.39784	(0.83570)	(1.82323)	(1.91420)

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2019 – BRF S.A.

Consolidated FS / Statement of Comprehensive Income

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 04.01.19 to 06.30.19	Accumulated Current Year 01.01.19 to 06.30.19	Previous Quarter 04.01.18 to 06.30.18	Accumulated Previous Year 01.01.18 to 06.30.18
4.01	Income (Loss)	324,954	(687,377)	(1,466,271)	(1,528,454)
4.02	Other Comprehensive Income	2,142	776,838	(427,598)	(398,345)
4.02.01	Gains (Losses) in Foreign Currency Translation Adjustments	(80,629)	617,836	(93,824)	(85,630)
4.02.03	Gains (Losses) on Marketable Securities at FVTOCI	9,663	95,133	(27,326)	(120,097)
4.02.04	Taxes on Unrealized Gains (Losses) on Marketable Securities at FVTOCI	(12,310)	(36,371)	(12,884)	17,236
4.02.05	Unrealized Gains (Losses) on Cash Flow Hedge	122,804	143,477	(447,147)	(327,162)
4.02.06	Taxes on Unrealized Gains (Losses) on Cash Flow Hedge	(41,759)	(48,193)	149,982	110,473
4.02.07	Actuarial Gains on Pension and Post-employment Plans	6,691	8,646	5,456	10,976
4.02.08	Taxes on Realized Gains on Pension Post-employment Plans	(2,318)	(3,690)	(1,855)	(4,141)
4.03	Comprehensive Income (Loss)	327,096	89,461	(1,893,869)	(1,926,799)
4.03.01	Attributable to: BRF Shareholders	356,323	140,414	(1,955,032)	(2,012,020)
4.03.02	Attributable to: Non-controlling Interests	(29,227)	(50,953)	61,163	85,221

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2019 – BRF S.A.

Consolidated FS / Statement of Cash Flow (Indirect method)

(in thousands of Brazilian Reais)

Account Code	Account Description	Accumulated Current Year 01.01.19 to 06.30.19	Accumulated Previous Year 01.01.18 to 06.30.18
6.01	Operating Activities from Continued Operations	605,049	327,654
6.01.01	Cash from Operations	2,201,119	805,649
6.01.01.01	Income (Loss) of continuing operations	77,745	(1,567,659)
6.01.01.03	Depreciation and Amortization	745,932	468,359
6.01.01.04	Depreciation and Depletion of Biological Assets	396,053	397,603
6.01.01.05	Result on Disposals of Property, Plant and Equipments	(18,248)	22,731
6.01.01.06	Gains in Tax Lawsuit	(687,371)	-
6.01.01.08	Deferred Income Tax	(143,931)	(208,427)
6.01.01.09	Provision for Tax, Civil and Labor Risks	505,675	102,124
6.01.01.10	Financial Results, Net	1,067,587	1,242,017
6.01.01.11	Income from Associates and Joint Ventures	1,025	(8,863)
6.01.01.12	Provision for Losses in Inventories	89,553	245,935
6.01.01.17	Others	167,099	111,829
6.01.02	Changes in Operating Assets and Liabilities	(1,486,836)	(162,309)
6.01.02.01	Trade Accounts Receivable	348,735	171,421
6.01.02.02	Inventories	(218,889)	(331,494)
6.01.02.03	Trade Accounts Payable	(381,973)	(531,637)
6.01.02.05	Supply Chain Finance	(299,575)	109,531
6.01.02.06	Payment of Tax, Civil and Labor Risks Provisions	(173,762)	(168,049)
6.01.02.07	Others Operating Assets and Liabilities	(206,415)	1,034,547
6.01.02.11	Investment of Measured at FVPL	(92,911)	-
6.01.02.12	Redemption of Measured at FVPL	20,244	13,429
6.01.02.13	Payment of Interest	(557,228)	(548,054)
6.01.02.14	Payment of Income Tax and Social Contribution	(68)	(296)
6.01.02.15	Interest on Shareholders' Equity Received	15,551	10,910
6.01.02.16	Biological assets - Current	(49,177)	(13,943)
6.01.02.17	Interest received	108,632	91,326
6.01.03	Other	(109,234)	(315,686)
6.01.03.01	Net Cash used in Operating Activities from Discontinued Operations	(109,234)	(315,686)
6.02	Net Cash Provided by (used in) Investing Activities	1,178,856	(1,035,024)
6.02.01	Investments in Securities at Amortized Cost	(15,362)	(35,476)
6.02.02	Redemptions of Securities at Amortized Cost	95,638	-
6.02.04	Redemptions of Securities at FVTOCI	131,997	140,886
6.02.05	Redemptions (Investments) in Restricted Cash	30,522	(380,193)
6.02.06	Additions to Property, Plant and Equipment	(178,085)	(299,271)
6.02.07	Receivable from Disposals of Property, Plant and Equipment and Investment	1,789,751	38,109
6.02.09	Additions to Intangible	(43,283)	(13,675)
6.02.10	Additions to Biological Assets - Non-current	(391,839)	(446,107)
6.02.11	Sale (aquisition) of Participation in Joint Ventures and Associated Entities	1,971	(589)
6.02.12	Business Combination, net of cash	(183,672)	-
6.02.16	Net Cash Provided (used in) Investing Activities from Discontinued Operations	(58,782)	(38,708)
6.03	Net Cash used in Financing Activities	(1,615,397)	356,248
6.03.01	Proceeds from Debt Issuance	1,783,550	2,184,803
6.03.02	Payment of Debt	(3,121,428)	(1,964,219)
6.03.10	Net cash provided (used in) by financing activities from discontinued operations	1,567	185,231
6.03.11	Lease	(279,086)	(49,567)
6.04	Exchange Rate Variation on Cash and Cash Equivalents	31,572	88,079
6.05	Increase (Decrease) in Cash and Cash Equivalents	200,080	(263,043)
6.05.01	At the Beginning of the Period	5,036,011	6,010,829
6.05.02	At the End of the Period	5,236,091	5,747,786

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2019 – BRF S.A.

Consolidated FS / Statement of Changes in Shareholders’ Equity for the period from 01/01/2019 to 06/30/2019

(in thousands of Brazilian Reais)

Account Code	Account Description	Paid-in Capital	Capital Reserves, Granted Options and Treasury Shares	Profit Reserves	Retained Earnings	Other Comprehensive Income	Shareholders' Equity	Non-Controlling Interests	Total Shareholders' Equity
5.01	Balance at January 1, 2019	12,460,471	58,678	-	(4,279,003)	(1,275,519)	6,964,627	567,150	7,531,777
5.03	Opening Balance Adjusted	12,460,471	58,678	-	(4,279,003)	(1,275,519)	6,964,627	567,150	7,531,777
5.04	Share-based Payments	-	102,024	-	-	-	102,024	(278,376)	(176,352)
5.04.03	Options Granted	-	17,672	-	-	-	17,672	-	17,672
5.04.06	Dividends						-	(1,552)	(1,552)
5.04.13	Non-Controlling Interests	-	84,352	-	-	-	84,352	(276,824)	(192,472)
5.05	Total Comprehensive Loss	-	-	-	(701,230)	841,644	140,414	(50,953)	89,461
5.05.01	Loss for the Period	-	-	-	(678,110)	-	(678,110)	(9,267)	(687,377)
5.05.02	Other Comprehensive Loss	-	-	-	(23,120)	841,644	818,524	(41,686)	776,838
5.05.02.01	Financial Instruments Adjustments	-	-	-	-	143,477	143,477	-	143,477
5.05.02.02	Tax on Financial Instruments Adjustments	-	-	-	-	(48,193)	(48,193)	-	(48,193)
5.05.02.06	Unrealized Gains on Marketable Securities at FVTOCI	-	-	-	-	118,253	118,253	-	118,253
5.05.02.07	Tax on Unrealized Gains on Marketable Securities at FVTOCI	-	-	-	-	(36,371)	(36,371)	-	(36,371)
5.05.02.08	Actuarial Gains on Pension and Post-employment Plans	-	-	-	-	5,311	5,311	(355)	4,956
5.05.02.09	Cumulative Translation Adjustments of Foreign Currency	-	-	-	-	659,167	659,167	(41,331)	617,836
5.05.02.10	Realized Loss in Available for Sale Marketable Securities	-	-	-	(23,120)	-	(23,120)	-	(23,120)
5.07	Balance at June 30, 2019	12,460,471	160,702	-	(4,980,233)	(433,875)	7,207,065	237,821	7,444,886

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2019 – BRF S.A.

Consolidated FS / Statement of Changes in Shareholders’ Equity for the period from 01/01/2018 to 06/30/2018

(in thousands of Brazilian Reais)

Account Code	Account Description	Paid-in Capital	Capital Reserves, Granted Options and Treasury Shares	Profit Reserves	Retained Earnings	Other Comprehensive Income	Shareholders' Equity	Non-Controlling Interests	Total Shareholders' Equity
5.01	Balance at January 1, 2018	12,460,471	43,614	101,367	-	(1,405,241)	11,200,211	512,571	11,712,782
5.02	Previous Year Adjustment	-	-	-	(15,696)	-	(15,696)	-	(15,696)
5.02.01	Adoption of IFRS 9	-	-	-	(15,696)	-	(15,696)	-	(15,696)
5.03	Opening Balance Adjusted	12,460,471	43,614	101,367	(15,696)	(1,405,241)	11,184,515	512,571	11,697,086
5.04	Share-based Payments	-	2,803	-	-	-	2,803	-	2,803
5.04.03	Options Granted	-	(1,657)	-	-	-	(1,657)	-	(1,657)
5.04.05	Treasury Shares Sold	-	4,460	-	-	-	4,460	-	4,460
5.05	Total Comprehensive Loss	-	-	-	(1,616,797)	(395,223)	(2,012,020)	85,221	(1,926,799)
5.05.01	Loss for the Period	-	-	-	(1,552,821)	-	(1,552,821)	24,367	(1,528,454)
5.05.02	Other Comprehensive Loss	-	-	-	(63,976)	(395,223)	(459,199)	60,854	(398,345)
5.05.02.01	Financial Instruments Adjustments	-	-	-	-	(327,162)	(327,162)	-	(327,162)
5.05.02.02	Tax on Financial Instruments Adjustments	-	-	-	-	110,473	110,473	-	110,473
5.05.02.06	Unrealized Losses on Marketable Securities at FVTOCI	-	-	-	-	(56,121)	(56,121)	-	(56,121)
5.05.02.07	Tax on Unrealized Losses on Marketable Securities at FVTOCI	-	-	-	-	17,236	17,236	-	17,236
5.05.02.08	Actuarial gains on pension and post-employment plans	-	-	-	-	6,835	6,835	-	6,835
5.05.02.09	Cumulative Translation Adjustments of Foreign Currency	-	-	-	-	(146,484)	(146,484)	60,854	(85,630)
5.05.02.10	Realized Loss on Marketable Securities at FVTOCI	-	-	-	(63,976)	-	(63,976)	-	(63,976)
5.07	Balance at June 30, 2018	12,460,471	46,417	101,367	(1,632,493)	(1,800,464)	9,175,298	597,792	9,773,090

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2019 – BRF S.A.

Consolidated FS / Statement of Value Added

(in thousands of Brazilian Reais)

Account Code	Account Description	Accumulated Current Year 01.01.19 to 06.30.19	Accumulated Previous Year 01.01.18 to 06.30.18
7.01	Revenues	17,849,033	15,782,285
7.01.01	Sales of Goods, Products and Services	17,386,060	15,654,346
7.01.02	Other Income	266,806	(93,730)
7.01.03	Revenue Related to Construction of Own Assets	159,210	293,072
7.01.04	(Provision) Reversal for Doubtful Accounts Reversal	36,957	(71,403)
7.02	Raw Material Acquired from Third Parties	(11,121,046)	(11,127,026)
7.02.01	Costs of Products and Goods Sold	(9,344,518)	(9,434,095)
7.02.02	Materials, Energy, Third Parties Services and Other	(1,804,238)	(1,629,413)
7.02.03	Recovery (Loss) of Assets Values	27,710	(63,518)
7.03	Gross Added Value	6,727,987	4,655,259
7.04	Retentions	(1,141,985)	(865,962)
7.04.01	Depreciation, Amortization and Exhaustion	(1,141,985)	(865,962)
7.05	Net Added Value	5,586,002	3,789,297
7.06	Received from Third Parties	704,688	949,490
7.06.01	Equity Pick-Up	(1,025)	8,863
7.06.02	Financial Income	705,805	938,004
7.06.03	Other	(92)	2,623
7.07	Added Value to be Distributed	6,290,690	4,738,787
7.08	Distribution of Added Value	6,290,690	4,738,787
7.08.01	Payroll	2,503,839	2,349,493
7.08.01.01	Salaries	1,890,010	1,770,663
7.08.01.02	Benefits	492,363	460,356
7.08.01.03	Government Severance Indemnity Fund for Employees Guarantee Fund for Length of Service - FGTS	121,466	118,474
7.08.02	Taxes, Fees and Contributions	1,837,334	1,616,194
7.08.02.01	Federal	856,227	723,730
7.08.02.02	State	959,115	872,883
7.08.02.03	Municipal	21,992	19,581
7.08.03	Capital Remuneration from Third Parties	1,871,772	2,340,759
7.08.03.01	Interests	1,783,935	2,188,502
7.08.03.02	Rents	87,837	152,257
7.08.04	Interest on Own Capital	77,745	(1,567,659)
7.08.04.03	Loss of the Period	75,831	(1,602,154)
7.08.04.04	Non-controlling interest	1,914	34,495

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

1.               COMPANY’S OPERATIONS

BRF S.A. (“BRF”) and its subsidiaries (collectively the “Company”) is a multinational Brazilian Company, which owns a comprehensive and diverse portfolio of products and it is one of the world’s largest producers of food. With focus on raising, producing and slaughtering poultry and pork for processing, production and sale of fresh meat, processed products, pasta, frozen vegetables and soybean by-products.

BRF is a corporation, listed on the Novo Mercado of B3 (“Brasil, Bolsa, Balcão”), under the ticker BRFS3, and listed on the New York Stock Exchange (“NYSE”), under the ticker BRFS Its headquarters are located at 475 Jorge Tzachel street, in the City of Itajaí, State of Santa Catarina.

The Company holds as main brands Sadia, Perdigão, Qualy, Chester®, Kidelli, Perdix and Banvit, that are highly recognized, mainly in Brazil, Turkey and Middle Eastern countries.

In continuity with the operational and financial restructuring of the Company, the sale of the operations in Argentina, Europe and Thailand were concluded and as already disclosed in the previous quarter, there was a change in the management structure (note 5). Thus, the numbers of 2018 were restated.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

1.1.         Equity interest

					Accounting method	% equity interest
Entity		Main activity	Country	Participation		06.30.19	12.31.18

BRF Energia S.A.		Commercialization of eletric energy	Brazil	Direct	Consolidated	100.00%	100.00%
BRF GmbH		Holding	Austria	Direct	Consolidated	100.00%	100.00%
BRF Foods LLC		Import and commercialization of products	Russia	Indirect	Consolidated	99.90%	99.90%
BRF France SARL	(l)	Marketing and logistics services	France	Indirect	Consolidated	-	100.00%
BRF Global Company Nigeria Ltd.		Marketing and logistics services	Nigeria	Indirect	Consolidated	99.00%	99.00%
BRF Global Company South Africa Proprietary Ltd.		Import and commercialization of products	South Africa	Indirect	Consolidated	100.00%	100.00%
BRF Global Company Nigeria Ltd.		Marketing and logistics services	Nigeria	Indirect	Consolidated	1.00%	1.00%
BRF Global GmbH	(b)	Holding and trading	Austria	Indirect	Consolidated	100.00%	100.00%
BRF Foods LLC		Import and commercialization of products	Russia	Indirect	Consolidated	0.10%	0.10%
Qualy 5201 B.V.	(b) (l)	Import, commercialization of products and holding	The Netherlands	Indirect	Consolidated	-	100.00%
Xamol Consultores Serviços Ltda.	(l)	Import and commercialization of products	Portugal	Indirect	Consolidated	-	100.00%
SPE Khan GmbH	(j) (l)	Holding and trading	Austria	Indirect	Consolidated	-	-
BRF Japan KK		Marketing and logistics services	Japan	Indirect	Consolidated	100.00%	100.00%
BRF Korea LLC		Marketing and logistics services	Korea	Indirect	Consolidated	100.00%	100.00%
BRF Shanghai Management Consulting Co. Ltd.		Advisory and related services	China	Indirect	Consolidated	100.00%	100.00%
BRF Shanghai Trading Co. Ltd.		Commercialization and distribution of products	China	Indirect	Consolidated	100.00%	100.00%
BRF Singapore PTE Ltd.		Marketing and logistics services	Singapore	Indirect	Consolidated	100.00%	100.00%
BRF Germany GmbH	(l)	Import and commercialization of products	Germany	Indirect	Consolidated	-	100.00%
BRF Holland B.V.	(l)	Import and commercialization of products	The Netherlands	Indirect	Consolidated	-	100.00%
Campo Austral S.A.	(f)	Industrialization and commercialization of products	Argentina	Indirect	Consolidated	-	2.66%
Eclipse Holding Cöoperatief U.A.	(e)	Holding	The Netherlands	Indirect	Consolidated	-	0.01%
BRF B.V.	(l)	Industrialization, import and commercialization of products	The Netherlands	Indirect	Consolidated	-	100.00%
ProudFood Lda		Import and commercialization of products	Angola	Indirect	Consolidated	10.00%	10.00%
BRF Hungary LLC		Import and commercialization of products	Hungary	Indirect	Consolidated	100.00%	100.00%
BRF Iberia Alimentos SL	(l)	Import and commercialization of products	Spain	Indirect	Consolidated	-	100.00%
BRF Invicta Ltd.	(k) (l)	Import, commercialization and distribution of products	England	Indirect	Consolidated	-	69.16%
Invicta Food Products Ltd.	(l)	Import and commercialization of products	England	Indirect	Consolidated	-	100.00%
BRF Wrexham Ltd.	(l)	Industrialization, import and commercialization of products	England	Indirect	Consolidated	-	100.00%
Invicta Food Group Ltd.	(b) (l)	Import, commercialization and distribution of products	England	Indirect	Consolidated	-	100.00%
Invicta Foods Ltd.	(l)	Import, commercialization and distribution of products	England	Indirect	Consolidated	-	100.00%
Invicta Foodservice Ltd.	(l)	Import, commercialization and distribution of products	England	Indirect	Consolidated	-	100.00%
Universal Meats (UK) Ltd.	(b) (l)	Import, Industrialization, commercialization and distribution of products	England	Indirect	Consolidated	-	100.00%
BRF Italia SPA	(l)	Import and commercialization of products	Italy	Indirect	Consolidated	-	67.00%
Compañía Paraguaya Comercial S.A.	(a)	Import and commercialization of products	Paraguay	Indirect	Consolidated	99.00%	99.00%
Campo Austral S.A.	(i)	Industrialization and commercialization of products	Argentina	Indirect	Consolidated	-	50.48%
Itega S.A.	(h)	Holding	Argentina	Indirect	Consolidated	-	96.00%
Eclipse Holding Cöoperatief U.A.		Holding	The Netherlands	Indirect	Consolidated	99.99%	99.99%
Buenos Aires Fortune S.A.		Holding	Argentina	Indirect	Consolidated	5.00%	5.00%
Campo Austral S.A.	(f) (i)	Industrialization and commercialization of products	Argentina	Indirect	Consolidated	-	8.44%
Eclipse Latam Holdings		Holding	Spain	Indirect	Consolidated	100.00%	100.00%
Buenos Aires Fortune S.A.		Holding	Argentina	Indirect	Consolidated	95.00%	95.00%
Campo Austral S.A.	(i)	Industrialization and commercialization of products	Argentina	Indirect	Consolidated	-	6.53%
Campo Austral S.A.	(i)	Industrialization and commercialization of products	Argentina	Indirect	Consolidated	-	31.89%
Itega S.A.	(h)	Holding	Argentina	Indirect	Consolidated	-	4.00%
Golden Foods Poultry Limited	(l)	Holding	Thailand	Indirect	Consolidated	-	48.52%
Golden Poultry Siam Limited	(l)	Holding	Thailand	Indirect	Consolidated	-	51.84%
Golden Poultry Siam Limited	(l)	Holding	Thailand	Indirect	Consolidated	-	48.16%
BRF Thailand Limited	(l)	Import, Industrialization, commercialization and distribution of products	Thailand	Indirect	Consolidated	-	100.00%
BRF Feed Thailand Limited	(l)	Import, Industrialization, commercialization and distribution of products	Thailand	Indirect	Consolidated	-	100.00%
Golden Foods Sales (Europe) Limited	(l)	Holding and trading	England	Indirect	Consolidated	-	100.00%
Golden Quality Foods Europe BV	(l)	Import, commercialization and distribution of products	The Netherlands	Indirect	Consolidated	-	100.00%
Golden Quality Foods Netherlands BV	(l)	Import, commercialization and distribution of products	The Netherlands	Indirect	Consolidated	-	100.00%
Golden Foods Siam Europe Limited	(b) (l)	Import, commercialization and distribution of products	England	Indirect	Consolidated	-	100.00%
Golden Quality Poultry (UK) Ltd	(l)	Import, commercialization and distribution of products	England	Indirect	Consolidated	-	100.00%
Perdigão Europe Lda.		Import and export of products	Portugal	Indirect	Consolidated	100.00%	100.00%
Perdigão International Ltd.		Import and export of products	Cayman Island	Indirect	Consolidated	100.00%	100.00%
BFF International Ltd.		Financial fundraising	Cayman Island	Indirect	Consolidated	100.00%	100.00%
Highline International	(a)	Financial fundraising	Cayman Island	Indirect	Consolidated	100.00%	100.00%
Sadia Overseas Ltd.		Financial fundraising	Cayman Island	Indirect	Consolidated	98.00%	98.00%
ProudFood Lda		Import and commercialization of products	Angola	Indirect	Consolidated	90.00%	90.00%
Sadia Chile S.A.		Import and commercialization of products	Chile	Indirect	Consolidated	40.00%	40.00%
SATS BRF Food PTE Ltd.		Import, industrialization, commercialization and distribution of products	Singapore	Joint venture	Equity pick-up	49.00%	49.00%
BRF Global Namíbia	(a)	Import and commercialization of products	Namibia	Indirect	Consolidated	100.00%	100.00%
Wellax Food Logistics C.P.A.S.U. Lda.		Import and commercialization of products	Portugal	Indirect	Consolidated	100.00%	100.00%
BRF Luxembourg Sarl		Holding	Luxemburgo	Direct	Consolidated	100.00%	100.00%
BRF Austria GmbH		Holding	Austria	Indirect	Consolidated	100.00%	100.00%
One Foods Holdings Ltd		Holding	United Arab Emirates	Indirect	Consolidated	100.00%	100.00%
Al-Wafi Food Products Factory LLC		Industrialization and commercialization of products	United Arab Emirates	Indirect	Consolidated	49.00%	49.00%
Badi Ltd.		Holding	United Arab Emirates	Indirect	Consolidated	100.00%	100.00%
Al-Wafi Al-Takamol International for Foods Products		Import and commercialization of products	Saudi Arabia	Indirect	Consolidated	75.00%	75.00%
BRF Al Yasra Food K.S.C.C. ("BRF AFC")		Import, commercialization and distribution of products	Kuwait	Indirect	Consolidated	49.00%	49.00%
BRF Foods GmbH		Industrialization, import and commercialization of products	Austria	Indirect	Consolidated	100.00%	100.00%
Al Khan Foodstuff LLC ("AKF")		Import, commercialization and distribution of products	Oman	Indirect	Consolidated	70.00%	70.00%
FFM Further Processing Sdn. Bhd.		Industrialization, import and commercialization of products	Malaysia	Indirect	Consolidated	70.00%	70.00%
FFQ GmbH		Industrialization, import and commercialization of products	Austria	Indirect	Consolidated	100.00%	100.00%
TBQ Foods GmbH		Holding	Austria	Indirect	Consolidated	60.00%	60.00%
Banvit Bandirma Vitaminli		Industrialization and commercialization of products	Turkey	Indirect	Consolidated	91.71%	91.71%
Banvit Enerji ve Elektrik Üretim Ltd. Sti.		Commercialization of eletric energy	Turkey	Indirect	Consolidated	100.00%	100.00%
Banvit Foods SRL		Industrialization of grains and animal feed	Romania	Indirect	Consolidated	0.01%	0.01%
Nutrinvestments BV		Holding	The Netherlands	Indirect	Consolidated	100.00%	100.00%
Banvit ME FZE		Marketing and logistics services	United Arab Emirates	Indirect	Consolidated	100.00%	100.00%
Banvit Foods SRL		Industrialization of grains and animal feed	Romania	Indirect	Consolidated	99.99%	99.99%
One Foods Malaysia SDN. BHD.		Marketing and logistics services	Malaysia	Indireta	Consolidated	100.00%	100.00%
Federal Foods LLC		Import, commercialization and distribution of products	United Arab Emirates	Indirect	Consolidated	49.00%	49.00%
Federal Foods Qatar		Import, commercialization and distribution of products	Qatar	Indirect	Consolidated	49.00%	49.00%
BRF Hong Kong LLC		Import, commercialization and distribution of products	Hong Kong	Indirect	Consolidated	100.00%	100.00%

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

Eclipse Holding Cöoperatief U.A.	(e)	Holding	The Netherlands	Indirect	Consolidated	0.01%	-
Establecimiento Levino Zaccardi y Cia. S.A.	(a)	Industrialization and commercialization of dairy products	Argentina	Direct	Consolidated	99.94%	99.94%
BRF Pet S.A.		Industrialization, commercialization and distribution of feed and nutrients for animals	Brazil	Direct	Consolidated	100.00%	100.00%
PP-BIO Administração de bem próprio S.A.		Management of assets	Brazil	Affiliate	Equity pick-up	33.33%	66.66%
PSA Laboratório Veterinário Ltda.		Veterinary activities	Brazil	Direct	Consolidated	99.99%	99.99%
Sino dos Alpes Alimentos Ltda.	(a)	Industrialization and commercialization of products	Brazil	Indirect	Consolidated	99.99%	99.99%
Quickfood S.A.	(c)	Industrialization and commercialization of products	Argentina	Direct	Consolidated	-	91.21%
Sadia Alimentos S.A.		Holding	Argentina	Direct	Consolidated	43.10%	43.10%
Avex S.A.	(d) (g)	Industrialization and commercialization of products	Argentina	Indirect	Consolidated	-	33.98%
Sadia International Ltd.		Import and commercialization of products	Cayman Island	Direct	Consolidated	100.00%	100.00%
Sadia Chile S.A.		Import and commercialization of products	Chile	Indirect	Consolidated	60.00%	60.00%
Sadia Uruguay S.A.		Import and commercialization of products	Uruguay	Indirect	Consolidated	5.10%	5.10%
Avex S.A.	(d) (g)	Industrialization and commercialization of products	Argentina	Indirect	Consolidated	-	66.02%
Compañía Paraguaya Comercial S.A.	(a)	Import and commercialization of products	Paraguay	Indirect	Consolidated	1.00%	1.00%
Sadia Alimentos S.A.		Holding	Argentina	Indirect	Consolidated	56.90%	56.90%
Sadia Overseas Ltd.		Financial fundraising	Cayman Island	Direct	Consolidated	2.00%	2.00%
Sadia Uruguay S.A.		Import and commercialization of products	Uruguay	Direct	Consolidated	94.90%	94.90%
UP Alimentos Ltda.		Industrialization and commercialization of products	Brazil	Affiliate	Equity pick-up	50.00%	50.00%
Vip S.A. Empreendimentos e Participações Imobiliárias		Commercialization of owned real state	Brazil	Direct	Consolidated	100.00%	100.00%
Establecimiento Levino Zaccardi y Cia. S.A.	(a)	Industrialization and commercialization of dairy products	Argentina	Indirect	Consolidated	0.06%	0.06%
PSA Laboratório Veterinário Ltda.		Veterinary activities	Brazil	Indirect	Consolidated	0.01%	0.01%
Sino dos Alpes Alimentos Ltda.	(a)	Industrialization and commercialization of products	Brazil	Indirect	Consolidated	0.01%	0.01%

(a)	Dormant subsidiaries. The Company is evaluating the liquidation of these subsidiaries.
(b)

The wholly-owned subsidiary BRF Global GmbH operates as a trading for the International market and owned until June 02, 2019, 62 direct subsidiaries in Madeira Island, Portugal, with an investment of R$4,133 (R$4,913 as of December 31, 2018) and a direct subsidiary in Den Bosch, The Netherlands, denominated Qualy 20 with an investment of R$7,299 (R$7,360 as of December 31, 2018). The wholly-owned subsidiary Qualy 5201 B.V. owns 133 subsidiaries in The Netherlands being the amount of this investment until disposal date of R$19,467 (R$20,725 as of December 31, 2018). The indirect subsidiary Invicta Food Group Ltd. owns 120 direct subsidiaries in Ashford, England, with an investment until disposal date of R$44,837 (R$44,805 as of December 31, 2018). The indirect subsidiary Universal Meats (UK) Ltd owns 99 direct subsidiaries in Ashford, England with an investment until disposal date of R$41,112 (R$45,052 as of December 31, 2018). The indirect subsidiary Golden Foods Siam Europe Ltd (GFE) owns 32 subsidiaries in Ashford, England with an investment until disposal date of R$(157) (R$44 as of December 31, 2018). The purpose of these subsidiaries was to operate in the European market to increase the Company’s share in this market, which is regulated by a system of poultry and turkey meat import quotas.

On March 15, 2019, mergers were realized in the direct subsidiaries of BRF Global GmbH in Madeira Island, and the 101 existing subsidiaries were merged into 62 companies. On the same date, mergers were realized in the Qualy 5201 B.V. subsidiaries in Den Bosch, and the 212 existing subsidiaries were merged into 133 companies.

(c)	On January 02, 2019, the Company sold its equity stake in Quickfood S.A.
(d)	On January 03, 2019, Sadia Alimentos S.A. sold all held shares of Avex S.A. to BRF S.A. and Sadia Uruguay sold 61.02% of Avex S.A. to BRF S.A., holding a 5% interest.
(e)	On January 14, 2019, BRF Holland B.V. sold its participation in Eclipse Holding Cöoperatief U.A. to BRF S.A.
(f)	On January 14, 2019, BRF Holland B.V sold its participation in Campo Austral S.A. to Eclipse Holding Cöoperatief U.A.
(g)	On February 04, 2019, BRF S.A. and Sadia Uruguay S.A. sold their equity stake in Avex S.A.
(h)	On March 11, 2019, Eclipse Latam Holdings sold its equity stake in Itega S.A.
(i)	On March 11, 2019, BRF GmbH, Eclipse Latam Holdings, Eclipse Holding Cöoperatief U.A. and Buenos Aires Fortune S.A. sold all their equity stake in Campo Austral S.A.
(j)	On April 1st, 2019, SPE Khan Gmbh was incorporated with the purpose of contributing the assets and liabilities from BRF Global GMBH to be later sold to Tyson International Holding Co.
(k)

On May 31, 2019, BRF Gmbh acquired the minority stake in BRF Invicta Ltd. by GBP 43,716 (equivalent to R$217,393). The goodwill arising from this transaction was recorded as capital reserve, in the amount of GBP 19,974 (equivalent to R$99,327).

(l)	On June 03, 2019, the companies were sold to Tyson International Holding Co. as part of Europe and Thailand operations (note 12).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

1.2.         Investigations involving BRF

The Company has been subject to two external investigations, denominated “Carne Fraca Operation” in 2017 and “Trapaça Operation” in 2018, as detailed below. The Company’s Audit and Integrity Committee is conducting independent investigations, along with the Independent Investigation Committee, composed of external members and with external legal advisors in Brazil and abroad with respect to the allegations involving BRF employees and former employees in the scope of the aforementioned operations and other ongoing investigations.

For the period ended on June 30, 2019, the main impacts observed as result of the referred operations were recorded in other operating expenses in the amount of R$42,320 (R$43,737 on June 30, 2018) and for three months ended on June 30, 2019, the referred impacts amounted R$31,207 (R$30,918 on three months ended June 30, 2018) mostly related to expenditures with lawyers, legal advisors and consultants.

The independent investigations create, in addition to the impacts already recorded, uncertainties about the outcome of these operations which may result in penalties, fines and normative sanctions, right restrictions and other forms of liabilities, for which the Company is not able to make a reliable estimate of the potential losses.

The outcomes may result in payments of substantial amounts, which may cause a material adverse effect on the Company´s financial position, results and cash flows in the future.

1.2.1.   Carne Fraca Operation

On March 17, 2017, BRF became aware of a decision issued by a judge of the 14th Federal Court of Curitiba - Paraná, authorizing the search and seizure of information and documents, and the detention of certain individuals in the context of the Carne Fraca Operation. Two BRF employees were detained (subsequently released) and three were identified for questioning.

In April 2017, the Brazilian Federal Police and the Brazilian federal prosecutors filed charges against BRF employees, which were accepted by the judge responsible for the process, and its main allegations in this phase involve misconduct related to improper offers and/or promises to government inspectors.

On June 04, 2018, the Company was informed about the establishment of a responsibility administrative process (“PAR”) by the Office of the Comptroller General (“CGU”), under the Law Nº 12,846/2013 (“Anti-corruption Law”), which aims to verify eventual administrative responsibilities related to the facts object of the criminal lawsuit Nº 5016879-04.2017.4.04.7000, (“Criminal Lawsuit”) in progress under the 14th Federal Court of the subsection of Curitiba/PR, as a consequence of the Carne Fraca Operation.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

BRF has informed certain regulators and governmental entities, including the U.S. Securities and Exchange Commission and the U.S. Department of Justice about the Carne Fraca Operation and is cooperating with the authorities.

On September 28, 2018, the sentence of the Criminal Lawsuit in first instance was published, discharging one of the BRF employees and convicting the other one for six months of detention with the possibility of substitution for a right-restricting penalty. The Brazilian federal prosecutors presented appeal to the first instance decision. The appeal is being analyzed by the Federal Regional Court of the 4th region.

1.2.2.   Trapaça Operation

On March 5, 2018, the Company learned of a decision issued by a judge of the 1st Federal Court of Ponta Grossa/PR, authorizing the search and seizure of information and documents due to allegations involving misconduct relating to quality violations, improper use of feed components and falsification of tests at certain BRF manufacturing plants and accredited labs. Such operation was denominated as Trapaça Operation. Still on March 5, 2018, BRF received notice from the Ministry of Agriculture, Livestock and Food Supply (“MAPA”) immediately suspending exports from its Rio Verde/GO, Carambeí/PR and Mineiros/GO plants to 12 countries that require specific sanitary requirements for the control of the bacteria group Salmonella spp and Salmonella pullorum.

On May 14, 2018, the Company received the formal notice that 12 plants located in Brazil were removed from the list that permits imports of animal origin products by the European Union’s countries. The measure came into force as of May 16, 2018 and affects only the plants located in Brazil and which have export licenses to the European Union, not affecting the supply to other markets or other BRF plants located outside Brazil and that export to the European market.

On October 15, 2018, the Federal Police Department submitted to the 1st Federal Criminal Court of the Judicial Branch of Ponta Grossa – PR the final report of its investigation in connection to the Trapaça Operation. The police inquiry indicted 43 people, including former key executives of the Company.

1.2.3.   Governance enhancement

The Company, in the light of the facts related to the investigations of the authorities collaborates to the complete clarification of the facts. In this sense, the Company has decided to move away, independently of the results of the investigations, all employees mentioned in the Federal Police’s final report of the Trapaça Operation until all facts are fully clarified.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

BRF interacts in a wide and transparent way with the authorities, with the objective of collaborating with the full elucidation of the facts. Simultaneously, it will proceed with the internal investigations led by the Independent Investigation Committee and by the Audit and Integrity Committee to clarify all the facts identified or that may be identified in the future.

The Company believes that this cooperation process with the authorities strengthens and consolidates its governance through ongoing actions to ensure the highest levels of safety standards, integrity and quality, as well as greater autonomy to its Compliance Department.

Among the actions implemented, are: (i) strengthening in the risk management, specially compliance, (ii) strengthening of the  Compliance, Internal Audit and Internal Controls departments, (iii) issuance of new policies and procedures specifically related to the anticorruption law, (iv) reputational verification of business partners, (v) revision of the process of internal investigation, (vi) expansion of the independent reporting channel, (vii) review of transactional controls, and (viii) new consequence policy for misconduct.

1.3.          U.S. Class Action

On March 12, 2018, a proposed shareholder class action lawsuit was filed against the Company and certain current and former administrators in the U.S. Federal District Court in the city of New York, in name of ADRs’ buyers between April 04, 2013 and March 02, 2018. The class action claims the infringement of United States federal securities laws allegations related, among others, in the Carne Fraca and Trapaça Operations. On July 2, 2018, the referred Court appointed the City of Birmingham Retirement and Relief System as lead plaintiff in the action. On May 10, 2019, the third amendment complaint was filed. On June 24, 2019 all the defendants mentioned until the present date, including the Company, have registered a motion to dismiss. According to the briefing schedule approved by the court, the lead plaintiff must protocol any opposition until August 08, 2019, and any response from the defendants is due on September 09, 2019.

An unfavorable outcome of the class action may have a material impact for the Company. However, since this lawsuit is in its early stages, it is not possible to make a reasonable estimate of eventual losses.

1.4.         Seasonality

In the Brazil operating segment, during the months of November and December of each year, the Company is impacted by seasonality due to Christmas and New Year’s Celebrations, being the best-selling products in this period: turkey, Chester®, ham and pork cuts.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

In the International operating segment, seasonality is due to Ramadan, which is the holy month of the Muslim Calendar. The start of Ramadan depends on the beginning of the moon cycle and therefore can vary each year.

2.               MANAGEMENT’S STATEMENT, BASIS OF PREPARATION AND PRESENTATION OF FINANCIAL STATEMENTS

The parent company’s and consolidated interim financial statements are prepared and presented in accordance with the CPC 21 (R1) Demonstração Intermediária and with the IAS 34 – Interim Financial Reporting, issued by the International Accounting Standards Board (IASB), as well with the standards issued by the Brazilian Securities Exchange Commission (“CVM”).

The parent company’s and consolidated interim financial statements are expressed in thousands of Brazilian Reais (“R$”) and the disclosures of amounts in other currencies, when applicable, were also expressed in thousands, unless otherwise stated.

The preparation of the parent company’s and consolidated financial statements require Management to make judgments, use estimates and adopt assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, as well as the disclosures of contingent liabilities. However, the uncertainty inherent to these judgments, assumptions and estimates could result in material adjustments to the carrying amount of certain assets and liabilities in future periods.

The Company reviews its judgments, estimates and assumptions on a quarterly basis as disclosed in the financial statements for the year ended December 31, 2018 (note 3.26).

The parent company’s and consolidated financial statements were prepared based on the recoverable historical cost, except for the following material items recognized in the statement of financial position:

                     i.        derivative financial instruments and non-derivative financial instruments measured at fair value;

                   ii.        share-based payments and employee benefits measured at fair value;

                  iii.        biological assets measured at fair value; and

                 iv.        assets held for sale in the cases the fair value is lower than historical cost.

The Company’s Management notes that the parent company’s and consolidated financial statements were prepared under the going concern assumption.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

In addition, all the relevant information was disclosed in the explanatory notes, in order to clarify and complement the accounting basis used in the preparation of the financial statements.

3.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The interim financial statements, in this case quarterly financial information, aim to provide updated information based on the last annual financial statements disclosed. Therefore, the quarterly financial information focus on new activities, events and circumstances and do not duplicate the information previously disclosed, except when Management judges that the maintenance of the information is relevant.

The current quarterly financial information was prepared based on the accounting policies and estimates calculation methodologies adopted in the preparation of the annual financial statements for the year ended December 31, 2018 (note 3).

There were no changes on such policies and estimates calculation methodologies, except for those already mentioned in the last quarterly information, related to the adoption of CPC 06 (R2) / IFRS 16, which regulates Leases and ICPC 22 / IFRIC 23, which regulates Uncertainty over Income Tax Treatments, forth below. As allowed by CPC 21 (R1), Management decided not to disclose again the details of the accounting policies adopted by the Company. Hence, the quarterly financial information should be read along with the annual financial statements for the year ended December 31, 2018, in order to allow the users to further understand the Company’s financial conditions and liquidity, as well as its capacity to generate profits and cash flows.

3.1  CPC 06 (R2) / IFRS 16 – Lease

On January 01, 2019, the Company adopted the CPC 06 (R2) / IFRS 16 and chose for the modified retrospective approach without restatement of the comparative information. Therefore, all balances related to the fiscal year ended on December 31, 2018 (note 23.1), are presented according to the assumptions in the accounting policies previously in force CPC 06 (R1) / IAS 17 which ruled that the leasing operations in which the risks and rewards of ownership were substantially transferred to the Company were classified as finance leases. If the significant risks and rewards of ownership were not transferred, lease transactions were classified as operating leases. More details of the former standard may be obtained in the financial statements for the year ended December 31, 2018 (note 3.18).

In the transition process, the Company chose not to use the practical expedient that permits not to reassess if an agreement is or contains a lease. Consequently, the new lease definitions contained in the IFRS 16 were applied to all agreements in force at the transaction date. An agreement is or contains a lease if the agreement transfers the right to control the use of an identified asset for a certain period in exchange for consideration, for which it is necessary to evaluate if:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

•       the agreement involves the use of an identified asset, which can be explicit or implicit, and can be physically distinct or represents substantially all the capacity of a physically distinct asset. If the supplier has the right to substitute the asset, so the asset is not identified;

•       the Company has the right to obtain substantially all the economic benefits of the use of the asset during the agreement period; and

•       the Company has the right to direct the use of the asset. The Company has the right to decide changing how and for which purpose the asset is used, if:

o   has the right to operate the asset, or

o   designed the asset, so that it predetermines how and for which purpose it will be used.

At the commencement date, the Company recognizes a right-of-use asset and a lease liability, that represents the obligation to make payments related to the lease’s underlying asset.

The right-of-use asset is initially measured at cost, which comprises the amount of the initial lease liability, any payments made at or before the commencement date, any initial direct costs incurred and an estimate of the costs for dismantling, removing or restoring the asset, or restoring the site on which it is located, less any incentive received.

The right-of-use asset is subsequently depreciated using the linear method from the commencement date until the end of the right-of-use’s useful life or the lease’s expiration. The renewal and early termination options of the agreements are individually analyzed considering the type of asset as well as its relevance to the Company’ productive process. The estimated useful life of right-of-use asset is determined in the same basis of the Company’s own assets. Additionally, the right-of-use asset is periodically tested for impairment in accordance with CPC 01/IAS 36 and adjusted for remeasurement of the lease liability.

The lease liability is initially measured at the present value of the future lease payments using the incremental borrowing rate.

The lease liability is subsequently measured at amortized cost using the effective interest method. It is remeasured when there are changes (i) in the future payments as a result of a change in an index or rate (ii) in the estimate of the amount expected to be payable under the residual value guarantee or (iii) in the assessment of the exercise of a purchase, extension or termination option.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

When the lease liability is remeasured, the carrying amount of the corresponding right-of-use asset is adjusted. If the carrying amount of the right-of-use asset has already been reduced to zero, then the remaining adjustment is recognized in profit or loss.

As a result of the IFRS 16 adoption, on January 01, 2019 a right-of-use asset and lease liability in the amount of R$2,116,755 was recognized in the parent company R$2,357,151 in the consolidated. Such agreements were disclosed previously as operating leases, according to the financial statements for the year ended December 31, 2018 (note 23.1).

The Company has used the following practical expedients for the transition to the new accounting requirements for leases:

•       not recognizing low-value and short-term right-of-use assets and lease liabilities without purchase option. The payments associated with these agreements are recognized in profit or loss on a linear basis during the agreement period.

•       use of a single discount rate to each portfolio of leases with reasonably similar characteristics. The weighted average incremental borrowing rate, measured at January 01, 2019 applicable to each portfolio of leases was of 7.92% to the parent company and to the consolidated.

Additionally, agreements with indefinite terms were considered ineligible due to the impossibility to determine the enforceable period.

3.2           ICPC 22 / IFRIC 23 Uncertainty over Income Tax Treatments

The interpretation ICPC 22 / IFRIC 23 clarifies how to apply the recognition and measurement requirements in CPC 32 / IAS 12 when there is uncertainty over income tax treatments. In such a circumstance, the Company shall recognize and measure its current or deferred tax asset or liability applying the requirements of CPC 32 / IAS 12 based on taxable profit (tax loss), tax bases, unused tax losses, unused tax credits and tax rates determined applying this interpretation. The interpretation is valid from January 1, 2019.

The Company has analyzed relevant tax decisions of superior courts and whether they conflict anyhow with the positions adopted by the Company. For already known uncertain tax positions, the Company has reviewed corresponding legal opinions and jurisprudence and has not identified any impact that should be disclosed or recorded. The Company has concluded that it is not probable that the tax authorities do not accept the positions adopted.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

3.3. Exchange rates

The exchange rates in Brazilian Reais that are effective at the base date are as follows:

	Exchange rate at the balance sheet date		Average rates
	06.30.19	12.31.18	06.30.19	06.30.18
Thailand Bath (THB)	0.1249	0.1198	0.1217	0.1079
Kwait Dinar (KWD)	12.6434	12.7755	12.6666	11.3936
United Arab Emirates Dirham (AED)	1.0434	1.0550	1.0468	0.9325
Singapore Dollar (SGD)	2.8317	2.8464	2.8290	2.5808
U.S. Dollar (US$ or USD)	3.8322	3.8748	3.8447	3.4247
Vietnamese Dong (VND)	0.0002	0.0002	0.0002	0.0002
Hong Kong dollar (HKD)	0.4907	0.4948	0.4902	0.4369
Euro (€ or EUR)	4.3587	4.4390	4.3429	4.1414
Forint Hungary (HUF)	0.0135	0.0138	0.0136	0.0132
Yen (JPY)	0.0355	0.0353	0.0350	0.0315
Romanian leu (RON)	0.9223	0.9527	0.9162	0.8902
Pound Sterling (£ or GBP)	4.8684	4.9617	4.9736	4.7102
Turkish Lira (TRY)	0.6616	0.7331	0.6844	0.8377
Argentinian Peso ($ or ARS)	0.0904	0.1029	0.0930	0.1599
Chilean Peso (CLP)	0.0057	0.0056	0.0057	0.0056
Uruguayan Peso (UYU)	0.1087	0.1199	0.1138	0.1171
South African Rand (ZAR)	0.2709	0.2699	0.2707	0.2783
Renminbi Yuan China (CNY)	0.5582	0.5636	0.5666	0.5379
Saudi Riyal (SAR)	1.0219	1.0330	1.0252	0.9132
Qatar Riyal (QAR)	1.0476	1.0643	1.0551	0.9408
Omani Riyal (OMR)	9.9589	10.0696	9.9915	8.8974
Ringgit Malaysia (MYR)	0.9279	0.9382	0.9335	0.8702
Russian Rouble (RUB)	0.0607	0.0556	0.0590	0.0576
Won South Korea (KRW)	0.0033	0.0035	0.0034	0.0032

4.              FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

4.1.         Overview

In the ordinary course of business, the Company is exposed to credit, liquidity and market risks, which are actively managed in compliance with the Financial Risk Management Policy (“Risk Policy”) and strategic documents and internal guidelines subject to such policy.

The Risk Policy is under the management of the Board of Executive Officers through the Risk Management Committee and the Financial Risk Management department, with clear and defined roles and responsibilities, as follows:

•       The Board of Directors is responsible for the supervision and approval of the Risk Policy, as well as for defining the acceptable tolerance limits for the Company to the different risks identified on behalf of its shareholders. The current risk policy has been approved and is valid until November 26, 2019;

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

•       The Financial Risk Management Committee, formally set and subordinated to the Executive Board, is in charge of the execution of the Risk Policy, which comprises the supervision of the risk management process, planning and verification of the impacts of the decisions implemented, as well as the evaluation and approval of hedging strategies and monitoring the exposure levels to ensure compliance with the Risk Policy; and

•       The Risk Management Department has the key role in monitoring, evaluating and reporting the financial risks taken by the Company.

The Risk Policy prohibits entering into any leveraged derivative transaction and determines that any individual hedge operation (notional amount) must not exceed 2.5% of the Company’s shareholders’ equity, except if approved by the Board of Directors.

4.2.         Credit risk management

The Company is exposed to credit risk related to the financial assets held: trade and non-trade accounts receivable, marketable securities, derivative instruments and cash and equivalents.

  i.               Accounts receivable credit risk

Credit risk associated with trade accounts receivable is actively managed through specific systems and is supported by internal policies for credit analysis. The significant level of diversification and geographical dispersion of the customer portfolio significantly reduces the risk, however, the Company chooses to complement the risk management by contracting insurance policies for specific markets. The impairment of these financial assets is carried out based on expected credit losses.

ii.               Counterparty credit risk

Credit risk associated with marketable securities, cash and cash equivalents and derivative instruments in general is directed to counterparties with Investment Grade ratings. The maintenance of assets with counterparty risk lower than Investment Grade is constantly assessed according to credit ratings and the Company’s portfolio concentration, aligned with the applicable impairment requisites.

On June 30, 2019, the Company had financial investments over R$100,000 at the following financial institutions: Banco Bradesco, Banco BIC, Banco BTG Pactual, Banco do Brasil, Banco Itaú, Banco Safra, Banco Santander, Citibank, HSBC and J.P. Morgan Chase Bank.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The Company also held derivative contracts with the following financial institutions: Banco Bradesco, Banco Itaú, Banco Votorantim, Bank of America Merrill Lynch, Citibank, ING Bank, Morgan Stanley e Rabobank.

4.3.         Capital management and liquidity risk

The Company is exposed to liquidity risk as far as it needs cash or other financial assets to settle its obligations in the respective terms. The Company’s cash and liquidity strategy takes into consideration historical volatility scenarios of results as well as simulations of sectorial and systemic crisis. It is grounded on allowing resilience in scenarios of capital restriction.

BRF’s ideal capital structure definition is essentially associated with (i) cash strength as tolerance factor to liquidity shocks, contemplating an analysis of minimum cash, (ii) net debt and (iii) maximization of the opportunity cost of capital.

The Company is constantly seeking to diversify sources of financing in order to reduce the concentration of its credit exposure, as well as monitoring the financial and capital markets in search of opportunities to improve its net debt with the objective of optimizing the relation of cost of capital and average amortization term of its liabilities.

As guideline, the gross debt must be concentrated in the long term. On June 30, 2019, the long term consolidated gross debt represented 76.7% (78.7% as of December 31, 2018) of the total gross indebtedness, which has an average term higher than three years.

The Company monitors the net debt and indebtedness as set forth below:

	Consolidated
	06.30.19			12.31.18
	Current	Non-current	Total	Total
Foreign currency debt	(992,119)	(9,511,432)	(10,503,551)	(11,538,304)
Local currency debt	(3,768,889)	(6,508,599)	(10,277,488)	(10,627,140)
Derivative financial liabilities	(117,753)	-	(117,753)	(235,035)
Gross debt	(4,878,761)	(16,020,031)	(20,898,792)	(22,400,479)

Marketable securities and cash and cash equivalents	5,821,151	201,017	6,022,168	5,667,222
Derivative financial assets	156,289	-	156,289	182,339
Restricted cash	594,438	226,115	820,553	861,621
Net debt	1,693,117	(15,592,899)	(13,899,782)	(15,689,297)

The table below summarizes the significant commitments and contractual obligations that may impact the Company’s liquidity:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Parent company
	06.30.19
	Book value	Contractual cash flow	Up to 6 months	2020	2021	2022	2023	2024 onwards
Non derivative financial liabilities
Loans and financing	10,975,694	12,971,665	1,483,321	4,426,149	3,733,796	806,108	1,717,233	805,058
BRF bonds	7,366,441	8,669,635	119,462	298,856	298,856	2,919,585	2,090,465	2,942,411
Trade accounts payable	4,800,881	4,848,211	4,848,211	-	-	-	-	-
Supply chain finance	586,180	586,180	586,180	-	-	-	-	-
Lease payables	2,178,231	2,734,708	263,579	424,549	399,578	353,991	337,325	955,686

Derivative financial liabilities
Financial instruments designated as cash flow hedge
Currency derivatives (NDF)	2,399	(391)	(53)	(338)	-	-	-	-
Commodities derivatives - Soybean (NDF)	2,501	2,500	2,500	-	-	-	-	-
Commodities derivatives - Corn (NDF)	56,060	56,060	32,702	23,358	-	-	-	-
Commodities derivatives - Soybean meal (NDF)	630	2,367	2,367	-	-	-	-	-
Currency derivatives (options)	45,808	-	-	-	-	-	-	-
Financial instruments not designated as cash flow hedge
Currency derivatives (NDF)	4,089	24,052	24,052	-	-	-	-	-

	Consolidated
	06.30.19
	Book value	Contractual cash flow	Up to 6 months	2020	2021	2022	2023	2024 onwards
Non derivative financial liabilities
Loans and financing	11,177,353	13,202,243	1,567,040	4,555,494	3,751,310	806,108	1,717,233	805,058
BRF bonds	7,366,441	8,669,635	119,462	298,856	298,856	2,919,585	2,090,465	2,942,411
BFF bonds	339,587	353,874	11,961	341,913	-	-	-	-
BRF GmbH bonds	1,897,658	2,541,226	41,675	83,350	83,350	83,350	83,350	2,166,151
Trade accounts payable	5,417,793	5,465,145	5,465,145	-	-	-	-	-
Supply chain finance	586,180	586,180	586,180	-	-	-	-	-
Lease payables	2,380,940	2,977,691	307,694	481,577	429,973	380,291	363,174	1,014,984

Derivative financial liabilities
Financial instruments designated as cash flow hedge
Currency derivatives (NDF)	2,399	(391)	(53)	(338)	-	-	-	-
Commodities derivatives - Corn (NDF)	56,060	56,060	32,702	23,358	-	-	-	-
Commodities derivatives - Soybean meal (NDF)	630	630	630	-	-	-	-	-
Commodities derivatives - Soybean (NDF)	2,501	2,501	2,501	-	-	-	-	-
Currency derivatives (options)	45,808	-	-	-	-	-	-	-
Financial instruments not designated as cash flow hedge
Currency derivatives (NDF)	7,469	34,903	34,903	-	-	-	-	-
Commodities derivatives (Future)	2,886	-	-	-	-	-	-	-

4.4.         Market risk management

a.              Interest rate risk

The interest rate risk may cause economic losses to the Company resulting from volatility in interest rates that affect its assets and liabilities.

The Company’s Risk Policy does not restrict exposure to different interest rates, neither establishes limits for fixed or floating rates. However, the Company continually monitors the market interest rates in order to evaluate any need to enter into hedging transactions to protect from the fluctuation of such rates and manage the mismatch between its financial investments and debts.

The Company’s indebtedness is essentially linked to the London Interbank Offered Rate ("LIBOR"), fixed coupon (“R$ and USD”), Interbank Deposit Certificate (“CDI”) and Broad Consumer Price Index (“IPCA”). In situations of adverse market changes that result in an increase in LIBOR, CDI and IPCA, the cost of floating-rate debt rises and on the other hand, the cost of fixed-rate debt decreases in relative terms.

Regarding the marketable securities, the Company holds mainly instruments indexed by the CDI for investments in Brazil and fixed coupon in USD for investments in the foreign market.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

b.              Foreign exchange risk

Foreign exchange risk is the one that may cause unexpected losses to the Company resulting from volatility of the FX rates, reducing its assets and revenues or increasing its liabilities and costs. The Company’s exposure is managed in two dimensions: statement of financial position exposure and operating income exposure.

i.                 Statement of financial position exposure

The Risk Policy regarding statement of financial position exposure has the objective to balance assets and liabilities denominated in foreign currencies, hedging the Company’s statement of financial position by using natural hedges, over-the-counter derivatives and exchange traded futures.

The Company’s consolidated financial statements are mainly impacted by variations in the following currencies:  Kuwait Dinar, United Arab Emirates Dirhan, U.S. Dollar, Euro, Yen, Turkish Lira, Saudi Arabian Riyal, Qatari Riyal and Russian Ruble, Thai Baht, Pound Sterling, Argentinean Peso. The last three have lower relevance during 2019, aligned with the discontinuation of the Argentina, Europe and Thailand Operations.

Assets and liabilities denominated in foreign currency which exchange variations are recognized in the income statement are as follows, summarized in Brazilian Reais:

	Consolidated
	06.30.19	12.31.18

Cash and cash equivalents	375,476	127,266
Trade accounts receivable	1,196,750	65,820
Trade accounts payable	(569,104)	(861,341)
Loans and financing	(7,128,599)	(7,347,953)
Hedge	2,212,785	5,209,168
Investments, net	4,341,802	2,571,870
Other assets and liabilities, net	(1,282)	376

Exposure in result	427,828	(234,794)

The investments, net line item is comprised of natural hedges derived from assets and liabilities of foreign subsidiaries with Brazilian Reais as functional currency.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The net P&L exposure is mainly composed of the following currencies:

		06.30.19		12.31.18
Net P&L Exposure	in thousands	Equivalent in thousands of R$	in thousands	Equivalent in thousands of R$

Argentinian Peso	(135,922)	(12,282)	1,812,808	186,538
Euros	(30,275)	(131,959)	(87,725)	(389,412)
Pound Sterling	590	2,873	(14,373)	(71,314)
Yen	3,862,181	137,262	114,574	4,041
Rubles	34,694	2,107	1,649,338	91,720
Turkish Liras	(377,530)	(249,774)	(475,568)	(348,639)
U.S. Dollars	177,340	679,601	75,429	292,272
Total		427,828		(234,794)

The derivative financial instruments hired to hedge the foreign currency statement of financial position exposure on June 30, 2019 are not designated as hedge accounting and are set forth below:

06.30.19
Derivative instruments not designated	Asset	Liability	Maturity	Notional		Average Rate	Fair value (R$)
Parent company
Non-deliverable forward	USD	BRL	3rd Qtr. 2019	85,000	USD	3.8755	(556)
Non-deliverable forward	EUR	BRL	3rd Qtr. 2019	230,000	EUR	4.4473	(3,533)
Futures - B3	USD	BRL	3rd Qtr. 2019	80,750	USD	3.8478	252
Currency swap	USD + 4.67% p.a.	109.00% CDI	4th Qtr. 2019	55,000	USD	-	1,009
							(2,828)

Subsidiaries
Non-deliverable forward	EUR	USD	3rd Qtr. 2019	200,000	EUR	1.1470	(1,139)
Non-deliverable forward	EUR	RUB	3rd Qtr. 2019	20,105	EUR	74.6100	(2,241)
Collar	TRY	USD	3rd Qtr. 2019	50,000	USD	6.2020	(1,146)

Total Consolidated							(7,354)

ii.               Operating income exposure

The Risk Policy regarding operating income exposure has the objective to hedge revenues and costs denominated in foreign currencies. The Company is supported by internal models to measure and monitor these risks, and uses financial instruments for hedging, designating the relations as cash flow hedges.

The derivative and non-derivative financial instruments designated as cash flow hedges for FX operating exposure on June 30, 2019 are set forth below:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

06.30.19
Cash flow hedge - Derivative instruments	Hedged object	Asset	Liability	Maturity	Notional		Average Rate	Fair value (R$)
Parent company
Non-deliverable forward	USD Exports	BRL	USD	3rd Qtr. 2019	190,000	USD	3.9661	22,106
Non-deliverable forward	USD Exports	BRL	USD	4th Qtr. 2019	10,000	USD	3.9360	580
Non-deliverable forward	USD Cost	BRL	USD	3rd Qtr. 2019	2,543	USD	4.0170	401
Non-deliverable forward	USD Cost	BRL	USD	4th Qtr. 2019	75,301	USD	3.9323	3,366
Non-deliverable forward	USD Cost	BRL	USD	1st Qtr. 2020	54,796	USD	4.0246	4,760
Non-deliverable forward	USD Cost	BRL	USD	2nd Qtr. 2020	10,970	USD	4.0063	710
Non-deliverable forward	USD Cost	BRL	USD	3rd Qtr. 2020	3,355	USD	4.0627	251
Non-deliverable forward	USD Cost	BRL	USD	4th Qtr. 2020	1,266	USD	4.0032	(19)
Non-deliverable forward	EUR Exports	BRL	EUR	3rd Qtr. 2019	20,000	EUR	4.4959	1,982
Collar	USD Exports	BRL	USD	3rd Qtr. 2019	295,000	USD	3.9978	29,597
Collar	USD Exports	BRL	USD	4th Qtr. 2019	250,000	USD	3.9879	18,495
Collar	USD Exports	BRL	USD	1st Qtr. 2020	100,000	USD	3.9915	4,198
Collar	USD Exports	BRL	USD	2nd Qtr. 2020	65,000	USD	4.0385	3,351
Collar	EUR Exports	BRL	EUR	3rd Qtr. 2019	10,000	EUR	4.5783	1,033

								90,811

06.30.19
Cash flow hedge - Non-derivative instruments	Hedged object	Asset	Liability	Maturity	Notional		Average Rate	Fair value (R$) (1)
Parent company and consolidated
Bond BRF SA BRFSBZ5	USD Exports	-	USD	06.2022	118,662	USD	2.0213	(556,297)
Bond BRF SA BRFSBZ3	USD Exports	-	USD	05.2023	150,000	USD	2.0387	(574,830)

								(1,131,127)

(1)          Notional amount converted by the Ptax rate at the end of the period or partial revocation dates. This amount represents the total that may impact the Company's shareholders' equity.

c.              Commodities price risk

In the ordinary course of business, the Company purchases commodities, mainly corn, soybean, soybean meal and soybean oil, individual components of the production costs.

Corn and soy prices are subject to volatility resulting from weather conditions, harvest productivity, transport and warehouse costs, government agricultural policies, FX rates and international market prices, among other factors.

The Risk Policy establishes coverage limits to the flow of purchases of corn and soy with the purpose of reducing the impact due to a price increase of these raw materials. The hedge may be reached using derivatives or by inventory management.

The financial instruments designated as cash flow hedges and fair value hedges for the commodities price exposure on June 30, 2019 are set forth below:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

06.30.19
Cash flow hedge - Derivative instruments	Hedged object	Index	Maturity	Quantity		Average rate (US$/Ton)	Fair value (R$)
Parent company and consolidated
Non-deliverable forward - buy	Soybean meal purchase - floating price	Soybean meal - CBOT	3rd Qtr. 2019	21,001	ton	127.54	(620)
Non-deliverable forward - buy	Soybean meal purchase - floating price	Soybean meal - CBOT	4th Qtr. 2019	21,972	ton	124.20	785
Non-deliverable forward - buy	Soybean meal purchase - floating price	Soybean meal - CBOT	1st Qtr. 2020	23,950	ton	122.15	1,693
Non-deliverable forward - buy	Soybean meal purchase - floating price	Soybean meal - CBOT	2nd Qtr. 2020	19,958	ton	122.94	1,410
Non-deliverable forward - buy	Soybean purchase - floating price	Soybean - CBOT	3rd Qtr. 2019	9,999	ton	343.46	(426)
Non-deliverable forward - buy	Corn purchase - floating price	Corn - CBOT	3rd Qtr. 2019	120,008	ton	177.10	(4,547)
Non-deliverable forward - buy	Corn purchase - floating price	Corn - CBOT	4th Qtr. 2019	314,848	ton	173.06	(3,841)
Non-deliverable forward - buy	Corn purchase - floating price	Corn - CBOT	1st Qtr. 2020	249,821	ton	178.06	(4,821)
Non-deliverable forward - buy	Corn purchase - floating price	Corn - CBOT	2nd Qtr. 2020	119,894	ton	183.32	(4,006)

							(14,373)

06.30.19
Fair value hedge - Derivative instruments	Hedged object	Index	Maturity	Quantity		Average rate (US$/Ton)	Fair value (R$)
Parent company and consolidated
Non-deliverable forward - sell	Soybean purchase - fixed price	Soybean - CBOT	3rd Qtr. 2019	7,906	ton	321.61	(398)
Non-deliverable forward - sell	Soybean purchase - fixed price	Soybean - CBOT	4th Qtr. 2019	62,813	ton	336.28	(868)
Non-deliverable forward - sell	Corn purchase - fixed price	Corn - CBOT	4th Qtr. 2019	354,981	ton	156.15	(18,664)
Non-deliverable forward - sell	Corn purchase - fixed price	Corn - CBOT	1st Qtr. 2020	195,500	ton	166.29	(5,046)
Non-deliverable forward - sell	Corn purchase - fixed price	Corn - CBOT	2nd Qtr. 2020	199,412	ton	166.87	(6,364)
Non-deliverable forward - sell	Corn purchase - fixed price	Corn - CBOT	3rd Qtr. 2020	20,842	ton	160.68	(286)
Non-deliverable forward - sell	Corn purchase - fixed price	Corn - CBOT	4th Qtr. 2020	7,684	ton	164.72	31

							(31,595)

06.30.19
Derivative instruments not designated	Hedged object	Index	Maturity	Quantity		Average rate (US$/Ton)	Fair value (R$)
Parent company and consolidated
Non-deliverable forward - buy	Soybean meal purchase - floating price	Soybean meal - CBOT	2nd Qtr. 2020	14,969	ton	123.79	1,047
							1,047

d.              Stock price risk

On August 16, 2017, the Company sold shares held in treasury and entered into a Total Return Swap instrument in equivalent amount, with maturity on February 05, 2019 and no possibility of renewal. By this instrument, the Company had the right to receive or pay the variation on the stock price (BRFS3) in exchange for the payment of interest indexed to CDI. On June 30, 2019, the only stock price risks existing in the Company are related to the investments in shares of Cofco and Minerva, as demonstrated in note 7.

4.5.         Hedge accounting

4.5.1.   Designated relations

The Company applies hedge accounting rules for derivative and non-derivative financial instruments that qualify as cash flow hedges and fair value hedges, in accordance with the Risk Policy determinations. The hedge index, which represents the proportion of the object hedged by the instrument, is determined for each relation according to dynamic of the risks of the object and of the instrument.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The Company formally designates its hedge accounting relations in compliance with CPC 48 / IFRS 09 and the Risk Policy. The hedge accounting relations used by the company as of June 30, 2019 and their effects are described below:

i.                 Cash flow hedge accounting – exports in foreign currencies

The future exports in foreign currencies are highly probable and qualify as hedged object since the Company expects to keep its sales in foreign currencies for future periods, based on sales already committed and historical exports.

The derivative and non-derivative financial instruments used for hedging (detailed in note 4.4.b.ii) have a direct economic relation with the objects risk, since both are transactions in the same currency. The main source of ineffectiveness in this relation is the possible mismatch between the instruments maturity dates and the sales dates. However, this mismatch is limited within the month of designation and it is not expected to compromise the hedge relation.

ii.               Cash flow hedge – commodities

The future commodities purchases are highly probable and qualify as hedge object as far as these inputs are essential for the productive process of the Company. The exposure consists of purchases already committed and of historical purchase volumes.

The derivative instruments used as hedge (detailed in note 4.4.c) have a strong economic relation with the objects risk, since the purchase prices negotiated with the suppliers are indexed to the same prices used as coverage. The main source of ineffectiveness is the seasonality, which in atypical situations may delay or anticipate the orders. It is not expected that this ineffectiveness may compromise the hedge relation.

iii.             Fair value hedge – commodities

The Company has agreements with suppliers for future purchases at fixed prices. These agreements are firm commitments, which the company designates as fair value hedge objects.

The derivative instruments used as hedge (detailed in note 4.4.c) have a strong economic relation with the objects risk, since the purchase prices negotiated with the suppliers are indexed to the same prices used as coverage. There are no identified sources of ineffectiveness that may compromise the hedge relation.

4.5.2.   Gains and losses with hedge accounting instruments

The gains and losses with the instruments designated as cash flow hedge, while unrealized, are registered as a component of other comprehensive income. For hedging instruments designated in fair value hedge relations, the unrealized gains and losses are recorded in inventories, item in which the object will be registered at initial recognition.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

Parent company
06.30.19
	Cash flow hedge			Fair value hedge
	Foreign exchange		Commodities	Commodities
	Derivatives	Non-derivatives	Derivatives	Derivatives	Total

Fair value on 12.31.18	28,723	(1,271,732)	(9,144)	17,920	(1,234,233)

Settlement	(39,542)	123,962	9,151	(15,640)	77,931
Inventories	-	-	4,269	(60,838)	(56,569)
Other comprehensive income	50,616	78,078	7,885	-	136,579
Operating result - income	45,047	-	-	-	45,047
Operating result - cost	-	-	(26,534)	26,963	429
Financial result	5,967	(61,435)	-	-	(55,468)

Fair value on 06.30.18	90,811	(1,131,127)	(14,373)	(31,595)	(1,086,284)

Consolidated
06.30.19
	Cash flow hedge				Fair value hedge
	Interest	Foreign exchange		Commodities	Commodities
	Derivatives	Derivatives	Non-derivatives	Derivatives	Derivatives	Total

Fair value on 12.31.18	(82)	21,483	(1,271,732)	(9,144)	17,920	(1,241,555)

Settlement	34	(34,853)	123,962	9,341	(15,640)	82,844
Inventories	-	-	-	4,079	(60,838)	(56,759)
Other comprehensive income	3	57,856	78,078	7,885	-	143,822
Operating result - income	-	45,047	-	-	-	45,047
Operating result - cost	-	-	-	(26,534)	26,963	429
Financial result	45	1,278	(61,435)	-	-	(60,112)

Fair value on 06.30.18	-	90,811	(1,131,127)	(14,373)	(31,595)	(1,086,284)

4.6.         Sensitivity analysis

The Management understands that the most relevant risks that may affect the Company’s results are: volatility of commodities prices and foreign exchange rates. Currently the fluctuation of the interest rates do not affect significantly the Company’s results since Management has chosen to keep at fixed rates a considerable portion of its debts.

The scenarios below are compliant with CVM Instruction 475/08 and present the possible impacts of the financial instruments considering situations of increase and decrease in the selected risk factors. The amounts of exports used correspond to the notional amount of the financial instruments designated for hedge accounting.

The information used in the preparation of the analysis are based on the position as of June 30, 2019, which has been described in the items above. The future results may diverge significantly of the estimated values if the reality presents different than the considered premises. Positive values indicate gains and negative values indicate losses.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

		3.8322	3.4490	2.8742	4.7903	5.7483
Parity - R$ x USD		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	10% appreciation	25% appreciation	25% devaluation	50% devaluation
Designated as hedge accouting
Non-deliverable forward	Devaluation of R$	47,930	181,380	381,553	(285,692)	(619,315)
Options - currencies	Devaluation of R$	65,007	329,204	737,334	(503,071)	(1,183,286)
Bonds	Devaluation of R$	(483,910)	(380,953)	(226,518)	(741,302)	(998,693)
Exports (object)	Appreciation of R$	392,423	(51,376)	(728,906)	1,409,502	2,538,719
Cost (object)	Appreciation of R$	(21,450)	(78,255)	(163,463)	120,563	262,575
Not designated as hedge accouting
NDF - Purchase	Appreciation of R$	(3,681)	(36,254)	(85,115)	77,754	159,188
Future purchase - B3	Appreciation of R$	(2,726)	(69,502)	(169,666)	164,214	331,154
Net effect		(6,407)	(105,756)	(254,781)	241,968	490,342

		4.3587	3.9228	3.2690	5.4484	6.5381
Parity - R$ x EUR		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	10% appreciation	25% appreciation	25% devaluation	50% devaluation
Designated as hedge accouting
Non-deliverable forward	Devaluation of R$	2,744	11,461	24,538	(19,050)	(40,843)
Currency options	Devaluation of R$	1,213	5,572	12,110	(7,719)	(18,616)
Exports (object)	Appreciation of R$	(3,957)	(17,033)	(36,648)	26,769	59,459
Not designated as hedge accouting
NDF - Purchase EUR x US$	Appreciation of EUR	(7,392)	(94,567)	(225,330)	210,545	428,482
NDF - Purchase EUR x RUB	Appreciation of EUR	(3,442)	(12,206)	(25,352)	18,469	40,379
NDF - Purchase	Appreciation of R$	(20,371)	(120,621)	(270,996)	230,254	480,880
Net effect		(31,205)	(227,394)	(521,678)	459,268	949,741

		171.48	154.33	128.61	214.35	257.22
Price parity CBOT - Corn - US$/Ton		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	Decrease 10%	Decrease 25%	Increase 25%	Increase 50%
Designated as hedge accounting
Non-deliverable forward - Corn sale	Increase in the price of corn	(29,332)	21,823	98,554	(157,218)	(285,103)
Non-deliverable forward - Corn purchase	Decrease in the price of corn	(16,218)	(69,091)	(148,400)	115,964	248,146
Cost (object)	Increase in the price of corn	45,550	47,268	49,846	41,254	36,957
Net effect		-	-	-	-	-

		127.66	114.89	95.74	159.57	191.48
Price parity CBOT - Soybean meal - US$/Ton		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	Decrease 10%	Decrease 25%	Increase 25%	Increase 50%
Designated as hedge accounting
Non-deliverable forward - Soybeal meal purchase	Decrease in the price of soybean meal	1,167	(3,083)	(9,459)	11,793	22,418
Cost (object)	Increase in the price of soybean meal	(1,167)	3,083	9,459	(11,793)	(22,418)
Not designated as hedge accounting
Non-deliverable forward - Soybeal meal purchase	Decrease in the price of soybean meal	222	(511)	(1,609)	2,052	3,883
Net effect		222	(511)	(1,609)	2,052	3,883

		338.45	304.60	253.83	423.06	507.67
Price parity CBOT - Soybean - US$/Ton		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	Decrease 10%	Decrease 25%	Increase 25%	Increase 50%
Designated as hedge accounting
NDF - Soybean sale	Increase in the price of soybean	(1,032)	8,141	21,899	(23,962)	(46,893)
NDF - Soybean purchase	Decrease in the price of soybean	(192)	(1,489)	(3,434)	3,050	6,292
Cost (object)	Increase in the price of soybean	1,224	(6,652)	(18,465)	20,912	40,601
Net effect		-	-	-	-	-

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

4.7.         Financial instruments by category

	Parent company
	06.30.19
	Amortized cost	Fair value through other comprehensive income	Fair value through profit and loss	Total
Assets
Cash and bank	128,862	-	-	128,862
Cash equivalents	-	-	1,642,102	1,642,102
Marketable securities	-	66,342	401,343	467,685
Restricted cash	481,380	339,173	-	820,553
Trade accounts receivable	5,849,852	-	320,603	6,170,455
Other credits	171,978	-	-	171,978
Derivatives not designated	-	-	1,261	1,261
Derivatives designated as hedge accounting (1)	-	-	153,288	153,288

Liabilities
Trade accounts payable	(4,800,881)	-	-	(4,800,881)
Supply chain finance	(586,180)	-	-	(586,180)
Loans and financing	(18,342,135)	-	-	(18,342,135)
Derivatives not designated	-	-	(4,089)	(4,089)
Derivatives designated as hedge accounting (1)	-	-	(107,398)	(107,398)
	(17,097,124)	405,515	2,407,110	(14,284,499)

(1)          All derivatives are measured at fair value. Those designated as hedge accounting have their gains and losses also affecting other comprehensive income and inventories.

	Parent company
	12.31.18
	Amortized cost	Fair value through other comprehensive income	Fair value through profit and loss	Total
Assets
Cash and bank	106,230	-	-	106,230
Cash equivalents	-	-	3,720,468	3,720,468
Marketable securities	87,697	83,782	310,398	481,877
Restricted cash	840,584	-	-	840,584
Trade accounts receivable	5,085,604	-	203,224	5,288,828
Other credits	199,240	-	-	199,240
Derivatives not designated	-	-	36,401	36,401
Derivatives designated as hedge accounting (1)	-	-	140,943	140,943

Liabilities
Trade accounts payable	(5,024,825)	-	-	(5,024,825)
Supply chain finance	(885,783)	-	-	(885,783)
Loans and financing	(19,043,446)	-	-	(19,043,446)
Derivatives not designated	-	-	(120,887)	(120,887)
Derivatives designated as hedge accounting (1)	-	-	(103,444)	(103,444)
	(18,634,699)	83,782	4,187,103	(14,363,814)

(1)          All derivatives are measured at fair value. Those designated as hedge accounting have their gains and losses also affecting other comprehensive income and inventories.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
	06.30.19
	Amortized cost	Fair value through other comprehensive income		Fair value through profit and loss	Total
		Equity instruments	Debt instruments
Assets
Cash and bank	1,307,860	-	-	-	1,307,860
Cash equivalents	-	-	-	3,928,231	3,928,231
Marketable securities	237,146	126,739	17,753	404,439	786,077
Restricted cash	481,380	339,173	-	-	820,553
Trade accounts receivable	2,147,895	-	-	320,603	2,468,498
Other credits	178,023	-	-	-	178,023
Derivatives not designated	-	-	-	3,001	3,001
Derivatives designated as hedge accounting (1)	-	-	-	153,288	153,288

Liabilities
Trade accounts payable	(5,417,793)	-	-	-	(5,417,793)
Supply chain finance	(586,180)	-	-	-	(586,180)
Loans and financing	(20,781,039)	-	-	-	(20,781,039)
Derivatives not designated	-	-	-	(10,355)	(10,355)
Derivatives designated as hedge accounting (1)	-	-	-	(107,398)	(107,398)
	(22,432,708)	465,912	17,753	4,691,809	(17,257,234)

(1)          All derivatives are measured at fair value. Those designated as hedge accounting have their gains and losses also affecting other comprehensive income and inventories.

	Consolidated
	12.31.18
	Amortized cost	Fair value through other comprehensive income		Fair value through profit and loss	Total
		Equity instruments	Debt instruments
Assets
Cash and bank	722,838	-	-	-	722,838
Cash equivalents	-	-	-	4,146,724	4,146,724
Marketable securities	331,395	139,469	16,398	310,398	797,660
Restricted cash	861,621	-	-	-	861,621
Trade accounts receivable	2,409,667	-	-	203,224	2,612,891
Other credits	204,072	-	-	-	204,072
Derivatives not designated	-	-	-	41,387	41,387
Derivatives designated as hedge accounting (1)	-	-	-	140,952	140,952

Liabilities
Trade accounts payable	(5,732,278)	-	-	-	(5,732,278)
Supply chain finance	(885,783)	-	-	-	(885,783)
Loans and financing	(22,165,444)	-	-	-	(22,165,444)
Derivatives not designated	-	-	-	(124,261)	(124,261)
Derivatives designated as hedge accounting (1)	-	-	-	(110,774)	(110,774)
	(24,253,912)	139,469	16,398	4,607,650	(19,490,395)

(1)         All derivatives are measured at fair value. Those designated as hedge accounting have their gains and losses also affecting other comprehensive income and inventories.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

4.8.         Fair value of the financial instruments

According to CPC 46 / IFRS 13 the fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Depending on the inputs used for measurement, the financial instruments at fair value may be classified into 3 hierarchy levels:

•       Level 1 – Uses prices quoted (unadjusted) for identical instruments in active markets. In this category are classified investments in stocks, credit linked notes, savings accounts, overnights, term deposits, Financial Treasury Bills (“LFT”) and investment funds;

•       Level 2 – Uses prices quoted in active markets for similar instruments, prices quoted for identical or similar instruments in non-active markets and evaluation models for which inputs are observable. In this level are classified the investments in Bank Deposit Certificates (“CDB”) and derivatives, which are measured by well-known pricing models: discounted cash flows and Black-Scholes. The observable inputs are interest rates and curves, volatility factors and foreign exchange rates; and

•       Level 3 – Instruments whose significant inputs are non-observable. The Company does not have financial instruments in this classification.

The table below presents the overall classification of financial instruments measured at fair value by measurement hierarchy. For the period ended on June 30, 2019, there were no changes between the 3 levels of hierarchy.

	Parent company
	06.30.19			12.31.18
	Level 1	Level 2	Total	Level 1	Level 2	Total
Financial Assets
Fair value through other comprehensive income
Stocks	66,342	-	66,342	83,782	-	83,782
Fair value through profit and loss
Savings account and overnight	151,928	-	151,928	21,126	-	21,126
Bank deposit certificates	-	1,486,419	1,486,419	-	3,695,621	3,695,621
Financial treasury bills	386,151	-	386,151	295,699	-	295,699
Investment funds	18,947	-	18,947	3,721	-	3,721
Derivatives	-	154,549	154,549	-	177,344	177,344
Financial Liabilities
Fair value through profit and loss
Derivatives	-	(111,487)	(111,487)	-	(224,331)	(224,331)
	623,368	1,529,481	2,152,849	404,328	3,648,634	4,052,962

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
	06.30.19			12.31.18
	Level 1	Level 2	Total	Level 1	Level 2	Total
Financial Assets
Fair value through other comprehensive income
Credit linked notes	17,753	-	17,753	16,398	-	16,398
Stocks	126,739	-	126,739	139,469	-	139,469
Fair value through profit and loss
Savings account and overnight	1,253,236	-	1,253,236	401,145	-	401,145
Term deposits	1,164,890	-	1,164,890	21,150	-	21,150
Bank deposit certificates	-	1,506,350	1,506,350	-	3,720,708	3,720,708
Financial treasury bills	386,151	-	386,151	295,699	-	295,699
Investment funds	22,043	-	22,043	3,721	-	3,721
Derivatives	-	156,289	156,289	-	182,339	182,339
Financial Liabilities
Fair value through profit and loss
Derivatives	-	(117,753)	(117,753)	-	(235,035)	(235,035)
	2,970,812	1,544,886	4,515,698	877,582	3,668,012	4,545,594

Except for the items set forth below, the book value of all other financial instruments approximates their fair value. The fair value of financial instruments set forth below is based in prices observed in active markets, level 1 of the fair value hierarchy.

	Parent company and Consolidated
		06.30.19		12.31.18
	Maturity	Book value	Fair value	Book value	Fair value
BRF bonds
BRF SA BRFSBZ5	2022	(447,937)	(470,434)	(451,542)	(456,190)
BRF SA BRFSBZ4	2024	(2,869,005)	(2,898,925)	(2,898,940)	(2,695,884)
BRF SA BRFSBZ3	2023	(1,873,955)	(1,896,307)	(1,888,811)	(1,754,586)
BRF SA BRFSBZ2	2022	(2,175,544)	(2,243,572)	(2,248,510)	(2,189,975)
Parent company		(7,366,441)	(7,509,238)	(7,487,803)	(7,096,635)

BFF bonds
Sadia Overseas BRFSBZ7	2020	(339,587)	(346,324)	(342,958)	(349,241)
Bonds BRF Gmbh
BRF SA BRFSBZ4	2026	(1,897,658)	(1,868,091)	(1,915,685)	(1,702,211)
Consolidated		(9,603,686)	(9,723,653)	(9,746,446)	(9,148,087)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

5.              SEGMENT INFORMATION

The operating segments are reported consistently with the management reports provided to the main decision makers for assessing the performance of each segment and allocation of resources.

With the sale of the Argentina, Europe and Thailand Operations and changes in the management, the Company has modified its operating segments in relation to December 31, 2018 primarily observing the Company's business regions, being: (i) Brazil; (ii) International, which concentrates all the Company's operations abroad and has absorbed the Halal and International segments disclosed in the financial statements of December 31,2018; and (iii) Other Segments.

These segments include sales of all distribution channels and operations subdivided according to the nature of the products, their characteristics are described below:

•       Poultry: production and sale of whole poultry and in-natura cuts.

•       Pork and other: production and sale of in-natura cuts.

•       Processed: production and sale of processed food, frozen and processed products derived from poultry, pork and beef, margarine, vegetables and soybean-based products.

•       Other sales: sale of flour for food service and others.

Other segments is divided into:

•       Ingredients: commercialization and development of animal nutrition ingredients, human nutrition, plant nutrition (fertilizers) and health care (health and wellness).

•       Other segments: commercialization of agricultural products.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The net sales for each reportable operating segment is set forth below:

	Consolidated
Net sales	April to June 2019	January to June 2019	Restated April to June 2018	Restated January to June 2018
Brazil
In-natura	1,140,672	2,239,820	932,485	1,902,025
Poultry	908,900	1,794,305	740,586	1,511,274
Pork and other	231,772	445,515	191,899	390,751
Processed	2,937,848	5,775,094	2,747,639	5,521,208
Other sales	3,176	7,249	4,784	9,641
	4,081,696	8,022,163	3,684,908	7,432,874

International
In-natura	3,373,477	6,009,675	2,709,004	5,301,528
Poultry	3,040,066	5,449,083	2,509,379	4,851,928
Pork and other	333,411	560,592	199,625	449,600
Processed	547,066	1,048,979	422,911	844,585
Other sales	64,955	120,715	78,462	148,285
	3,985,498	7,179,369	3,210,377	6,294,398

Other segments
Ingredients	128,684	249,452	98,790	206,755
Other sales	142,131	246,275	72,600	163,346
	270,815	495,727	171,390	370,101
	8,338,009	15,697,259	7,066,675	14,097,373

The operating income for each reportable operating segment is set forth below:

	Consolidated
	April to June 2019	January to June 2019	Restated April to June 2018	Restated January to June 2018
Brazil	490,326	556,933	(56,012)	99,802
International	425,668	551,134	(159,789)	(59,935)
Other segments	40,555	40,531	20,560	55,449
Ingredients	30,503	55,123	20,800	49,394
Other sales	10,052	(14,592)	(240)	6,055
Sub total	956,549	1,148,598	(195,241)	95,316
Corporate	(26,508)	(60,359)	(532,804)	(564,091)
	930,041	1,088,239	(728,045)	(468,775)

The items presented above as Corporate refers to relevant events not attributable to the normal course of business neither to the operating segments. For the six-month period ended June 30, 2019, the main events were R$42,320 related to Trapaça Operation (R$300,346 in the same period of the previous year) (note 1.2.2), and R$16,431 related to the operational restructuring plan. For the three-month ended June 30, 2019, the main event was R$31,207 related to Trapaça Operation (R$117,694 in the same period of the previous year).

No customer individually or in aggregate (economic group) accounted for more than 5% of net sales for the six-month period ended June 30, 2019 and 2018.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The goodwill arising from business combinations and the intangible assets with indefinite useful life (trademarks) were allocated to the reportable operating segments, which correspond to the cash-generating units of the Company, considering economic benefits generated by such assets. The allocation of these intangible assets is presented below:

	Consolidated
	Goodwill		Trademarks		Total
	06.30.19	12.31.18	06.30.19	12.31.18	06.30.19	12.31.18
Brazil	1,151,498	1,151,498	982,478	982,478	2,133,976	2,133,976
International	1,517,783	1,543,467	335,809	353,684	1,853,592	1,897,151
	2,669,281	2,694,965	1,318,287	1,336,162	3,987,568	4,031,127

Information related to total assets by reportable segment is not disclosed, as it is not included in the set of information made available to the Company’s administration, which makes investment decisions and determine allocation of assets on a consolidated basis.

6.               CASH AND CASH EQUIVALENTS

	Average rate (p.a.)	Parent company		Consolidated
		06.30.19	12.31.18	06.30.19	12.31.18
Cash and bank accounts
U.S. Dollar	-	453	8,075	640,057	118,895
Brazilian Reais	-	109,890	94,967	110,798	97,376
Euro	-	18,345	2,927	83,584	52,779
Other currencies	-	174	261	473,421	453,788
		128,862	106,230	1,307,860	722,838
Cash equivalents
In Brazilian Reais
Investment funds	2.28%	3,755	3,721	3,755	3,721
Savings account	2.56%	7	49	7	49
Bank deposit certificates	5.53%	1,486,419	3,695,621	1,506,350	3,720,708
		1,490,181	3,699,391	1,510,112	3,724,478
In U.S. Dollar
Term deposit	2.91%	-	-	1,113,676	-
Overnight	2.34%	151,921	21,077	1,253,229	401,096
Other currencies
Term deposit	2.47%	-	-	51,214	21,150
		151,921	21,077	2,418,119	422,246
		1,770,964	3,826,698	5,236,091	4,869,562

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

7.               MARKETABLE SECURITIES

			Average interest rate (p.a.)	Parent company		Consolidated
	WATM (1)	Currency		06.30.19	12.31.18	06.30.19	12.31.18
Fair value through other comprehensive income
Credit linked note (a)	0.59	US$	3.85%	-	-	17,753	16,398
Stocks (b)	-	R$ and HKD	-	66,342	83,782	126,739	139,469
				66,342	83,782	144,492	155,867
Fair value through profit and loss
Financial treasury bills (c)	3.91	R$	6.40%	386,151	295,699	386,151	295,699
Investment funds - FIDC (d)	4.46	R$	-	15,192	14,699	15,192	14,699
Investment funds	0.08	ARS	-	-	-	3,096	-
				401,343	310,398	404,439	310,398
Amortized cost
Sovereign bonds and others (c)	3.84	AOA	3.82%	-	87,697	237,146	331,395
				467,685	481,877	786,077	797,660

Current				386,151	303,613	585,060	507,035
Non-current (2)				81,534	178,264	201,017	290,625

(1)      Weighted average maturity in years.

(2)      Maximum maturity is September 01, 2025.

(a)  The credit linked note is a structured operation with a first-class financial institution that bears periodic interest (LIBOR + spread) and corresponds to a credit note that contemplates the Company’s risk.

(b)  Is composed as set forth below:

		Quantity of shares		Share value		Total
Entities	Ticker	06.30.19	12.31.18	06.30.19	12.31.18	06.30.19	12.31.18
Minerva	BEEF3	8,344,900	15,204,100	7.95	4.99	66,342	75,868
Cofco Meat	1610	47,361,000	77,583,000	HKD2,60 / R$1,28	HKD1,45 / R$0,72	HKD123.139 / R$60.397	HKD112.495 / R$55.686
Eletrobras	ELET6	-	275,039	-	28.17	-	7,748
Engie Brasil	EGIE3	-	5,055	-	33.02	-	167

(c)  Comprised of Financial Treasury Bills (“LFT”) remunerated at the rate of the Special System for Settlement and Custody (“SELIC”) and Angola sovereign bonds securities, denominated in Kwanzas.

(d)  Investment in junior quotas of the credit rights investment fund (“FIDC BRF”), as described in note 8.

The unrealized loss on marketable securities measured at fair value through other comprehensive income, recorded under Shareholders' Equity, corresponds to the accumulated amount of R$16,569 net of income tax of R$7,396 (loss of R$98,451 net of income tax of R$43,757 as of December 31, 2018). The balance of expected credit losses in marketable securities measured at amortized cost on June 30, 2019 is R$2,776 (R$9,014 as of December 31, 2018).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

Additionally, on June 30, 2019, from the total marketable securities, R$83,479 (R$288,010 as of December 31, 2018) were pledged as collateral, without restrictions for use, for operations with future contracts denominated in U.S. Dollars, traded on the B3 S.A.  – Brasil, Bolsa, Balcão (“B3”).

8.               TRADE ACCOUNTS RECEIVABLE AND NOTES RECEIVABLE, NET

	Parent company		Consolidated
	06.30.19	12.31.18	06.30.19	12.31.18
Trade accounts receivable
Domestic customers	748,038	1,098,173	748,804	1,098,750
Domestic related parties	455	233	-	-
Foreign customers	454,929	368,949	2,143,379	1,973,981
Foreign related parties	5,406,160	4,270,689	57,586	59,284
	6,609,582	5,738,044	2,949,769	3,132,015
( - ) Adjustment to present value	(5,937)	(7,768)	(9,380)	(10,276)
( - ) Expected credit losses	(433,190)	(441,448)	(471,891)	(508,848)

	6,170,455	5,288,828	2,468,498	2,612,891

Current	6,162,726	5,280,864	2,460,769	2,604,928
Non-current	7,729	7,964	7,729	7,963

Notes receivable	203,353	230,544	209,398	235,376
( - ) Adjustment to present value	(1,964)	(344)	(1,964)	(344)
( - ) Expected credit losses	(29,411)	(30,960)	(29,411)	(30,960)

	171,978	199,240	178,023	204,072

Current	97,762	110,281	103,807	115,113
Non-current (1)	74,216	88,959	74,216	88,959

(1)      Weighted average maturity of 2.90 years.

The Company assigns credits to the FIDC BRF, which has the exclusive objective of acquiring credit rights arising from commercial transactions between the Company and its customers in Brazil. On June 30, 2019 the amount outstanding and transferred to FIDC BRF was R$597,889 (R$643,675 at December 31, 2018).

Part of the balance with foreign related parties in the parent company is tied to the Agribusiness Receivable Certificate (“CRA) operation, as disclosed in the financial statements for the year ended December 31, 2018 (note 19).

On June 30, 2019 notes receivable are comprised mainly of receivables from the sale of farms and several other assets in an amount of R$156,647 (R$189,132 as of December 31, 2018).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The trade accounts receivable from related parties of the parent Company are disclosed in note 29. The consolidated balance refers to transactions with the joint venture SATS BRF, in the foreign market.

The rollforward of the allowance for expected credit losses is set forth below:

	Parent company		Consolidated
	06.30.19	12.31.18	06.30.19	12.31.18
Beginning balance	(441,448)	(407,478)	(508,848)	(467,555)
Initial adoption IFRS 9	-	(2,644)	-	(12,612)
Incorporation of companies	-	(114)	-	-
Transfer - held for sale	-	-	-	8,991
Provision	(7,573)	(25,327)	(3,798)	(46,357)
Write-offs	12,448	38,493	37,149	49,445
Exchange rate variation	3,383	(44,378)	3,606	(40,760)
Ending balance	(433,190)	(441,448)	(471,891)	(508,848)

The aging of trade accounts receivable is as follows:

	Parent company		Consolidated
	06.30.19	12.31.18	06.30.19	12.31.18
Not overdue	6,076,398	5,252,593	2,180,435	2,451,597
Overdue
01 to 60 days	13,502	27,115	154,344	133,002
61 to 90 days	596	4,506	6,513	25,435
91 to 120 days	2,615	4,626	8,581	10,575
121 to 180 days	10,176	12,791	20,142	27,029
181 to 360 days	83,522	17,143	98,358	36,783
More than 360 days	422,773	419,270	481,396	447,594
( - ) Adjustment to present value	(5,937)	(7,768)	(9,380)	(10,276)
( - ) Expected credit losses	(433,190)	(441,448)	(471,891)	(508,848)
	6,170,455	5,288,828	2,468,498	2,612,891

9.               INVENTORIES

	Parent company		Consolidated
	06.30.19	12.31.18	06.30.19	12.31.18
Finished goods	1,626,987	1,340,593	2,614,117	2,200,763
Work in progress	141,226	139,818	143,596	140,466
Raw materials	543,674	767,061	617,374	847,494
Packaging materials	66,701	71,889	69,554	73,755
Secondary materials	320,370	333,182	327,119	337,969
Warehouse	169,937	176,444	188,464	196,228
Imports in transit	87,358	97,586	108,577	103,954
Other	4,452	23,602	4,452	9,979
(-) Adjustment to present value	(38,185)	(33,302)	(38,205)	(33,314)
	2,922,520	2,916,873	4,035,048	3,877,294

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The cost of sales attributed to products sold during the six-month period ended June 30, 2019 totaled R$10,919,670 in the parent company and R$12,088,540 in the consolidated (R$10,392,820 in the parent company and R$12,123,619 in the consolidated in the same period of the previous year), and during the three-month period ended June 30, 2019 totaled R$5,649,846 in the parent company and R$6,246,360 in the consolidated (R$5,410,879 in the parent company and R$6,471,652 in the consolidated in the same period of the previous year). Such amounts include the additions and reversals of inventory provisions, set forth in the table below:

	Parent company
	Provision for adjustment to realizable value	Provision for deterioration	Provision for obsolescence	Total
				06.30.19
Beginning balance	(60,986)	(51,374)	(5,008)	(117,368)
Additions	(42,381)	(92,072)	(2,823)	(137,276)
Reversals	53,606	-	-	53,606
Write-offs	38,118	65,460	1,102	104,680
Ending balance	(11,643)	(77,986)	(6,729)	(96,358)

	Consolidated
	Provision for adjustment to realizable value	Provision for deterioration	Provision for obsolescence	Total
				06.30.19
Beginning balance	(65,490)	(60,586)	(12,029)	(138,105)
Additions	(55,845)	(98,006)	(3,689)	(157,540)
Reversals	67,987	-	-	67,987
Write-offs	38,118	76,852	2,192	117,162
Exchange rate variation	(246)	199	148	101
Ending balance	(15,476)	(81,541)	(13,378)	(110,395)

On June 30, 2019 and December 31, 2018, there were no inventory items pledged as collateral.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

10.           BIOLOGICAL ASSETS

The balance of biological assets segregated into current and non-current are set forth below:

	Parent company		Consolidated
	06.30.19	12.31.18	06.30.19	12.31.18

Live animals	1,489,858	1,459,804	1,556,471	1,513,133
Total current	1,489,858	1,459,804	1,556,471	1,513,133

Live animals	637,539	636,503	696,766	698,421
Forests	369,277	362,893	369,277	362,893
Total non-current	1,006,816	999,396	1,066,043	1,061,314
	2,496,674	2,459,200	2,622,514	2,574,447

Live animals are composed of poultry and pork and are separated into consumable and for production. There were no changes in the nature of the classification of biological assets as compared to the information disclosed in the financial statements for the year ended December 31, 2018 (note 10).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The rollforward of biological assets for the period is set forth below:

	Parent company
	Current			Non-current
	Live animals		Total	Live animals		Forests	Total
	Poultry	Pork		Poultry	Pork
			06.30.19				06.30.19
Beginning balance	529,524	930,280	1,459,804	319,318	317,185	362,893	999,396
Additions/Transfer	44,102	954,693	998,795	18,802	131,828	31,223	181,853
Changes in fair value (1)	743,036	52,945	795,981	1,972	(85,809)	-	(83,837)
Harvest	-	-	-	-	-	(21,409)	(21,409)
Write-off	-	-	-	-	-	(1,767)	(1,767)
Transfer between current and non-current	26,669	39,088	65,757	(26,669)	(39,088)	-	(65,757)
Transfer to assets held for sale	-	-	-	-	-	(1,663)	(1,663)
Transfer to inventories	(793,577)	(1,036,902)	(1,830,479)	-	-	-	-
Ending balance	549,754	940,104	1,489,858	313,423	324,116	369,277	1,006,816

	Consolidated
	Current			Non-current
	Live animals		Total	Live animals		Forests	Total
	Poultry	Pork		Poultry	Pork
			06.30.19				06.30.19
Beginning balance	582,853	930,280	1,513,133	381,236	317,185	362,893	1,061,314
Additions/Transfer	51,014	954,693	1,005,707	42,347	131,828	31,223	205,398
Changes in fair value (1)	755,247	52,945	808,192	(18,170)	(85,809)	-	(103,979)
Harvest	-	-	-	-	-	(21,409)	(21,409)
Write-off	-	-	-	-	-	(1,767)	(1,767)
Transfer between current and non-current	26,669	39,088	65,757	(26,669)	(39,088)	-	(65,757)
Transfer between held for sale	-	-	-	-	-	(1,663)	(1,663)
Transfer to inventories	(793,577)	(1,036,902)	(1,830,479)	-	-	-	-
Exchange variation	(5,839)	-	(5,839)	(6,094)	-	-	(6,094)
Ending balance	616,367	940,104	1,556,471	372,650	324,116	369,277	1,066,043

(1)      The fair value variation of biological assets includes depreciation of breeding stock and depletion of forests in the amount of R$360,936 (R$584,414 for the year ended December 31, 2018) in the parent company and R$396,053 (R$811,772 or the year ended December 31, 2018) in the consolidated.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The quantities and balances per live animal assets are set forth below:

	Parent company
	06.30.19		12.31.18
	Quantity (thousand of heads)	Value	Quantity (thousand of heads)	Value
Consumable biological assets
Immature poultry	165,060	549,754	168,716	529,524
Immature pork	3,891	940,104	4,011	930,280
Total current	168,951	1,489,858	172,727	1,459,804

Production biological assets
Immature poultry	5,657	107,609	5,509	103,678
Mature poultry	10,328	205,814	10,688	215,640
Immature pork	198	73,684	203	74,071
Mature pork	448	250,432	439	243,114
Total non-current	16,631	637,539	16,839	636,503
	185,582	2,127,397	189,566	2,096,307

	Consolidated
	06.30.19		12.31.18
	Quantity (thousand of heads)	Value	Quantity (thousand of heads)	Value
Consumable biological assets
Immature poultry	186,795	616,367	188,248	582,853
Immature pork	3,891	940,104	4,011	930,280
Total current	190,686	1,556,471	192,259	1,513,133

Production biological assets
Immature poultry	6,650	131,137	6,538	134,425
Mature poultry	11,649	241,513	11,958	246,811
Immature pork	198	73,684	203	74,071
Mature pork	448	250,432	439	243,114
Total non-current	18,945	696,766	19,138	698,421
	209,631	2,253,237	211,397	2,211,554

The Company has forests pledged as collateral for loans and tax/civil contingencies in the amount of R$55,222 in the parent company and consolidated (R$66,345 in the parent company and consolidated as of December 31, 2018).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

11.           RECOVERABLE TAXES AND INCOME TAX AND SOCIAL CONTRIBUTION

	Parent company		Consolidated
Recoverable taxes	06.30.19	12.31.18	06.30.19	12.31.18
ICMS ("State VAT")	1,513,474	1,517,304	1,629,695	1,632,110
PIS and COFINS ("Federal Taxes to Social Fund Programs")	1,972,062	941,864	1,976,532	946,399
IPI ("Federal VAT")	832,008	836,674	832,013	836,676
INSS ("Brazilian Social Security")	317,808	307,865	317,844	307,897
Other	41,121	52,329	95,739	155,779
(-) Provision for losses	(172,183)	(175,920)	(172,214)	(175,925)
	4,504,290	3,480,116	4,679,609	3,702,936

Current	457,672	340,116	630,472	560,389
Non-current	4,046,618	3,140,000	4,049,137	3,142,547

Recoverable income tax and social contribution
Income and social contribution tax (IR/CS)	356,661	426,134	453,478	522,758
(-) Provision for losses	(8,985)	(8,985)	(9,029)	(9,029)
	347,676	417,149	444,449	513,729
Current	340,867	410,340	436,540	506,483
Non-current	6,809	6,809	7,909	7,246

On June 06, 2019, there was a final court decision recognizing the Company’s right to exclude ICMS from the PIS and COFINS calculation base. The amount of R$1,062,013 of PIS/COFINS credit has been recognized as recoverable taxes, of which R$696,127 is related to the principal and has been recorded under other operating income, and R$365,886 is related to interest and monetary correction, recorded under financial income.

The rollforward of the provision for losses is set forth below:

	Parent company
	ICMS ("State VAT")	PIS and COFINS ("Federal Taxes to Social Fund Programs")	Income and social contribution tax	IPI ("Federal VAT")	Other	Total
						06.30.19
Beginning balance	(140,964)	(17,418)	(8,985)	(13,562)	(3,976)	(184,905)
Additions	(18,629)	-	-	-	(1,098)	(19,727)
Write-offs	13,719	-	-	9,744	1	23,464
Ending balance	(145,874)	(17,418)	(8,985)	(3,818)	(5,073)	(181,168)

	Consolidated
	ICMS ("State VAT")	PIS and COFINS ("Federal Taxes to Social Fund Programs")	Income and social contribution tax	IPI ("Federal VAT")	Other	Total
						06.30.19
Beginning balance	(140,970)	(17,418)	(9,029)	(13,562)	(3,975)	(184,954)
Additions	(18,629)	-	-	-	(1,134)	(19,763)
Write-offs	13,725	-	-	9,744	1	23,470
Exchange rate variation	-	-	-	-	4	4
Ending balance	(145,874)	(17,418)	(9,029)	(3,818)	(5,104)	(181,243)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

12.           ASSETS AND LIABILITIES HELD FOR SALE AND DISCONTINUED OPERATIONS

Following the finance and operating restructuring plan disclosed in the financial statements of 2018, during the six-month period ended June 30, 2019 the sale of the operations in Argentina, Europe and Thailand, as well the plant in Várzea Grande-MT were concluded. The details of the operations are demonstrated below:

On January 02, 2019, the sale of the shares representing 91.89% of the former subsidiary Quickfood S.A. was completed. On this date, Marfrig Global Foods S.A. (“Marfrig”) paid the amount of US$54,891 (equivalent to R$211,835) to BRF S.A.

On January 23, 2019, the sale of the properties and equipment in Várzea Grande-MT to Marfrig was concluded for R$100,000, from which R$81,500 were collected, net of associated costs. On April 01, 2019, all the precedent conditions were overcome and Marfrig started to fully operate the plant.

On February 4, 2019, the sale of Avex S.A. was completed and US$22,500 (equivalent to R$82,736) were received in cash and US$22,324 (equivalent to R$86,990) will be settled by the payment of liabilities of Avex S.A. with BRF during 2019.

On February 28, 2019, the former subsidiary Campo Austral S.A. concluded the sale of its plant located in the city of Florencio Varela, in Argentina, and all the related assets and liabilities, including the “Bocatti” and “Calchaquí” trademarks to BOGS S.A. for US$26,753 (equivalent to R$95,036), collected on March 2019.

On March 11, 2019, the Company concluded the sale of 100% of the shares issued by Campo Austral S.A., including the plants in San Andrés de Giles and Pilar, and the trademark “Campo Austral” to the Argentinian company La Piamontesa de Averaldo Giacosa y Compañía S.A. for US$7,619 (equivalent to R$29,359), from which US$3,619 were paid in cash and US$4,000 will be paid during the three subsequent months.

On June 03, 2019, the Company concluded the sale of 100% of the shares held in certain companies located in Europe and Thailand to Tyson International Holding Co.  for US$377,043 (equivalent to R$1,466,950), fully received in the same date.

Over the second quarter of 2019 the Company has progressed in the negotiations to sell the participation in the joint venture SATS BRF Food PTE Ltd. (“SATS”), so its investment was reclassified to assets held for sale on June 30, 2019. When reclassifying to assets held for sale, the investment began to be measured at the lower of the book value previously recorded and the fair value net of selling expenses. In the six-month period ended June 30, 2019, this measurement led to an impairment of SATS investment in the amount of R$15,640 recorded under the continued operations.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The balances of the assets reclassified to assets held for sale and liabilities directly associated with assets held for sale are reflected below.

BALANCE SHEETS

	Parent company				Consolidated
	06.30.19	12.31.18			06.30.19	12.31.18
	Total	Investment in Discontinued Operations	Others	Total	Total	Operations from Argentine	Operation from Europe and Thailand	Others	Total
ASSETS
CURRENT ASSETS
Cash and cash equivalents	-	-	-	-	-	31,683	134,766	-	166,449
Marketable securities	-	-	-	-	-	68,686	-	-	68,686
Trade accounts receivable, net	-	-	-	-	-	244,654	333,187	-	577,841
Inventories	-	-	-	-	-	254,142	645,241	-	899,383
Biological assets	-	-	-	-	-	19,246	-	-	19,246
Recoverable taxes	-	-	-	-	-	59,721	48,738	-	108,459
Assets held for sale	-	-	-	-	-	4	401	-	405
Other current assets	-	-	-	-	-	18,087	6,264	-	24,351
Total current assets	-	-	-	-	-	696,223	1,168,597	-	1,864,820

NON-CURRENT ASSETS
Trade accounts receivable, net	-	-	-	-	-	571	-	-	571
Deferred income and social contribution taxes	-	-	-	-	-	-	7,967	-	7,967
Biological assets	-	-	-	-	-	11,586	20,122	-	31,708
Recoverable taxes	-	-	-	-	-	4,788	-	-	4,788
Other non-current assets	-	-	-	-	-	7,299	473	-	7,772
Investments in subsidiaries and join ventures	-	219,666	-	219,666	48,139	20	-	-	20
Property, plant and equipment, net	47,657	-	131,406	131,406	72,562	329,590	327,224	169,798	826,612
Intangible assets	-	20,115	-	20,115	-	318,706	263,341	-	582,047
Total non-current assets	47,657	239,781	131,406	371,187	120,701	672,560	619,127	169,798	1,461,485

TOTAL ASSETS	47,657	239,781	131,406	371,187	120,701	1,368,783	1,787,724	169,798	3,326,305

LIABILITIES
CURRENT LIABILITIES
Short-term debt	-	-	-	-	-	88,395	-	-	88,395
Trade accounts payable	-	-	-	-	-	270,796	155,068	-	425,864
Payroll and related charges	-	-	-	-	-	42,152	42,662	-	84,814
Liabilities with related parties	-	-	-	-	-	197	-	-	197
Employee and management profit sharing	-	-	-	-	-	2,973	3,005	-	5,978
Tax payable	-	-	-	-	-	13,600	24,831	-	38,431
Other current liabilities	-	-	-	-	-	51,125	95,219	-	146,344
Total current liabilities	-	-	-	-	-	469,238	320,785	-	790,023

NON-CURRENT LIABILITIES
Long-term debt	-	-	-	-	-	67,378	-	-	67,378
Deferred income and social contribution taxes	-	-	-	-	-	142,013	26,161	-	168,174
Provision for tax, civil and labor risks	-	-	-	-	-	70,571	366	-	70,937
Other non-current liabilities	-	13	-	13	-	22	34,995	-	35,017
Total non-current liabilities	-	13	-	13	-	279,984	61,522	-	341,506

TOTAL LIABILITIES AND EQUITY	-	13	-	13	-	749,222	382,307	-	1,131,529

Assets and liabilities held for sale	47,657	239,768	131,406	371,174	120,701	619,561	1,405,417	169,798	2,194,776

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

During the period ended June 30, 2019, the Company incurred in losses by the sale of the Argentine operations in the amount of R$862,818 and gain by the sales of Europe and Thailand in the amount of R$64,067, registered in the discontinued operations, mainly due to the write-off of the cumulative translation adjustments of the investments.

During the six-month period ended June 30, 2019, the Argentina, Europe and Thailand operations were kept classified as discontinued operations before conclusion of the sale of the shares held. The statement of income (loss) and statement of cash flow of these operations are as follows:

STATEMENTS OF INCOME (LOSS) - DISCONTINUED OPERATIONS

	Parent company				Consolidated
					Operations from Argentine				Operation from Europe and Thailand				Total
	From 04.01.19 to 06.30.19	From 01.01.19 to 06.30.19	From 04.01.18 to 06.30.18	From 01.01.18 to 06.30.18	From 04.01.19 to 06.30.19	From 01.01.19 to 06.30.19	From 04.01.18 to 06.30.18	From 01.01.18 to 06.30.18	From 04.01.19 to 06.30.19	From 01.01.19 to 06.30.19	From 04.01.18 to 06.30.18	From 01.01.18 to 06.30.18	From 04.01.19 to 06.30.19	From 01.01.19 to 06.30.19	From 04.01.18 to 06.30.18	From 01.01.18 to 06.30.18

NET SALES	(547)	4,816	(47,711)	(47,255)	-	80,843	357,978	802,306	463,802	1,090,409	642,567	1,316,036	463,802	1,171,252	1,000,545	2,118,342
Cost of sales	(449)	(197)	4,666	10,582	(172)	(95,223)	(357,865)	(766,875)	(428,753)	(978,318)	(609,439)	(1,175,947)	(428,925)	(1,073,541)	(967,304)	(1,942,822)
GROSS PROFIT (1)	(996)	4,619	(43,045)	(36,673)	(172)	(14,380)	113	35,431	35,049	112,091	33,128	140,089	34,877	97,711	33,241	175,520
OPERATING INCOME (EXPENSES)
Selling expenses	-	-	-	-	-	(11,389)	(39,679)	(81,336)	(8,413)	(38,321)	(53,972)	(107,302)	(8,413)	(49,710)	(93,651)	(188,638)
General and administrative expenses	(542)	(1,985)	(1,668)	(3,205)	-	(5,106)	(9,626)	(15,801)	(14,633)	(33,883)	(20,061)	(37,382)	(14,633)	(38,989)	(29,687)	(53,183)
Impairment loss on trade and other receivables	-	-	-	-	-	-	3,211	(2,343)	(4,380)	(4,129)	(2,123)	(4,172)	(4,380)	(4,129)	1,088	(6,515)
Other operating expenses, net	(17,503)	(17,503)	74	4,655	(8,793)	(26,563)	(1,363)	6,958	(22,133)	(26,075)	15,744	16,181	(30,926)	(52,638)	14,381	23,139
Income from associates and joint ventures	8,576	(38,071)	15,777	84,556	-	-	-	-	(21)	(21)	-	-	(21)	(21)	-	-
INCOME (LOSS) BEFORE FINANCIAL RESULTS AND INCOME TAXES	(10,465)	(52,940)	(28,862)	49,333	(8,965)	(57,438)	(47,344)	(57,091)	(14,531)	9,662	(27,284)	7,414	(23,496)	(47,776)	(74,628)	(49,677)
Financial expenses	-	-	-	-	-	(20,982)	58,784	65,857	9,558	(8,800)	31,599	55,845	9,558	(29,782)	90,383	121,702
Financial income	-	-	-	-	-	8,284	18,165	28,514	(11,403)	(10,134)	2,863	1,573	(11,403)	(1,850)	21,028	30,087
INCOME (LOSS) BEFORE TAXES	(10,465)	(52,940)	(28,862)	49,333	(8,965)	(70,136)	29,605	37,280	(16,376)	(9,272)	7,178	64,832	(25,341)	(79,408)	36,783	102,112
Current income taxes	-	-	-	-	-	-	(6)	(10)	(1,838)	(3,846)	(4,092)	(12,571)	(1,838)	(3,846)	(4,098)	(12,581)
Deferred income taxes	-	97,750	-	-	-	100,380	(65,863)	(54,719)	15,714	16,503	1,710	4,393	15,714	116,883	(64,153)	(50,326)
NET INCOME (LOSS)	(10,465)	44,810	(28,862)	49,333	(8,965)	30,244	(36,264)	(17,449)	(2,500)	3,385	4,796	56,654	(11,465)	33,629	(31,468)	39,205
Gain (loss) on sale of investments and realization of other comprehensive income	145,396	(798,751)	-	-	-	(862,818)	-	-	145,396	64,067	-	-	145,396	(798,751)	-	-
INCOME (LOSS) FROM DISCONTINUED OPERATIONS	134,931	(753,941)	(28,862)	49,333	(8,965)	(832,574)	(36,264)	(17,449)	142,896	67,452	4,796	56,654	133,931	(765,122)	(31,468)	39,205
				-
Net Income (Loss) From Discontinued Operation Attributable to
Controlling shareholders	134,931	(753,941)	(28,862)	49,333	(8,965)	(832,574)	(36,872)	(17,953)	143,896	78,633	8,010	67,286	134,931	(753,941)	(28,862)	49,333
Non-controlling interest	-	-	-	-	-	-	608	504	(1,000)	(11,181)	(3,214)	(10,632)	(1,000)	(11,181)	(2,606)	(10,128)

(1)    The positive effect on cost refers to allocations of expenses to products destined to the markets of the discontinued operations.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

STATEMENTS OF CASH FLOWS - DISCONTINUED OPERATIONS

	Parent company		Consolidated
	January to June 2019	January to June 2018	January to June 2019	January to June 2018
OPERATING ACTIVITIES FROM DISCONTINUED OPERATIONS
Income (loss)	(753,941)	49,333	(765,122)	39,205
Adjustments to reconcile loss to generated cash
Depreciation and amortization	-	-	3,776	98,887
Depreciation and depletion of biological assets	-	-	9,700	12,515
Result on disposals of property, plant and equipments	-	-	5,598	(17,251)
Provision for tax, civil and labor risks	-	-	(493)	(61,680)
Income from associates and joint ventures	626,364	(84,556)	21	-
Gain (loss) on disposal of discontinued operations	190,343	-	717,422	-
Provision for losses in inventories	-	-	(7,294)	-
Impairment	-	312,934	81,329	-
Financial results, net	-	-	31,631	(151,790)
Deferred income tax	(97,750)	-	(116,883)	50,326
Others	-	-	32,821	(5,494)
Cash flow provided by operating activities before working capital	(34,984)	277,711	(7,494)	(35,282)
Trade accounts receivable	-	-	(133,233)	88,661
Inventories	-	-	59,135	(33,889)
Current biological assets	-	-	55	3,698
Trade accounts payable	-	-	50,947	(157,174)
Supply chain finance	-	-	(28)	(374)
Cash (used in) generated by operating activities	(34,984)	277,711	(30,618)	(134,360)
Financial Investments at FVPL	-	-	(6,472)	(142,719)
Redemption of Financial Investments at FVPL	-	-	29,097	111,924
Interest paid	-	-	-	(13,288)
Other assets and liabilities	83,326	174,780	(101,241)	(137,243)
Net cash (used in) provided by operating activities from discontinued operations	48,342	452,491	(109,234)	(315,686)

INVESTING ACTIVITIES FROM DISCONTINUED OPERATIONS
Additions to property, plant and equipment	-	-	(14,350)	(22,725)
Additions to non-current biological assets	-	-	(11,911)	(15,937)
Additions to intangible assets	-	-	-	(46)
Proceeds from disposals of property, plant and equipment and investment	-	-	(32,521)	-
Net cash used in investing activities from discontinued operations	-	-	(58,782)	(38,708)

FINANCING ACTIVITIES FROM DISCONTINUING OPERATIONS
Proceeds from debt issuance	-	-	10,122	606,367
Repayment of debt	-	-	(8,555)	(421,136)
Net cash (used in) provided by financing activities from discontinued operations	-	-	1,567	185,231
Net increase (decrease) in cash and cash equivalents	48,342	452,491	(166,449)	(169,163)
At the beginning of the period	-	-	166,449	488,185
At the end of the period	48,342	452,491	-	319,022

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

13.   INCOME AND SOCIAL CONTRIBUTION TAXES

13.1.      Deferred income and social contribution taxes

	Parent company		Consolidated
	06.30.19	12.31.18	06.30.19	12.31.18
Assets
Tax loss carryforwards (corporate income tax)	1,806,435	1,722,283	1,809,781	1,723,991
Negative calculation basis (social contribution tax)	688,297	651,803	689,502	652,418

Temporary differences - Assets
Provisions for tax, civil and labor risks	554,035	322,987	554,035	322,987
Suspended collection taxes	27,279	22,945	27,279	22,945
Expected credit losses	122,429	126,624	122,452	126,627
Provision for property, plant and equipment losses	1,671	37,110	1,671	37,110
Provision for losses on tax credits	59,921	62,668	59,921	62,670
Provision for other obligations	92,494	106,869	92,494	106,869
Provision for inventory losses	32,783	39,508	32,789	39,508
Employees' benefits plan	144,639	137,484	144,639	137,484
Unrealized losses on derivatives financial instruments	-	30,494	-	30,494
Unrealized losses on inventories	-	-	4,343	2,359
Expected credit losses - notes receivables	2,619	6,859	2,619	6,859
Business combination - Sadia (1)	23,481	84,587	23,481	84,587
Other temporary differences	98,260	91,849	106,011	135,847
	3,654,343	3,444,070	3,671,017	3,492,755

Temporary differences - Liabilities
Unrealized fair value gains	(62,636)	(101,400)	(62,636)	(101,400)
Difference between tax basis and accounting basis of goodwill amortization	(319,023)	(318,454)	(319,023)	(318,454)
Difference between tax depreciation rate and accounting depreciation rate (useful life)	(778,803)	(754,094)	(778,803)	(754,094)
Estimated annual effective tax rate - CPC 21	(4,837)	-	(4,837)	-
Business combination - Sadia (1)	(776,275)	(724,015)	(776,275)	(724,015)
Business combination - AKF	-	-	(18,087)	(19,152)
Business combination - other companies	-	-	(183)	(20,421)
Other - exchange rate variation	-	-	(68,945)	(60,752)
Other temporary differences	(47,290)	(28,531)	(31,382)	(40,589)
	(1,988,864)	(1,926,494)	(2,060,171)	(2,038,877)

Total deferred tax	1,665,479	1,517,576	1,610,846	1,453,878

Total Assets	1,665,479	1,517,576	1,697,407	1,519,652
Total Liabilities	-	-	(86,561)	(65,774)
	1,665,479	1,517,576	1,610,846	1,453,878

(1)        The deferred tax asset on the business combination with Sadia is computed on the difference between the goodwill amortization tax basis and the goodwill amortization accounting basis, based on the purchase price allocation date. Deferred tax liability on business combination with Sadia is substantially represented by the fair value of property, plant and equipment, trademarks and contingent liabilities.

The roll-forward of deferred tax assets is set forth below:

	Parent company	Consolidated
	06.30.19	06.30.19

Beginning balance	1,517,576	1,453,878
Deferred income and social contribution taxes recognized in the statement of income	128,546	143,931
Deferred income and social contribution taxes recognized in other comprehensive income	(78,393)	(88,339)
Deferred income and social contribution taxes related to discontinued operations	97,750	116,883
Other	-	(15,507)
Ending balance	1,665,479	1,610,846

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

13.2.       Estimated period of realization

Deferred tax assets arising from temporary differences will be realized as these differences are settled. The period of settlement or realization of such differences is uncertain and is tied to several factors that are not under the control of the Management.

When assessing the realization of deferred tax assets on income tax loss carryforward and negative calculation basis of social contribution tax, Management considers the Company’s budget and strategic plans, adjusted by the main fiscal additions and exclusions, which were approved by the Company's Board of Directors and Fiscal Council. Based on this estimate, Management believes that it is probable that the deferred tax will be realized, as set forth below:

	Parent company	Consolidated
2020	28,314	28,314
2021	130,486	130,486
2022	180,220	180,220
2023	282,240	282,240
2024 to 2026	1,001,174	1,001,174
2027 onwards	872,298	876,849
	2,494,732	2,499,283

13.3.      Income and social contribution taxes reconciliation

	Parent company				Consolidated
	April to June 2019	January to June 2019	Restated April to June 2018	Restated January to June 2018	April to June 2019	January to June 2019	Restated April to June 2018	Restated January to June 2018

Income (loss) before income and social contribution taxes - continued operations	249,485	(52,715)	(1,285,734)	(1,522,180)	310,719	20,652	(1,483,643)	(1,710,792)
Nominal tax rate	34%	34%	34%	34%	34%	34%	34%	34%
Credit (expense) at nominal rate	(84,825)	17,923	437,150	517,541	(105,644)	(7,022)	504,439	581,669

Reconciling itens
Income from associates and joint ventures	53,729	140,338	36,872	63,521	(292)	(348)	(76,336)	(82,233)
Exchange rate variation on foreign investments	(6,921)	(21,325)	99,599	119,657	(12,343)	(16,343)	130,657	138,429
Difference of tax rates on results of foreign subsidiaries	-	-	-	-	22,161	89,257	198,512	285,644
Deferred tax assets not recognized (1)	26,427	(27,909)	(800,261)	(800,261)	26,427	(27,909)	(800,261)	(800,261)
Stock options	(5,767)	(6,296)	(1,565)	(1,406)	(5,767)	(6,296)	(1,565)	(1,406)
Investment grant	30,689	30,689	17,890	28,271	30,689	30,689	17,890	28,271
Estimated annual effective tax rate - CPC 21	(201,796)	(4,837)	45,075	(11,581)	(201,796)	(4,837)	62,304	(11,581)
Reversal of provision without deferred constituted	109,251	(21,139)		-	109,251	(21,139)
Other permanent differences	17,622	21,102	676	4,284	17,618	21,041	13,200	4,601
	(61,591)	128,546	(164,564)	(79,974)	(119,696)	57,093	48,840	143,133

Current income tax	-	-	-	-	(62,738)	(86,838)	(43,658)	(65,294)
Deferred income tax	(61,591)	128,546	(164,564)	(79,974)	(56,958)	143,931	92,498	208,427

(1)     Amount referring to the non-recognition of deferred tax on tax loss and negative basis in the amount of R$82,085 in the parent company and consolidated.

The taxable income and income taxes of the foreign subsidiaries are set forth below:

	Consolidated
	April to June 2019	January to June 2019	Restated April to June 2018	Restated January to June 2018
Taxable income from foreign subsidiaries	(747,446)	(1,741,377)	481,370	775,156
Current income tax from foreign subsidiaries	(62,714)	(86,793)	(43,646)	(65,201)
Deferred income tax from foreign subsidiaries	(5,129)	(449)	27,157	29,012

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The Company’s Management has determined that the earnings ascertained by the holdings of its wholly-owned subsidiaries abroad will not be redistributed. Such resources will be used for investments in the subsidiaries, and thus no deferred income tax was recognized. The total of undistributed earnings corresponds to R$2,032,058 as of June 30, 2019 (R$3,401,418 as of December 31, 2018).

Brazilian income taxes declarations are subject to review by the authorities for a five-year period after the delivery. The Company may be subject to additional taxes, interest and penalties resulting from these reviews. Subsidiaries located abroad are taxed in their respective jurisdictions, according to local regulations.

14.           JUDICIAL DEPOSITS

The rollforward of the judicial deposits is set forth below:

	Parent company
	Tax	Labor	Civil, commercial and other	Total
				06.30.19
Beginning balance	288,377	351,648	29,073	669,098
Additions	61,641	95,203	2,309	159,153
Reversals	(6,198)	(17,646)	(40)	(23,884)
Write-offs	(290)	(67,372)	(2,985)	(70,647)
Price index update	5,058	7,446	583	13,087
Ending balance	348,588	369,279	28,940	746,807

	Consolidated
	Tax	Labor	Civil, commercial and other	Total
				06.30.19
Beginning balance	288,377	351,648	29,073	669,098
Additions	61,641	95,294	2,309	159,244
Reversals	(6,198)	(17,646)	(40)	(23,884)
Write-offs	(290)	(67,372)	(2,985)	(70,647)
Price index update	5,058	7,446	583	13,087
Exchange rate variation	-	2	-	2
Ending balance	348,588	369,372	28,940	746,900

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

15.           RESTRICTED CASH

			Average interest rate (p.a.)	Parent company		Consolidated
	Maturity (1)	Currency		06.30.19	12.31.18	06.30.19	12.31.18

Bank deposit certificates (2)	1.97	R$	6.38%	362,674	504,480	362,674	504,480
National treasury certificates (3)	0.67	R$	18.53%	253,368	233,692	253,368	233,692
Bank deposit (4)	-	US$	-	-	-	-	21,037
Time Deposit (5)	0.97	US$	3.61%	204,511	102,412	204,511	102,412
				820,553	840,584	820,553	861,621

Current				594,438	256,284	594,438	277,321
Non-current				226,115	584,300	226,115	584,300

(1)      Weighted average maturity in years.

(2)      Deposit pledged as collateral in the disposal of the dairy segment to the Groupe Lactalis (“Parmalat”) with maturity in 2021 and in the sale of Gale with maturity in 2020.

(3)      Certificates with maturity in 2020 pledged as collateral for the loan obtained through the Special Program Asset Restructuring (“PESA”) (note 19).

(4)      Deposit linked to operations in the international market.

(5)      Time Deposit linked to operations of Credit Export Notes (NCE).

16.           INVESTMENTS

16.1.      Investments breakdown

	Parent company		Consolidated
	06.30.19	12.31.18	06.30.19	12.31.18
Investment in associates and affiliates	4,480,745	4,042,451	2,229	70,546
Goodwill SATS BRF	-	-	-	7,059
	4,480,745	4,042,451	2,229	77,605
Other investments	583	1,107	7,552	8,400
	4,481,328	4,043,558	9,781	86,005

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

16.2.      Rollforward of the interest in subsidiaries and affiliates – Parent Company

	Subsidiaries														Affiliates
	BRF Energia S.A.	BRF GmbH	Establec. Levino Zaccardi	BRF Pet S.A.	BRF Luxembourg SARL	PSA Labor. Veter. Ltda	Avex S.A.	Sadia Alimentos S.A.	Proud Food Lda	Sadia International Ltd.	Sadia Uruguay S.A.	Sadia Overseas S.A.	Eclipse Holding Cooperatief	VIP S.A. Empr. e Particip. Imob	PP-BIO Adm. Bem próprio S.A.	UP! Alimentos Ltda	Total
																	06.30.19	12.31.18
a) Participation as of june 30, 2019
% of share	100.00%	100.00%	99.94%	100.00%	100.00%	99.99%	-	43.10%	10.00%	100.00%	94.90%	2.00%	0.01%	100.00%	33.33%	-
Total number of shares and membership interests	6,963,854	1	100	27,664,086	100	5,463,850	-	594,576,682	150,000	900,000	2,444,753,091	50,000	10,000	14,249,459	-	-
Number of shares and membership interest held	6,963,854	1	100	27,664,086	100	5,463,849	-	256,253,695	15,000	900,000	2,319,989,778	1,000	1	14,249,459	-	-
															-
b) Information as of june 30, 2019
Share capital	5,972	6,523	1,186	27,664	44,330	5,564	-	338,054	3	2,933	497,012	165	334,999	50	-	-
Shareholders' equity	(292)	4,144,251	(31)	22,908	(163,597)	5,861	-	11,356	(58)	225,251	75,953	1,352	(33,792)	2,343	-	-
Income (loss) for the period	(491)	529,203	(19)	(4,124)	26,119	101	8,790	(39,235)	(223)	(5,178)	(124,018)	7	(20,817)	53	-	-

c) Balance of investments as of june 30, 2019
Beginning balance	1,404	3,710,990	-	27,059	-	5,760	-	-	-	225,508	56,967	27	-	2,290	4,199	8,247	4,042,451	4,959,644
Adjustment of previous years (adoption of IFRS 9 and hyperinflation)	-	-	-	-	-	-	-	-		-	-	-		-	-	-	-	128,959
Equity pick-up	(491)	529,203	(15)	(4,124)	26,119	101	10,244	(25,896)	(5)	(5,178)	(117,689)	-	(4)	53	-	-	412,318	(1,020,030)
Hyperinflation on goodwill	-	-	-	-	-	-	-	-	-	-	-	-		-	-	-	-	133,220
Unrealized profit in inventory	-	-	-	(27)	-	-	(162)	-	-	-	(33)	-	-	-	-	-	(222)	538
Disposals by incorporation	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(540,444)
Exchange rate variation on goodwill	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(205,948)
Amortization of fair value of assets and liabilities acquired	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(2,660)
Advance for future capital increase	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	133,043
Exchange rate variation on foreign investments	-	(60,369)	-	-	(7)	-	-	-	-	(2,339)	-	(6)	-	-	-	-	(62,721)	299,576
Other comprehensive income	-	(35,572)	(5)	-	(81,805)	-	(32,342)	30,790	-	7,260	132,823	6	-	4	-	-	21,159	205,305
Capital increase	-	-	-	-	1,559	-	-	-	-	-	-	-	-	-	194	-	1,753	1,588,083
Reversal of provision for losses on investments	-	-	-	-	(109,463)	-	-	-	-	-	-	-	-	-	-	-	(109,463)	(318,931)
Impairment of investment	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(2,165)	-	(2,165)	(406,452)
Dividends and interests on shareholders' equity	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(8,247)	(8,247)	(4,739)
Sale of equity stake	-	-	-	-	-	-	21,593	-	-	-	-	-	-	-	-	-	21,593	(5,835)
Gain or loss on equity stake changes	-	-	-	-	-	-	667	-	-	-	-	-	-	(4)	-	-	663	(790,688)
Provision for losses on investments	-	-	20	-	163,597	-	-	-	5	-	-	-	4	-	-	-	163,626	109,476
Transfer to held for sale and discontinued operations	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(219,666)
	913	4,144,252	-	22,908	-	5,861	-	4,894	-	225,251	72,068	27	-	2,343	2,228	-	4,480,745	4,042,451

The exchange rate variation losses on the investments in foreign subsidiaries with Brazilian Reais as functional currency, for the six-month period ended June 30, 2019 totaled R$50,982 (gain of R$417,698 as of June 30, 2018) and for the three-month period ended June 30, 2019 totaled R$39,529 (gain R$394,029 as of June 30, 2018), and has been recognized as financial result in the consolidated statement of income.

On June 30, 2019, these associates, affiliates and joint ventures do not have any restriction to repay their loans or advances to the Company.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

16.3.       Summarized financial information of controlled entities with non-controlling interest

	BRF AFC		Banvit Bandirma Vitaminli		AKF-Al Khan Foodstuff LLC		Al-Wafi Al-Takamol Food Prod.		FFM Further Processing
	06.30.19	12.31.18	06.30.19	12.31.18	06.30.19	12.31.18	06.30.19	12.31.18	06.30.19	12.31.18
Current assets	289,965	287,795	755,011	677,748	168,897	156,716	896,399	726,997	11,203	12,909
Non-current assets	6,963	489	425,594	452,267	4,078	2,121	26,600	3,200	62,683	65,826
Current liabilities	38,740	63,353	559,045	518,087	107,234	94,268	805,103	585,825	7,123	7,440
Non-current liabilities	6,047	2,725	51,907	68,683	2,995	2,314	17,341	13,830	-	-
Shareholders' equity	252,141	222,206	569,653	543,245	62,746	62,255	100,555	130,542	66,763	71,295

% of share	75%	75%	92%	92%	99%	99%	75%	75%	70%	70%
Dividends declared to non-controlling shareholders	-	(7,286)	-	-	-	(78)	-	(5,253)	-	-

	BRF AFC		Banvit Bandirma Vitaminli		AKF-Al Khan Foodstuff LLC		Al-Wafi Al-Takamol Food Prod.		FFM Further Processing
	06.30.19	06.30.18	06.30.19	06.30.18	06.30.19	06.30.18	06.30.19	06.30.18	06.30.19	06.30.18

Net Revenue	301,472	246,320	1,203,612	1,111,283	201,274	175,827	902,766	844,919	7,703	10,061
Income (Loss), net	32,454	4,225	67,416	37,086	996	(3,974)	(29,299)	138,565	(3,786)	(2,761)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

17.           PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment rollforward is set forth below:

	Parent company
	Weighted average depreciation rate (p.a.)	12.31.18	Initial adoption IFRS 16	Additions	Disposals	Transfers (1)	06.30.19
Cost
Land	-	504,851	21,120	1,985	(790)	(744)	526,422
Buildings and improvements	-	7,091,305	2,087,528	12,751	(49,088)	321,369	9,463,865
Machinery and equipment	-	7,771,340	377	3,374	(123,363)	(116,370)	7,535,358
Facilities	-	17,246	-	263	-	(14,661)	2,848
Furniture and fixtures	-	102,732	-	51	(3,617)	1,824	100,990
Vehicles	-	7,491	7,669	-	(4,075)	779	11,864
Construction in progress	-	418,630	-	155,251	-	(256,610)	317,271
Advances to suppliers	-	267	-	-	-	(267)	-
		15,913,862	2,116,694	173,675	(180,933)	(64,680)	17,958,618

Depreciation
Land (2)	20.83%	-	-	(2,173)	-	-	(2,173)
Buildings and improvements	6.64%	(2,532,762)	-	(306,843)	10,525	(10,650)	(2,839,730)
Machinery and equipment	6.62%	(3,485,179)	-	(244,750)	112,047	7,299	(3,610,583)
Facilities	5.00%	(1,795)	-	(68)	-	1,707	(156)
Furniture	6.67%	(55,732)	-	(2,407)	3,282	49	(54,808)
Vehicles	19.47%	(7,221)	-	(1,371)	661	1,577	(6,354)
		(6,082,689)	-	(557,612)	126,515	(18)	(6,513,804)
		9,831,173	2,116,694	(383,937)	(54,418)	(64,698)	11,444,814

(1)      Refers to the transfer of R$46,563 to intangible assets, R$17,538 to biological assets and R$597 to assets held for sale.

(2)      Land depreciation refers to right-of-use assets. The amount of depreciation of R$2,173 was recognized in the formation cost of forests and will be realized in the result upon its exhaustion (note 23.1).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
	Weighted average depreciation rate (p.a.)	12.31.18	Initial adoption IFRS 16	Additions	Disposals	Transfers (1)	Exchange rate variation	06.30.19
Cost
Land	-	536,878	23,453	1,985	(790)	(744)	(5,366)	555,416
Buildings and improvements	-	7,446,230	2,238,471	14,465	(49,088)	321,554	(14,502)	9,957,130
Machinery and equipment	-	8,272,920	1,101	11,909	(124,132)	(111,332)	(29,667)	8,020,799
Facilities	-	144,315	-	263	(55)	(14,661)	(1,329)	128,533
Furniture and fixtures	-	159,902	-	299	(5,961)	2,117	(2,581)	153,776
Vehicles	-	17,402	94,065	6,017	(4,075)	789	(2,174)	112,024
Construction in progress	-	409,696	-	159,210	-	(258,748)	(949)	309,209
Advances to suppliers	-	13,425	-	2,903	-	(4,659)	4,185	15,854
		17,000,768	2,357,090	197,051	(184,101)	(65,684)	(52,383)	19,252,741

Depreciation
Land (2)	22.30%	-	-	(2,592)	-		14	(2,578)
Buildings and improvements	6.91%	(2,578,932)	-	(335,803)	10,529	(10,650)	2,197	(2,912,659)
Machinery and equipment	6.59%	(3,620,421)	-	(262,005)	112,337	7,299	5,761	(3,757,029)
Facilities	5.00%	(23,256)	-	(3,025)	33	1,707	421	(24,120)
Furniture	6.67%	(71,062)	-	(5,130)	3,526	49	673	(71,944)
Vehicles	33.77%	(10,099)	-	(20,526)	661	1,577	278	(28,109)
		(6,303,770)	-	(629,081)	127,086	(18)	9,344	(6,796,439)
		10,696,998	2,357,090	(432,030)	(57,015)	(65,702)	(43,039)	12,456,302

(1)      Refers to the transfer of R$47.567 to intangible assets, R$17,537 to biological assets R$598 to assets held for sale.

(2)      Land depreciation refers to right-of-use assets. The amount of depreciation of R$2,173 was recognized in the formation cost of forests and will be realized in the result upon its exhaustion (note 23.1).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The Company has fixed assets fully depreciated that are still operating. The composition of these items is set forth below:

	Parent company		Consolidated
	06.30.19	12.31.18	06.30.19	12.31.18
Cost
Buildings and improvements	134,606	143,805	142,309	151,830
Machinery and equipment	643,913	663,766	656,706	692,079
Facilities	81,993	83,318	82,001	85,564
Furniture and fixtures	18,943	20,893	22,513	27,285
Vehicles	6,220	4,794	6,220	5,346
	885,675	916,576	909,749	962,104

During the six-month period ended June 30, 2019, the Company capitalized interests in the amount of R$10,543 in the parent company and consolidated (R$8,481 in the parent company and R$9,312 in the consolidated as of June 30, 2018) and during the three-month period ended June 30, 2019, R$5,241 in the parent company and R$5,219 in the consolidated (R$3,931 in the parent company and R$4,420 in the consolidated as of June 30, 2018). The weighted average interest rate used to determine the capitalized amount was 6.41% p.a. in the parent company and 2.32% p.a. in the consolidated (6.63% p.a. in the parent company and 15.77% p.a. in the consolidated as of June 30, 2018).

The property, plant and equipment items that are pledged as collateral for transactions of different natures are set forth below:

		Parent company and Consolidated
		06.30.19	12.31.18
	Type of collateral	Book value of the collateral	Book value of the collateral
Land	Financial/Tax	207,009	239,039
Buildings and improvements	Financial/Tax	1,527,066	1,800,115
Machinery and equipment	Financial/Labor/Tax/Civil	1,553,418	1,877,369
Furniture and fixtures	Financial/Tax	13,894	18,624
Vehicles	Financial/Tax	424	550
		3,301,811	3,935,697

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

18.           INTANGIBLE ASSETS

The intangible assets rollforward is set forth below:

		Parent company
	Weighted average amortization rate (p.a.)	12.31.18	Initial adoption IFRS 16	Additions	Disposals	Transfers	06.30.19
Cost
Non-compete agreement	-	63,624	-	5,705	-	-	69,329
Goodwill	-	1,783,655	-	-	-	-	1,783,655
Ava	-	49,368	-	-	-	-	49,368
Eleva Alimentos	-	696,629	-	-	-	-	696,629
Incubatório Paraíso	-	656	-	-	-	-	656
Paraíso Agroindustrial	-	16,751	-	-	-	-	16,751
Perdigão Mato Grosso	-	7,636	-	-	-	-	7,636
Sadia	-	1,012,615	-	-	-	-	1,012,615
Outgrowers relationship	-	15,022	-	-	-	-	15,022
Intangible in progress	-	-	-	33,377	-	(15,099)	18,278
Trademarks	-	1,152,885	-	-	-	-	1,152,885
Patents	-	5,970	-	-	-	-	5,970
Software	-	434,242	61	44,380	(50,232)	61,644	490,095
		3,455,398	61	83,462	(50,232)	46,545	3,535,234

Amortization
Non-compete agreement	42.34%	(35,246)	-	(12,665)	-	-	(47,911)
Outgrowers relationship	13.18%	(11,552)	-	(820)	(2)	-	(12,374)
Patents	20.00%	(5,055)	-	(240)	-	-	(5,295)
Software	29.10%	(249,832)	-	(66,263)	50,232	17	(265,846)
		(301,685)	-	(79,988)	50,230	17	(331,426)
		3,153,713	61	3,474	(2)	46,562	3,203,808

		Consolidated
	Weighted average amortization rate (p.a.)	12.31.18	Initial adoption IFRS 16	Additions	Disposals	Transfers	Exchange rate variation	06.30.19
Cost
Non-compete agreement	-	90,012	-	5,705	-	-	(413)	95,304
Goodwill	-	2,694,967	-	-	-	-	(25,686)	2,669,281
AKF	-	153,945	-	-	-	-	(1,693)	152,252
Ava	-	49,368	-	-	-	-	-	49,368
Banvit Bandirma Vitaminli	-	162,293	-	-	-	-	(15,827)	146,466
BRF AFC	-	153,507	-	-	-	-	(1,587)	151,920
Eleva Alimentos	-	696,629	-	-	-	-	-	696,629
Federal Foods LLC	-	74,788	-	-	-	-	(822)	73,966
Federal Foods Qatar L.L.C	-	366,779	-	-	-	-	(5,757)	361,022
Incubatório Paraíso	-	656	-	-	-	-	-	656
Paraíso Agroindustrial	-	16,751	-	-	-	-	-	16,751
Perdigão Mato Grosso	-	7,636	-	-	-	-	-	7,636
Sadia	-	1,012,615	-	-	-	-	-	1,012,615
Outgrowers relationship	-	15,022	-	-	-	-	-	15,022
Intangible in progress	-	-	-	33,506	-	(15,098)	-	18,408
Trademarks	-	1,336,162	-	-	-	-	(17,875)	1,318,287
Patents	-	6,066	-	-	-	-	(1)	6,065
Customer relationship	-	896,039	-	-	-	-	(40,141)	855,898
Software	-	491,830	61	44,445	(50,241)	62,646	(1,419)	547,322
		5,530,098	61	83,656	(50,241)	47,548	(85,535)	5,525,587

Amortization
Non-compete agreement	34.02%	(45,802)	-	(15,282)	-	-	186	(60,898)
Outgrowers relationship	13.18%	(11,552)	-	(820)	(2)	-	-	(12,374)
Patents	19.89%	(5,149)	-	(241)	-	-	(2)	(5,392)
Customer relationship	6.67%	(172,450)	-	(32,844)	-	-	5,880	(199,414)
Software	29.17%	(275,747)	-	(71,428)	50,241	17	573	(296,344)
		(510,700)	-	(120,615)	50,239	17	6,637	(574,422)
		5,019,398	61	(36,959)	(2)	47,565	(78,898)	4,951,165

During the six-month period ended June 30, 2019, Management did not identify any event that could indicate an impairment of such assets.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

19.           LOANS AND FINANCING

	Parent company
	Charges (p.a.)	Weighted average interest rate (p.a.)	WAMT (1)	Current	Non-current	06.30.19	Borrowing	Amortization	Interest paid	Interest accrued	Exchange rate variation	Current	Non-current	12.31.18
Local currency

Working capital	Pre- fixed / CDI	7.96% (7.78% on 12.31.18)	1.4	2,889,637	2,999,086	5,888,723	797,281	(874,001)	(127,357)	229,776	-	1,695,391	4,167,633	5,863,024

Certificate of agribusiness receivables	CDI / IPCA	8.41% (6.08% on 12.31.18)	3.0	151,620	1,484,339	1,635,959	-	(999,904)	(45,554)	83,915	-	1,114,904	1,482,598	2,597,502

Development bank credit lines	Pre- fixed / Selic / TJLP	6.21% (6.16% on 12.31.18)	0.7	132,006	-	132,006	-	(135,338)	(4,742)	7,541	-	220,414	44,131	264,545

Export credit facility	CDI	9.04% (9.02% on 12.31.18)	3.9	310,082	1,280,042	1,590,124	-	(37,044)	(72,003)	73,844	-	39,294	1,586,033	1,625,327

Special program asset restructuring	IGPM	11.43% (12.45% on 12.31.18)	0.7	278,208	-	278,208	-	-	(6,100)	10,882	-	3,761	269,665	273,426

Debentures	CDI / IPCA	9.06%	6.5	263	745,132	745,395	745,065	-	-	330	-	-	-	-

Fiscal incentives	Pre- fixed	2.40% (2.40% on 12.31.18)	0.1	7,073	-	7,073	32,997	(29,258)	(231)	248	-	3,317	-	3,317

				3,768,889	6,508,599	10,277,488	1,575,343	(2,075,545)	(255,987)	406,536	-	3,077,081	7,550,060	10,627,141

Foreign currency

Bonds	Pre- fixed + e.r. US$ and EUR	4.02% (3.85% on 12.31.18)	3.9	33,343	7,333,098	7,366,441	-	-	(214,847)	184,527	(91,042)	68,053	7,419,750	7,487,803

Export credit facility	LIBOR + e.r. US$	5.54% (4.76% on 12.31.18)	3.7	98,610	285,205	383,815	-	(319,742)	(15,833)	13,222	(8,142)	329,847	384,463	714,310

Advances for foreign exchange rate contracts	Pre- fixed + e.r. US$	4.74% (4.67% on 12.31.18)	0.4	314,391	-	314,391	92,750	-	-	6,777	672	214,192	-	214,192

				446,344	7,618,303	8,064,647	92,750	(319,742)	(230,680)	204,526	(98,512)	612,092	7,804,213	8,416,305
				4,215,233	14,126,902	18,342,135	1,668,093	(2,395,287)	(486,667)	611,062	(98,512)	3,689,173	15,354,273	19,043,446

(1)      Weighted average maturity in years.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
	Charges (p.a.)	Weighted average interest rate (p.a.)	WAMT (1)	Current	Non-current	06.30.19	Borrowing	Amortization	Interest paid	Interest accrued	Exchange rate variation	Current	Non-current	12.31.18
Local currency

Working capital	Pre-fixed / CDI	7.96% (7.78% on 12.31.18)	1.4	2,889,637	2,999,086	5,888,723	797,281	(874,001)	(127,356)	229,776	-	1,695,390	4,167,633	5,863,023

Certificate of agribusiness receivables	CDI / IPCA	8.41% (6.08% on 12.31.18)	3.0	151,620	1,484,339	1,635,959	-	(999,904)	(45,554)	83,915	-	1,114,904	1,482,598	2,597,502

Development bank credit lines	Pre-fixed / Selic / TJLP	6.21% (6.16% on 12.31.18)	0.7	132,006	-	132,006	-	(135,338)	(4,742)	7,541	-	220,414	44,131	264,545

Debentures	CDI / IPCA	9.06	6.5	263	745,132	745,395	745,065	-	-	330	-	-	-	-

Export credit facility	CDI	9.04% (9.02% on 12.31.18)	3.9	310,082	1,280,042	1,590,124	-	(37,044)	(72,003)	73,844	-	39,294	1,586,033	1,625,327

Special program asset restructuring	IGPM	11.43% (12.45% on 12.31.18)	0.7	278,208	-	278,208	-	-	(6,100)	10,882	-	3,761	269,665	273,426

Fiscal incentives	Pre-fixed	2.40% (2.40% on 12.31.18)	0.1	7,073	-	7,073	32,997	(29,258)	(231)	248	-	3,317	-	3,317

				3,768,889	6,508,599	10,277,488	1,575,343	(2,075,545)	(255,986)	406,536	-	3,077,080	7,550,060	10,627,140

Foreign currency

Bonds	Pre-Fixed + e.r. US$ and EUR	4.22% (4.07% on 12.31.18)	4.5	393,999	9,209,687	9,603,686	-	-	(268,622)	241,275	(115,413)	99,568	9,646,878	9,746,446
														-
Export credit facility	LIBOR + e.r. US$	5.54% (2.47% on 12.31.18)	3.7	98,610	285,205	383,815	-	(948,647)	(19,662)	14,187	(45,255)	998,730	384,462	1,383,192
														-
Advances for foreign exchange rate contracts	Pre-Fixed + e.r. US$	4.74% ('4.67% on 12.31.18)	0.4	314,391	-	314,391	92,750	-	-	6,777	672	214,192	-	214,192
														-
Working capital	Pre-Fixed + e.r. TRY	23.15% (21.91% on 12.31.18)	0.8	185,119	16,540	201,659	115,457	(97,236)	(12,958)	21,941	(20,019)	157,819	36,655	194,474

				992,119	9,511,432	10,503,551	208,207	(1,045,883)	(301,242)	284,180	(180,015)	1,470,309	10,067,995	11,538,304
				4,761,008	16,020,031	20,781,039	1,783,550	(3,121,428)	(557,228)	690,716	(180,015)	4,547,389	17,618,055	22,165,444

(1)         Weighted average maturity in years.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The main characteristics of loan and financing agreements entered into by the Company were disclosed in note 19 of financial statements for the year ended December 31, 2018.

On June 30, 2019, the Company did not have financial covenants clauses related to its loan agreements.

19.1.      Debentures

On April 30, 2019, 750,000 Debentures were subscribed with a par value of R$1,000.00 (one thousand Reais), totaling the amount of R$750,000 in 3 series, as set forth below. The Debentures are simple, non-convertible and unsecured, with restricted effort placement. The public offering was closed on June 28, 2019, when the total amount was received by the Company. Costs of R$ 4,868 were incurred for the issuance, which will be recognized in statement of income over the term of the operations, based on the effective interest method.

06.30.19
						Parent company and Consolidated
Operation	Series	Issue date	Maturity	Rate	Notional	Updated Value

Debenture - 1st Issue	1st Series	06.27.19	04.30.22	100% CDI + 0,80%	70,000	69,577
Debenture - 1st Issue	3rd Series	06.27.19	04.30.26	IPCA + 5,50%	268,268	266,618
Debenture - 1st Issue	4th Series	06.27.19	04.30.26	100% CDI + 1,45%	411,732	409,200
					750,000	745,395

19.2.      Loans and financing maturity schedule

The maturity schedule of the loans and financing balances is as follows:

	Parent company	Consolidated
	06.30.19	06.30.19
Current	4,215,233	4,761,008
Non-current	14,126,902	16,020,031
2020	1,029,127	1,029,127
2021	3,101,219	3,117,759
2022	3,138,764	3,138,764
2023	3,329,682	3,329,682
2024 onwards	3,528,110	5,404,699
	18,342,135	20,781,039

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

19.3.      Guarantees

	Parent company		Consolidated
	06.30.19	12.31.18	06.30.19	12.31.18
Total of loans and financing	18,342,135	19,043,446	20,781,039	22,165,444
Mortgage guarantees	139,079	267,862	139,079	267,862
Related to FINEM-BNDES	132,006	217,620	132,006	217,620
Related to tax incentives and other	7,073	50,242	7,073	50,242

The Company is the guarantor of a loan obtained by the Instituto Sadia de Sustentabilidade with BNDES. The loan was obtained with the purpose of allowing the implementation of biodigesters in the farms of the outgrowers which take part in the Company´s integration system, targeting the reduction of the emission of Greenhouse Gases. The value of these guarantees on June 30, 2019 totaled R$4,816 (R$5,956 as of December 31, 2018) (see note 28.1).

The Company is the guarantor of loans related to a special program, which aimed the local development of outgrowers in the central region of Brazil. The proceeds of such loans are utilized by the outgrowers to improve farm conditions and will be paid by them in 10 years, taking as collateral the land and equipment acquired by the outgrowers through this program. The value of these guarantees on June 30, 2019 totaled R$19,672 (R$29,794 as of December 31, 2018).

On June 30, 2019, the Company contracted bank guarantees in the amount of R$813,952 (R$783,952 as of December 31, 2018) and offered mainly in litigations involving the Company´s use of tax credits. These guarantees have an average cost of 1.59% p.a. (1.57% p.a. as of December 31, 2018).

19.4.      Commitments

In the normal course of the business, the Company enters into agreements with third parties for the purchase of raw material, mainly corn and soymeal. The agreed prices in these agreements can be fixed or variable. The Company also enters into other agreements, such as electricity supply, packaging supplies, construction of buildings and others for the supply of its manufacturing activities. The firm commitments schedule is set forth below:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Parent company	Consolidated
	06.30.19	06.30.19
2019	4,216,110	4,573,941
2020	681,927	791,186
2021	350,671	368,099
2022	249,273	266,701
2023	199,316	199,316
2024 onwards	731,327	731,327
	6,428,624	6,930,570

20.           TRADE ACCOUNTS PAYABLE

	Parent company		Consolidated
	06.30.19	Restated (1) 12.31.18	06.30.19	Restated (1) 12.31.18
Domestic suppliers
Third parties	4,409,052	4,440,146	4,419,864	4,458,077
Related parties	8,143	15,008	-	-
	4,417,195	4,455,154	4,419,864	4,458,077

Foreign suppliers
Third parties	430,947	374,573	1,045,281	1,079,438
Related parties	69	315	-	-
	431,016	374,888	1,045,281	1,079,438

(-) Adjustment to present value	(47,330)	(47,970)	(47,352)	(47,990)
	4,800,881	4,782,072	5,417,793	5,489,525

Current	4,788,853	4,769,269	5,405,765	5,476,722
Non-current	12,028	12,803	12,028	12,803

(1)    The restatement refers to the separation of the balance of leases, disclosed in the note 23.

For the period ended June 30, 2019, the days payable outstanding is of 93 days (94 days on December 31, 2018).

On the suppliers balance as of June 30, 2019, R$1,154,182 in the parent company and R$1,155,406 in consolidated (R$1,300,777 in the parent company and R$1,301,304 in consolidated as of December 31, 2018) corresponds to the supply chain finance transactions in which there were no changes in the payment terms and prices negotiated with the suppliers.

The information on accounts payable involving related parties is set forth in note 29.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

21.           SUPPLY CHAIN FINANCE

	Parent company and Consolidated
	06.30.19	12.31.18
Supply chain finance - Domestic suppliers	451,118	715,335
Supply chain finance - Foreign suppliers	135,062	170,448
	586,180	885,783

The Company has partnerships with several financial institutions that allow the suppliers to anticipate their receivables. The suppliers have the freedom to choose whether to participate and if so, with which institution. The anticipation allows the suppliers to better manage their cash flow needs. This flexibility allows the Company to intensify its commercial relations with the network of suppliers by potentially leveraging benefits such as preference for supply in case of restricted supply, better price conditions and/or more flexible payment terms, among others.

The Company has not identified any material change in the existing commercial conditions with its suppliers. Thus, these operations are presented in the cash flow of operating activities.

On June 30, 2019, the discount rates applied to the supply chain finance transactions agreed between our suppliers and the financial institutions in the internal market were set between 0.51% to 0.76% p.m. (0.52% to 0.75% p.m. on December 31, 2018). On June 30, 2019, the discount rates applied to the supply chain finance transactions agreed between our suppliers and the financial institutions in the external market were set between 0.35% to 0.47% p.m. (0.31% to 0.50% p.m. on December 31, 2018).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

22.           DERIVATIVE FINANCIAL INSTRUMENTS

	Parent company		Consolidated
	06.30.19	12.31.18	06.30.19	12.31.18

Derivatives designated as hedge accounting
Assets
Currency non-deliverable forward (NDF)	36,536	16,765	36,536	16,765
Currency option contracts	102,482	101,417	102,482	101,426
Corn non-deliverable forward (NDF)	8,516	22,169	8,516	22,169
Corn future contracts - B3	-	1	-	1
Soybean non-deliverable forward (NDF)	809	591	809	591
Commodities (soybean meal) non-deliverable forward (NDF)	4,945	-	4,945	-
	153,288	140,943	153,288	140,952

Liabilities
Currency Non-deliverable forward (NDF)	(2,399)	(20,928)	(2,399)	(20,928)
Currency option contracts	(45,808)	(68,531)	(45,808)	(75,779)
Corn non-deliverable forward (NDF)	(56,060)	(3,586)	(56,060)	(3,586)
Corn future contracts - B3	-	(59)	-	(59)
Commodities (soybean) non-deliverable forward (NDF)	(2,501)	(3,311)	(2,501)	(3,311)
Commodities (soybean meal) non-deliverable forward (NDF)	(630)	(2,672)	(630)	(2,672)
Commodities (soybean oil) non-deliverable forward (NDF)	-	(4,357)	-	(4,357)
Index / currency swap	-	-	-	(82)
	(107,398)	(103,444)	(107,398)	(110,774)

Derivatives not designated as hedge accounting
Assets
Currency non-deliverable forward (NDF)	-	-	-	2,411
Currency future contracts - B3	252	-	252	-
Currency option contracts	-	-	1,740	2,575
Index / stocks / currency swap	1,009	36,401	1,009	36,401
	1,261	36,401	3,001	41,387

Liabilities
Currency non-deliverable forward (NDF)	(4,089)	(12,366)	(7,469)	(12,366)
Currency future contracts - B3	-	(9,367)	-	(9,367)
Currency option contracts	-	-	(2,886)	(3,374)
Index / stocks / currency swap	-	(99,154)	-	(99,154)
	(4,089)	(120,887)	(10,355)	(124,261)

Current assets	154,549	177,344	156,289	182,339
Current liabilities	(111,487)	(224,331)	(117,753)	(235,035)

The collaterals given in the transactions set forth above are disclosed in note 7.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

23.           LEASES

The Company is lessee in several lease agreements for forest lands, offices, distribution centers, integrated producers, vehicles, among others. Some contracts have a renewal option for an additional period at the end of the contract, established by contractual amendments. Automatic renewals or renewals for undetermined periods are not allowed.

The contract clauses mentioned, with respect to renewal, readjustment and purchase option, are according to market practices. In addition, there are no clauses of contingent payments or restrictions on dividends distribution, payments of interest on shareholders’ equity or obtaining debt.

23.1       Right-of-use assets

	Parent company
	Weighted average depreciation rate (p.a.)	12.31.18	Initial adoption IFRS 16	Additions	Disposals	Transfers	06.30.19
Cost
Land	-	-	21,120	-	-	(200)	20,920
Buildings	-	214,171	2,087,528	8,956	(36,980)	21,106	2,294,781
Machinery and equipment	-	129,589	377	2,560	(9,412)	(6,414)	116,700
Facilities	-	14,492	-	-	-	(14,492)	-
Vehicles	-	-	7,669	-	(3,903)	-	3,766
Software	-	68,424	61	3	(50,160)	44,377	62,705
		426,676	2,116,755	11,519	(100,455)	44,377	2,498,872

Depreciation
Land	20.83%	-	-	(2,173)	-	-	(2,173)
Buildings	17.03%	(74,527)	-	(195,063)	1,271	(10,013)	(278,332)
Machinery and equipment	37.34%	(75,422)	-	(22,248)	6,517	8,288	(82,865)
Facilities	-	(1,725)	-	-	-	1,725	-
Vehicles	30.61%	-	-	(1,111)	534	-	(577)
Software	72.81%	(57,486)	-	(22,826)	50,160	-	(30,152)
		(209,160)	-	(243,421)	58,482	-	(394,099)
		217,516	2,116,755	(231,902)	(41,973)	44,377	2,104,773

	Consolidated
	Weighted average depreciation rate (p.a.)	12.31.18	Initial adoption IFRS 16	Additions	Disposals	Exchange rate variation	Transfers	06.30.19
Cost
Land	-	-	23,453	-	-	(95)	(200)	23,158
Buildings	-	214,171	2,238,471	10,452	(36,979)	(2,956)	21,106	2,444,265
Machinery and equipment	-	129,589	1,101	2,560	(9,412)	(12)	(6,414)	117,412
Facilities	-	14,492	-	-	-	-	(14,492)	-
Vehicles	-	-	94,065	5,954	(3,903)	(1,947)	-	94,169
Software	-	68,424	61	3	(50,160)	-	44,377	62,705
		426,676	2,357,151	18,969	(100,454)	(5,010)	44,377	2,741,709

Depreciation
Land	22.30%	-	-	(2,591)	-	14	-	(2,577)
Buildings	17.94%	(74,527)	-	(219,238)	1,271	365	(10,013)	(302,142)
Machinery and equipment	37.39%	(75,422)	-	(22,412)	6,516	1	8,288	(83,029)
Facilities	-	(1,725)	-	-	-	-	1,725	-
Vehicles	40.93%	-	-	(20,071)	534	297	-	(19,240)
Software	72.81%	(57,486)	-	(22,826)	50,160	-	-	(30,152)
		(209,160)	-	(287,138)	58,481	677	-	(437,140)
		217,516	2,357,151	(268,169)	(41,973)	(4,333)	44,377	2,304,569

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

23.2       Lease liabilities

	Parent company
	WAMT (1)	Current	Non-current	06.30.19	Initial adoption IFRS 16	Additions	Payments	Interest paid	Interest accrued	Disposals	Current	Non-current	12.31.18
Local currency

Land	5.2	5,736	15,808	21,544	21,120	-	(706)	(10)	1,140	-	-	-	-

Buildings	7.5	314,393	1,764,870	2,079,263	2,087,527	8,956	(191,532)	(37,434)	81,150	(36,416)	27,553	139,459	167,012

Machinery and equipment	1.2	38,027	6,418	44,445	377	2,560	(22,105)	(8,221)	8,221	(2,921)	39,477	27,057	66,534

Vehicles	2.9	1,229	2,037	3,266	7,669		(970)	(316)	316	(3,433)	-	-	-

Software	0.5	29,704	9	29,713	62	44,380	(22,992)	(3)	3		8,263		8,263

		389,089	1,789,142	2,178,231	2,116,755	55,896	(238,305)	(45,984)	90,830	(42,770)	75,293	166,516	241,809

(1)            Weighted average maturity in years.

	Consolidated
	WAMT (1)	Current	Non-current	06.30.19	Initial adoption IFRS 16	Additions	Payments	Interest paid	Interest accrued	Disposals	Exchange rate variation	Current	Non-current	12.31.18
Local currency

Land	5.5	6,379	17,117	23,496	23,453	-	(1,000)	(250)	1,380	-	(87)	-	-	-

Buildings	4.7	358,054	1,848,858	2,206,912	2,238,470	10,452	(213,735)	(42,764)	86,480	(36,414)	(2,589)	27,553	139,459	167,012

Machinery and equipment	1.8	38,359	6,644	45,003	1,101	2,560	(22,261)	(8,241)	8,241	(2,921)	(10)	39,477	27,057	66,534

Vehicles	2.3	36,077	39,739	75,816	94,065	5,954	(19,098)	(3,605)	3,605	(3,434)	(1,671)	-	-	-

Software	0.5	29,704	9	29,713	62	44,380	(22,992)	(3)	3	-	-	8,263	-	8,263

		468,573	1,912,367	2,380,940	2,357,151	63,346	(279,086)	(54,863)	99,709	(42,769)	(4,357)	75,293	166,516	241,809

(1)         Weighted average maturity in years.

23.3       Lease liabilities maturity schedule

The minimum future payments required for these finance leases are segregated as follows, and were recorded in current and non-current liabilities:

	Parent company	Consolidated
	06.30.19	06.30.19
	Present value of minimum payments	Present value of minimum payments
2019	258,604	301,886
2020	393,392	446,235
2021	343,082	369,179
2022	281,635	302,559
2023	248,680	267,736
2024 onwards	652,838	693,345
	2,178,231	2,380,940

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

23.4       Amounts recognized in the statement of income for the period

Below are the amounts recognized in the statement of income for items exempt from IFRS 16 recognition: low value assets, short-term leases and leases with variable payments.

	Parent Company		Consolidated
	April to June 2019	January to June 2019	April to June 2019	January to June 2019
Variable payments not included in the lease liabilities	1,221	5,331	1,221	5,331
Expenses related to short-term assets	31,031	61,261	43,187	95,180
Expenses related to low-value assets (1)	2,481	2,836	2,554	3,034
	34,733	69,428	46,962	103,545

(1) Excluded expenses related to short-term assets.

23.5       Sale-leaseback transactions

In the last years the Company has carried out Sale-leaseback transactions. On December 23, 2016, the Distribution Center located in the municipality of Embu das Artes was classified as operating lease. On December 01, 2018 the Distribution Center located in the municipality of Vitória de Santo Antão and the property located in the municipality of Duque de Caxias were also subject to Sale-leaseback operations, both classified as operating leases. In all cases, the respective rental expenses were recognized in the income statement as incurred. With the adoption of IFRS 16, the right-of-use assets were recognized as of 01.01.19, as well as the lease liability related to each contract.

24.           SHARE-BASED PAYMENT

The rules for the stock options and restricted shares plans granted to executives were disclosed in the financial statements for the year ended December 31, 2018 (note 24) and are unchanged for this period.

The breakdown of the outstanding granted stock options is set forth as follows:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

Date			Quantity		Grant (1)	Strike price (1)
Grant date	Beggining of exercise	End of the exercise	Options granted	Outstanding options	Fair value of the option	Granting date	Updated IPCA

Plan I
12.18.14	12.17.15	12.17.19	5,702,714	1,221,736	14.58	63.49	82.20
			5,702,714	1,221,736

Plan II
04.26.16	04.30.17	12.30.22	8,724,733	1,750,000	9.21	56.00	62.95
05.31.16	05.31.17	12.30.22	3,351,220	1,175,170	10.97	46.68	52.08
03.30.17	03.30.18	12.29.23	863,528	193,045	9.45	38.43	41.57
			12,939,481	3,118,215
			18,642,195	4,339,951

(1)      Amounts expressed in Brazilian Reais.

The breakdown of the outstanding granted restricted shares is set forth as follows:

Date		Quantity		Grant (1)
Grant	Vesting period	Shares granted	Outstanding shares	Fair value of the shares
Restricted shares plan
08.31.17	08.31.19	716,846	197,583	41.85
04.26.18	04.26.20	276,000	-	22.29
06.14.18	06.14.20	270,000	172,125	20.00
10.01.18	10.01.20	2,311,394	2,119,505	21.44
		3,574,240	2,489,213

(1)      Amounts expressed in Brazilian Reais.

The rollforward of the granted options and shares in the six-month period ended June 30, 2019, is presented as follows:

Consolidated

Outstanding options/shares as of december 31, 2018	9,048,405
Exercised:
Restricted shares	(111,378)
Forfeiture:
Grant of 2018 (Restricted shares)	(237,609)
Grant of 2017 (Restricted shares)	(52,751)
Grant of 2016	(776,930)
Grant of 2014	(633,017)
Grant of 2014	(407,556)
Outstanding options/shares as of june 30, 2019	6,829,164

The weighted average exercise price of the outstanding options conditioned to services is R$64,48 (sixty-four Brazilian Reais and forty-eight cents), and the weighted average of the remaining vesting period is 33 months.

The Company has registered as capital reserve, under shareholders’ equity, the fair value of the options in the amount of R$273,997 (R$262,306 as of December 31, 2018). In the statement of income for the six-month period ended June 30, 2019 the amount recognized as expense was R$11,691 (R$7,929 as of June 30, 2018) and R$1,351 of expense for the three-month period ended June 30, 2019 (R$7,452 as of June 30, 2018).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

25.           EMPLOYEES BENEFITS PLANS

The Company offers pension and other post-employment plans to the employees. The characteristics of such benefits were disclosed in the annual financial statements for the year ended December 31, 2018 (note 25) and have not been changed during this period.

The actuarial liabilities are presented below:

	Parent company		Consolidated
	Liabilities		Liabilities
	06.30.19	12.31.18	06.30.19	12.31.18
Medical assistance	155,798	149,046	155,798	149,046
F.G.T.S. Penalty (1)	176,744	167,588	176,744	167,588
Award for length of service	58,604	55,134	58,604	55,134
Other	34,262	32,597	104,256	96,383
	425,408	404,365	495,402	468,151

Current	91,010	91,010	94,687	94,728
Non-current	334,398	313,355	400,715	373,423

(1)      FGTS – Government Severance Indemnity Fund for Employees

The Company estimated costs for the year of 2019 according to an appraisal report prepared in 2018 by an actuarial expert and recorded in the statement of income for the six-month period ended June 30, 2019 against comprehensive income an expense of R$9,090 in the parent company and R$8,646 in consolidated (R$10,976 in the parent company and consolidated as of June 30, 2018) and R$6,716 for three-months period ended June 30, 2019 in the parent company and R$6,691 in consolidated (R$5,456 in the parent company and consolidated as of June 30, 2018).

26.           PROVISION FOR TAX, CIVIL, LABOR AND OTHER RISKS

The Company and its subsidiaries are involved in certain legal matters arising in the normal course of business, which include civil, commercial and other processes (including environmental and regulatory proceedings), tax, social security and labor risks.

The Company classifies the risk of unfavorable decisions in the legal proceedings as “probable”, “possible” or “remote” and records provisions for losses classified as "probable", as determined by the Company’s Management based on legal advices, which reasonably reflect the estimated probable losses. Contingencies classified as with "possible" loss are disclosed based on reasonable estimates.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The Company’s management believes that, based on the elements existing at the base date of these financial statements, its provision for tax, civil, commercial and other, as well as for labor risks, accounted for according to CPC 25 / IAS 37 is sufficient to cover estimated losses related to its legal proceedings, as set forth below.

26.1.      Contingencies with probable losses

The rollforward of the provisions for tax, civil, commercial and other, and labor risks is summarized below:

	Parent company
	Tax	Labor	Civil, commercial and other	Contingent liabilities	Total
					06.30.19
Beginning balance	230,150	466,713	279,591	369,631	1,346,085
Additions	378,527	191,618	22,868	-	593,013
Reversals	(11,160)	(70,771)	(14,739)	(33,530)	(130,200)
Payments	(12,280)	(151,340)	(10,142)	-	(173,762)
Price index update	401,507	47,824	17,537	-	466,868
Ending balance	986,744	484,044	295,115	336,101	2,102,004

Current					1,315,210
Non-current					786,794

	Consolidated
	Tax	Labor	Civil, commercial and other	Contingent liabilities	Total
					06.30.19
Beginning balance	230,149	468,513	281,958	369,631	1,350,251
Additions	378,725	192,425	23,535	124	594,809
Reversals	(11,160)	(71,402)	(16,870)	(33,530)	(132,962)
Payments	(12,280)	(151,340)	(10,142)	-	(173,762)
Price index update	401,507	47,824	17,537	-	466,868
Exchange rate variation	1	(180)	(225)	-	(404)
Ending balance	986,942	485,840	295,793	336,225	2,104,800

Current					1,317,604
Non-current					787,196

In the second quarter of 2019, the judgment of the embargoes of the General Repercussion in the Federal Supreme Court that discusses the ICMS (“State VAT”) credit of products that composes the basic food basket was finalized. This appeal intended to obtain the modulation of the effects of the negative decision from 2015. As a result of this judgment, the modulation request was dismissed. New declaration embargoes were opposed, requiring the modulation of the effects for the period prior to 2005. Notwithstanding, the Company, together with its lawyers, understands that the outlook is of probable loss. Therefore, a liability of R$749,177 was recognized, of which R$358,935 is related to the principal amount and was recorded under other operating expenses and R$390,242 of interest and monetary corrections were recorded under financial expenses.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

26.1.1  Investigation by the Turkish Competition Board

The Turkish Competition Board (“TCB”) executed an investigation to determine whether the undertakings engaged in the industry of chicken meat production including Banvit, an indirect subsidiary of BRF, violated the Turkish Competition Laws by controlling domestic price levels and volumes, and controlling supply in the Aegean region during the period between November 2013 and July 2017.

TCB announced a decision on this investigation, in which it imposed an administrative fine of TRY 30,518 (equivalent to R$21,395), which can be reduced by 25% in case of anticipated payment.

The Company does not expect to incur in material losses, as it has an insurance policy and contractual provisions in the share purchase agreement.

26.2.      Contingencies with possible losses

The Company is involved in other tax, civil, labor and social security contingencies, for which losses have been assessed as possible by management with the support from legal counsel and therefore no provision has been recorded. On June 30, 2019, the total amount of the possible contingencies was R$13,086,691 (R$13,965,789 as of December 31, 2018), of which R$336,225 (R$369,631 as of December 31, 2018) were recorded at fair value as a result of the business combination with Sadia, according to the requirements of paragraph 23 of IFRS 3, set forth in the table above. The main natures of these contingencies were properly disclosed in the annual statements for the year ended December 31, 2018 (note 26.2).

27.           SHAREHOLDERS’ EQUITY

27.1.      Capital stock

On June 30, 2019, the capital subscribed and paid of the Company was R$12,553,418, which is composed of 812,473,246 common book-entry shares with no par value. The value of the capital stock is net of the public offering expenses of R$92,947.

The Company is authorized to increase the capital stock, irrespective of amendment to the bylaws, up to the limit of 1,000,000,000 common book-entry shares with no par value.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

27.2.      Breakdown of capital stock by nature

	Consolidated
	06.30.19	12.31.18
Common shares	812,473,246	812,473,246
Treasury shares	(945,846)	(1,057,224)
Outstanding shares	811,527,400	811,416,022

27.3.      Rollforward of outstanding shares

	Consolidated
	Quantity of outstanding of shares
	06.30.19	12.31.18
Shares at the beggining of the period	811,416,022	811,139,545
Delivery of restricted shares	111,378	276,477
Shares at the end of the period	811,527,400	811,416,022

27.3.1  Treasury shares

The Company has 945,846 shares held in treasury, with an average cost of R$53.60 (fifty-three Brazilian Reais and sixty cents) per share, and a market value of R$27,921.

	Consolidated
	Quantity of outstanding of shares
	06.30.19	12.31.18
Shares at the beggining of the period	1,057,224	1,333,701
Delivery of restricted shares	(111,378)	(276,477)
Shares at the end of the period	945,846	1,057,224

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

28.            EARNINGS (LOSS) PER SHARE

Continued operations	April to June 2019	January to June 2019	April to June 2018	January to June 2018
Basic numerator
Net (loss) for the period attributable to controlling shareholders	187,894	75,831	(1,450,298)	(1,602,154)

Basic denominator
Common shares	812,473,246	812,473,246	812,473,246	812,473,246
Weighted average number of outstanding shares - basic (except treasury shares)	811,440,470	811,428,248	811,284,062	811,211,404
Net (loss) per share basic - R$	0.23156	0.09345	(1.78766)	(1.97501)

Diluted numerator
Net (loss) for the period attributable to controlling shareholders	187,894	75,831	(1,450,298)	(1,602,154)

Diluted denominator
Weighted average number of outstanding shares - basic (except treasury shares)	811,440,470	811,428,248	811,284,062	811,211,404
Weighted average number of outstanding shares - diluted	811,440,470	811,428,248	811,284,062	811,211,404
Net (loss) per share diluted - R$	0.23156	0.09345	(1.78766)	(1.97501)

Discontinued operations	April to June 2019	January to June 2019	April to June 2018	January to June 2018
Basic numerator
Net (loss) for the period attributable to controlling shareholders	134,931	(753,941)	(28,862)	49,333

Basic denominator
Common shares	812,473,246	812,473,246	812,473,246	812,473,246
Weighted average number of outstanding shares - basic (except treasury shares)	811,440,070	811,428,248	811,284,062	811,211,404
Net (loss) per share basic - R$	0.16629	(0.92915)	(0.03558)	0.06081

Diluted numerator
Net (loss) for the period attributable to controlling shareholders	134,931	(753,941)	(28,862)	49,333

Diluted denominator
Weighted average number of outstanding shares - basic (except treasury shares)	811,440,070	811,428,248	811,284,062	811,211,404
Weighted average number of outstanding shares - diluted	811,440,070	811,428,248	811,284,062	811,211,404
Net (loss) per share diluted - R$	0.16629	(0.92915)	(0.03558)	0.06081

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

Continued and discontinued operations	April to June 2019	January to June 2019	Restated April to June 2018	Restated January to June 2018
Basic numerator
Net (loss) for the period attributable to controlling shareholders	322,825	(678,110)	(1,479,160)	(1,552,821)

Basic denominator
Common shares	812,473,246	812,473,246	812,473,246	812,473,246
Weighted average number of outstanding shares - basic (except treasury shares)	811,440,470	811,428,248	811,284,062	811,211,404
Net (loss) per share basic - R$	0.39784	(0.83570)	(1.82323)	(1.91420)

Diluted numerator
Net (loss) for the period attributable to controlling shareholders	322,825	(678,110)	(1,479,160)	(1,552,821)

Diluted denominator
Weighted average number of outstanding shares - basic (except treasury shares)	811,440,470	811,428,248	811,284,062	811,211,404
Weighted average number of outstanding shares - diluted	811,440,470	811,428,248	811,284,062	811,211,404
Net (loss) per share diluted - R$	0.39784	(0.83570)	(1.82323)	(1.91420)

The diluted result is calculated considering the number of potential shares (stock options), however, because the share price at June 30, 2019 is lower than the strike price, the options do not have a dilutive effect.

29.           RELATED PARTIES – PARENT COMPANY

As part of the Company’s operations, rights and obligations arise between related parties, resulting from transactions of purchase and sale of products, loans agreed based on agreements, contracted on market or commutative conditions.

All the transactions and balances between the Company and its subsidiaries were eliminated in the consolidation and refer to commercial and/or financial transactions.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

29.1.     Transactions and balances

The balances of the transactions with related parties are as follows:

	Accounts receivable		Dividends and interest on the shareholders' equity receivable		Trade accounts payable		Advance for future capital increase		Other rights		Other obligations
	06.30.19	12.31.18	06.30.19	12.31.18	06.30.19	12.31.18	06.30.19	12.31.18	06.30.19	12.31.18	06.30.19		12.31.18

Al-Wafi Food Products Factory LLC	-	-	-	-	(69)	(70)	-	-	30	30	(881)		(891)
Avex S.A.	-	137,804	-	-	-	-	-	-	-	-	-		-
Banvit	-	-	-	-	-	-	-	-	319	47	-		-
BFF International Ltd.	-	-	-	-	-	-	-	-	2,091	2,113	-		-
BRF Al Yasra	-	-	-	-	-	-	-	-	-	-	(3,800)		(3,847)
BRF Energia S.A.	-	-	27	27	(8,119)	(14,841)	1,205	1,205	-	-	-		-
BRF Foods GmbH	1,713,219	2,558,263	-	-	-	-	-	-	-	-	-		-
BRF Foods GmbH - Branch	-	-	-	-	-	-	-	-	806	719	(1,647)		(1,666)
BRF Foods LLC	-	-	-	-	-	-	-	-	453	407	(4)		-
BRF Global GmbH	3,580,440	1,387,910	-	-	-	-	-	-	-	-	(3,380,660)	(1)	(3,700,581)
BRF GmbH	-	-	-	-	-	-	-	-	765	-	(1,557)		(1,584)
BRF Pet S.A.	455	233	438	438	(24)	(167)	-	-	252	3	(2)		-
Campo Austral	-	48,722	-	-	-	-	-	-	-	-	-		-
Federal Foods	-	-	-	-	-	-	-	-	-	-	(77)		(78)
Federal Foods Qatar	-	-	-	-	-	-	-	-	-	-	(133)		(135)
FFM Further	-	-	-	-	-	-	-	-	70	70	-		-
Highline International Ltd.	-	-	-	-	-	-	-	-	-	-	(6,989)		(7,067)
One Foods Holdings	-	-	-	-	-	-	-	-	5,384	5,444	-		-
Perdigão International Ltd.	-	-	-	-	-	-	-	-	-	-	(860,662)	(1)	(870,371)
Quickfood S.A.	-	19,860	-	-	-	(111)	-	133,043	-	-	-		-
Sadia Alimentos S.A.	-	16,665	-	-	-	(134)	-	-	-	-	(10,898)		-
Sadia Chile S.A.	86,287	94,789	-	-	-	-	-	-	-	-	-		-
Sadia Uruguay S.A.	26,214	6,676	-	-	-	-	-	-	-	-	(55,169)		-
Sino dos Alpes Ltd.	-	-	-	-	-	-	-	-	4	-	-		-
VIP S.A. Empreendimentos e Partic. Imob.	-	-	713	713	-	-	-	-	-	-	-		-
Total	5,406,615	4,270,922	1,178	1,178	(8,212)	(15,323)	1,205	134,248	10,174	8,833	(4,322,479)		(4,586,220)

(1)       The amount corresponds to export pre-payment, usual operation between the productive units in Brazil with the wholly-owned subsidiaries BRF Global GmbH and Perdigão International Ltd. that operate as a trading companies in the international market.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Revenue				Financial results, net				Purchases
	April to June 2019	January to June 2019	April to June 2018	January to June 2018	April to June 2019	January to June 2019	April to June 2018	January to June 2018	April to June 2019	January to June 2019	April to June 2018	January to June 2018

Avex S.A.	-	1,439	19,875	38,447	-	-	-	-	-	-	(159)	(427)
BRF Energia S.A.	-	-	-	-	-	-	-	-	(58,002)	(117,191)	(53,695)	(108,293)
BRF Foods GmbH	56,769	118,497	-	-	-	-	-	-	-	-	-	-
BRF Global GmbH	2,520,702	4,603,783	1,079,799	2,215,715	(23,152)	(48,050)	(19,718)	(33,291)	-	-	-	-
BRF Pet S.A.	366	749	153	153	-	-	-	-	(21)	(26)	-	-
Campo Austral	-	1,448	2,456	5,475	-	-	-	-	-	-	-	-
Perdigão International Ltd.	-	-	-	-	(11,821)	(25,320)	(11,608)	(22,358)	-	-	-	-
Quickfood S.A.	-	-	9,204	19,869	-	-	-	-	-	-	(324)	(585)
Sadia Alimentos S.A.	-	-	-	-	(731)	(731)	-	-	-	-	-	-
Sadia Chile S.A.	18,139	30,170	19,342	53,300	-	-	-	-	-	(46)	-	-
Sadia Uruguay S.A.	9,793	19,991	7,227	10,337	(1,969)	(1,969)	-	-	-	-	-	-
SHB Com. e Ind. de Alim. S.A	-	-	745,395	1,506,331	-	-	-	-	-	-	(506,925)	(1,013,953)
UP! Alimentos Ltda.	-	-	2,820	6,652	-	-	-	-	-	-	(27,236)	(63,665)
Edavila Consultoria Empresarial Eireli	-	-	-	-	-	-	-	-	-	-	-	(40)
Total	2,605,769	4,776,077	1,886,271	3,856,279	(37,673)	(76,070)	(31,326)	(55,649)	(58,023)	(117,263)	(588,339)	(1,186,963)

All Companies set forth in note 1.1, which describes the relationship with BRF as well as the nature of the operations of each entity, are controlled by BRF, except for UP!Alimentos, PP-BIO and SATS BRF which are associates or joint ventures.

The Company recorded a liability in the amount of R$1,043 (R$1,290 as of December 31, 2018) related to the fair value of the guarantees offered to BNDES concerning a loan made by Instituto Sadia de Sustentabilidade.

Due to the acquisition of biodigesters from Instituto Sadia de Sustentabilidade, as of June 30, 2019 the Company recorded a payable to this entity of R$3,773 included in other liabilities (R$4,666 as of December 31, 2018).

The Company enters into loan agreements with its subsidiaries in order to comply with its cash management strategy. Below a summary of the balances and rates charged for the transactions at the statement of financial position date are demonstrated:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

				06.30.19		12.31.18
Counterparty				Interest rate (p.a.)		Interest rate (p.a.)
Creditor	Debtor	Currency	Balance		Balance

BRF Foods Gmbh	BRF Global GmbH	US$	839,119	4.7%	520,551	2.0%
BRF GMBH	BRF Global GmbH	US$	692,987	3.3%	1,438,778	3.3%
BRF GMBH	Federal Foods Qatar	US$	525,700	4.5%	520,679	4.5%
Sadia International Ltd.	Wellax Food Logistics	US$	225,311	4.5%	223,299	4.5%
Perdigão International Ltd.	BRF Global GmbH	US$	206,779	3.4%	205,768	3.4%
BRF GMBH	BRF Global GmbH	EUR	160,158	2.0%	161,535	2.0%
BRF GMBH	Perdigão International Ltd.	US$	89,047	3.9%	88,354	3.9%
BRF GMBH	BRF Foods LLC	US$	83,130	2.5%	83,224	2.5%
BRF GMBH	Eclipse Holding Cooperatief	US$	26,141	4.5%	25,863	4.5%
Wellax Food Logistics	BRF GMBH	US$	20,990	3.9%	20,826	3.9%
BRF GMBH	BFF International	US$	16,080	4.6%	15,907	1.2%
BRF GMBH	BRF Hong Kong	US$	12,575	4.5%	12,454	4.5%
BRF GMBH	Sadia International Ltd.	US$	6,159	5.2%	6,081	5.2%
Perdigão International Ltd.	BRF Foods LLC	US$	4,811	1.0%	4,841	1.0%
Wellax Food Logistics	BRF Foods LLC	US$	2,739	7.0%	2,702	7.0%
BRF GMBH	BRF Austria GmbH	US$	965	4.0%	957	4.0%
BRF Invicta Food	BRF Invicta	GBP	-	-	118,443	1.8%
Qualy B. V.	BRF Holland B.V.	EUR	-	-	12,567	0.6%
BRF Holland B.V.	BRF BV	EUR	-	-	15,158	0.0%
BRF Foods Gmbh	One Foods Holdings	US$	-	-	12,092	2.7%
Invicta Food Product	BRF Wrexham	GBP	-	-	3,399	1.8%
Golden Quality Foods Netherlands	BRF Holland B.V.	EUR	-	-	4,218	0.6%
Campo Austral S.A.	Buenos Aires Fortune S.A.	ARS	-	-	669	20.0%
Invicta Foods Limited	Invicta Food Group Limited	GBP	-	-	451	1.0%
Eclipse Holding Cooperatief	Eclipse LATAM Holdings	EUR	-	-	333	20.0%
Avex S.A.	Buenos Aires Fortune S.A.	ARS	-	-	286	20.0%
Golden Quality Foods Netherlands	BRF Holland B.V.	EUR	-	-	53	0.6%
Campo Austral S.A.	Itega	ARS	-	-	27	20.0%

29.2.      Other Related Parties

The Company leased properties owned by BRF Previdência. For the six-month period ended June 30, 2019, the total amount paid as rent was R$8,462 (R$8,462 for the six-month period ended June 30, 2018), and for the three-month period ended June 30, 2019, the total amount paid was R$4,231 (R$4,231 for the three-month period ended June 30, 2018). The rent value was set based on market conditions.

29.3.      Granted guarantees

All granted guarantees on behalf of related parties were disclosed in note 19.3.

29.4.      Management remuneration

Key management personnel include board members, statutory directors and the head of internal audit.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The total remuneration and benefits expense with these professionals are set forth below:

	Consolidated
	April to June 2019	January to June 2019	April to June 2018	January to June 2018
Salary and profit sharing	12,752	22,722	13,346	24,865
Short term benefits (1)	114	131	16	20
Private pension	180	302	112	234
Post-employment benefits	-	47	55	78
Termination benefits	3,484	8,169	2,422	5,444
Share-based payment	2,155	3,983	1,749	3,672
	18,685	35,354	17,700	34,313

(1)      Comprises:  Medical assistance, educational expenses and others.

In addition, the executive officers who are also an integral part of the key management personnel received among remuneration and benefits the total amount of R$23,051 for the six-month period ended June 30, 2019 (R$20,521 for the six-month period ended June 30, 2018) and R$9,230 for the three-month period ended June 30, 2019 (R$10,156 for the three-month period ended June 30, 2018).

30.           NET SALES

	Parent company				Consolidated
	April to June 2019	January to June 2019	Restated April to June 2018	Restated January to June 2018	April to June 2019	January to June 2019	Restated April to June 2018	Restated January to June 2018
Gross sales
Brazil	5,069,823	9,951,874	4,645,388	9,370,582	5,069,823	9,951,942	4,645,520	9,371,054
International	2,704,490	4,970,220	1,065,701	2,341,910	4,289,643	7,745,612	3,444,258	6,723,829
Other segments	298,480	558,305	921,056	1,876,093	305,893	554,970	202,559	423,121
	8,072,793	15,480,399	6,632,145	13,588,585	9,665,359	18,252,524	8,292,337	16,518,004

Sales deductions
Brazil	(988,127)	(1,929,821)	(960,633)	(1,938,583)	(988,127)	(1,929,779)	(960,612)	(1,938,180)
International	(30,665)	(55,620)	(18,000)	(33,931)	(304,145)	(566,243)	(233,881)	(429,431)
Other segments	(28,153)	(51,164)	(31,953)	(84,479)	(35,078)	(59,243)	(31,169)	(53,020)
	(1,046,945)	(2,036,605)	(1,010,586)	(2,056,993)	(1,327,350)	(2,555,265)	(1,225,662)	(2,420,631)

Net sales
Brazil	4,081,696	8,022,053	3,684,755	7,431,999	4,081,696	8,022,163	3,684,908	7,432,874
International	2,673,825	4,914,600	1,047,701	2,307,979	3,985,498	7,179,369	3,210,377	6,294,398
Other segments	270,327	507,141	889,103	1,791,614	270,815	495,727	171,390	370,101
	7,025,848	13,443,794	5,621,559	11,531,592	8,338,009	15,697,259	7,066,675	14,097,373

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

31.           RESEARCH AND DEVELOPMENT COSTS

Consists of expenditures on internal research and development of new products which are recognized in the statement of income when incurred. The expenditures amounted to R$31,516 for the six-month period ended June 30, 2019 (R$27,059 for the six-month period ended June 30, 2018) and R$16,851 for the three-month period ended June 30, 2019 (R$11,319 for the three-month period ended June 30, 2018).

32.           OTHER OPERATING INCOME (EXPENSES), NET

	Parent company				Consolidated
	April to June 2019	January to June 2019	Restated April to June 2018	Restated January to June 2018	April to June 2019	January to June 2019	Restated April to June 2018	Restated January to June 2018
Income
Recovery of expenses (1)	695,513	703,323	23,640	37,205	695,814	704,811	24,572	38,772
Gain on the disposal of property, plant and equipment	13,978	24,223	-	-	9,128	18,248	-	-
Provision reversal	357	14,080	4,615	13,190	357	14,085	4,388	12,262
Scrap sales	2,868	5,865	2,860	5,181	3,221	6,837	3,737	6,972
Rewards and short-term incentive	-	-	-	46,263	-	-	-	37,814
Other	2,345	4,589	4,949	8,348	18,760	18,760	10,600	17,790
	715,061	752,080	36,064	110,187	727,280	762,741	43,297	113,610

Expenses
Provision for civil and tax risks (2)	(356,726)	(363,884)	(10,629)	(1,629)	(356,210)	(363,918)	(10,744)	(1,530)
Rewards and short-term incentive	(51,873)	(101,684)	(2,431)	-	(52,843)	(110,455)	390	-
Expenses arising from Trapaça Operation	(23,921)	(35,034)	(30,918)	(43,737)	(31,207)	(42,320)	(30,918)	(43,737)
Demobilization expenses	(8,404)	(17,187)	(1,467)	(5,845)	(10,949)	(21,932)	(1,545)	(5,956)
Other employees benefits	(7,458)	(14,916)	(7,446)	(14,893)	(9,918)	(17,374)	(7,405)	(15,383)
Insurance claims costs	(2,345)	(13,845)	(560)	(5,274)	(2,193)	(14,977)	(1,638)	(7,917)
Net loss on the disposals of investments	(482)	(482)	-	-	(2,354)	(2,354)	-	-
Costs on business disposed	-	-	-	(27,848)	-	-	-	(27,848)
Restructuring	-	-	(17,028)	(17,028)	-	-	(24,038)	(24,038)
Net loss from the disposals of property, plant and equipment	-	-	(9,622)	(6,996)	-	-	(25,223)	(22,731)
Other	(844)	(29,532)	(4,973)	(12,379)	(31,129)	(35,610)	(6,954)	(17,466)
	(452,053)	(576,564)	(85,074)	(135,629)	(496,803)	(608,940)	(108,075)	(166,606)
	263,008	175,516	(49,010)	(25,442)	230,477	153,801	(64,778)	(52,996)

(1)  Includes the effects of the final decision related to the exclusion of ICMS from the PIS and COFINS calculation base, as described in note 11.

(2)    Includes the effects of the tax contingency on ICMS credit in the basic food basket products, as described in note 26.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

33.           FINANCIAL INCOME (EXPENSES), NET

	Parent company				Consolidated
	April to June 2019	January to June 2019	Restated April to June 2018	Restated January to June 2018	April to June 2019	January to June 2019	Restated April to June 2018	Restated January to June 2018
Financial income
Interest on assets (1)	413,221	438,840	29,281	165,115	413,444	439,498	33,863	170,641
Interest on cash and cash equivalents	21,283	57,068	26,410	58,992	33,356	66,827	32,370	73,665
Exchange rate variation on other assets	-	-	26,688	29,966	-	61,449	335,029	192,493
Exchange rate variation on other liabilities	87,005	59,031	-	-	80,492	58,404	-	-
Interests on financial assets classified as
Amortized cost	20,412	34,398	22,271	38,841	22,364	44,225	31,130	53,105
Fair value throught profit and loss	5,740	10,244	2,430	5,010	5,352	9,856	2,430	5,572
Fair value throught other comprehensive income	-	-	-	-	152	323	152	298
Exchange rate variation on marketable securities	1,684	8,718	5,181	2,408	-	12,650	29,039	24,532
Exchange rate variation on loans and financing	87,502	20,430	-	-	112,026	6,551	-	-
Impairment on marketable securities	-	-	-	-	1,725	6,022	-	-
Exchange rate variation on net assets of foreign subsidiaries	-	-	-	-	-	-	394,029	417,698
Gain on derivative transactions, net	-	-	462,802	248,532	-	-	140,356	-
	636,847	628,729	575,063	548,864	668,911	705,805	998,398	938,004

Financial expenses
Interest on loans and financing	(299,517)	(588,543)	(207,763)	(410,927)	(340,960)	(674,560)	(304,775)	(594,411)
Interest on liabilities (2)	(503,882)	(573,737)	(38,988)	(65,953)	(508,608)	(562,126)	(40,787)	(67,439)
Loss on derivative transactions, net	(93,217)	(146,040)	-	-	(92,826)	(159,583)	-	(16,683)
Adjustment to present value	(76,011)	(143,500)	(54,941)	(113,417)	(76,634)	(145,141)	(66,189)	(137,914)
Exchange rate variation on net assets of foreign subsidiaries	-	-	-	-	(39,529)	(50,982)	-	-
Loss on grains price variation	(1,924)	(5,533)	(35,234)	(88,686)	(1,924)	(5,534)	(38,713)	(97,597)
Exchange rate variation on other assets	(12,119)	(11,956)	-	-	(88,428)	-	-	-
Exchange rate variation on marketable securities	-	-	-	-	(15,790)	-	-	-
Exchange rate variation on loans and financing	-	-	(495,172)	(571,291)	-	-	(991,233)	(1,041,253)
Exchange rate variation on other liabilities	-	-	(644,687)	(666,655)	-	-	(202,660)	(28,693)
Interest expenses on loans to related parties	(37,672)	(76,070)	(31,327)	(55,649)	-	-	-	-
Others	(65,467)	(112,801)	(26,354)	(51,346)	(123,534)	(175,466)	(109,639)	(196,031)
	(1,089,809)	(1,658,180)	(1,534,466)	(2,023,924)	(1,288,233)	(1,773,392)	(1,753,996)	(2,180,021)
	(452,962)	(1,029,451)	(959,403)	(1,475,060)	(619,322)	(1,067,587)	(755,598)	(1,242,017)

(1)    Includes the financial effects of the final decision related to the exclusion of ICMS from the PIS and COFINS calculation base, as described in note 11.

(2)    Includes the financial effects of the tax contingency on ICMS credit in the basic food basket products, as described in note 26.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

34.           STATEMENT OF INCOME BY NATURE

The Company has chosen to disclose its statement of income by function and thus presents below the details by nature:

	Parent company					Consolidated
	April to June 2019	January to June 2019	Restated April to June 2018	Restated January to June 2018	April to June 2019	January to June 2019	Restated April to June 2018	Restated January to June 2018
Costs of sales
Raw materials and consumables	3,770,516	7,206,588	3,993,589	7,528,241	4,298,158	8,224,665	4,811,065	8,600,766
Depreciation	417,998	833,222	278,257	553,827	448,822	893,489	359,532	691,520
Amortization	19,884	36,229	15,041	29,216	33,630	62,820	20,208	39,283
Salaries and employees benefits	896,650	1,759,779	736,874	1,453,030	910,021	1,785,418	940,765	1,862,641
Others	544,798	1,083,852	387,118	828,506	555,729	1,122,148	340,082	929,409
	5,649,846	10,919,670	5,410,879	10,392,820	6,246,360	12,088,540	6,471,652	12,123,619

Sales expenses
Depreciation	23,923	49,861	16,336	32,420	45,376	89,795	17,403	34,509
Amortization	17,492	32,480	10,827	21,229	22,990	43,325	16,561	32,262
Salaries and employees benefits	258,731	508,602	226,938	448,418	319,209	631,950	292,052	573,498
Indirect and direct logistics expenses	454,180	867,678	332,685	664,167	534,801	1,033,221	555,570	1,079,884
Marketing	133,615	221,640	125,058	188,882	198,023	337,448	156,500	248,012
Others	99,504	207,675	104,340	207,992	136,378	256,333	86,801	170,359
	987,445	1,887,936	816,184	1,563,108	1,256,777	2,392,072	1,124,887	2,138,524

Administrative expenses
Depreciation	4,123	8,698	4,315	8,677	6,203	12,305	10,229	20,947
Amortization	4,889	11,281	9,376	17,693	7,011	15,438	15,300	28,437
Salaries and employees benefits	42,902	85,282	32,730	54,413	72,505	142,882	65,925	117,512
Fees	7,954	14,215	7,691	13,682	7,954	14,215	9,354	16,638
Others	25,885	57,957	12,356	25,459	42,484	92,546	24,655	50,714
	85,753	177,433	66,468	119,924	136,157	277,386	125,463	234,248

Impairment Loss on Trade and Other Receivables
Impairment Loss on Trade and Other Receivables	1,035	7,573	6,733	16,175	(1,709)	3,798	11,287	25,624
	1,035	7,573	6,733	16,175	(1,709)	3,798	11,287	25,624

Other operating expenses (1)
Depreciation	13,231	24,594	9,159	17,667	13,341	24,813	9,890	19,004
Others	438,822	551,970	75,915	117,962	483,462	584,127	98,185	147,602
	452,053	576,564	85,074	135,629	496,803	608,940	108,075	166,606

(1)      The composition of other operating expenses is disclosed in note 32.

35.           TRANSACTIONS THAT DO NOT INVOLVE CASH OR CASH EQUIVALENTS

The following transactions did not involve cash or cash equivalents during the period ended June 30, 2019:

(i)    Capitalized loan interest: in the six-month period ended June 30, 2019  amounted to R$10,543 in the parent company and consolidated (R$8,481 in the parent company and R$9,312 in consolidated in the six-month period ended June 30, 2018) and in the three-month period ended June 30, 2019 amounted to R$5,241 in the parent company and R$5,219 in the consolidated (R$3,931 in the parent company and R$4,420 in the consolidated in the same period of the previous year); and

(ii)   Addition of lease by right-of-use assets and respective lease liability: in the six-month period ended June 30, 2019, amounted to R$2,174,821 in the parent company and R$2,422,669 in consolidated (R$35,094 in the parent company and R$40,692 in consolidated in the six-month period ended June 30, 2018)  and in the three-month period ended June 30, 2019, amounted to R$10,091 in the parent company and R$17,541 in the consolidated (R$6,836 in the parent company and R$7,486 in the consolidated in the same period of the previous year);

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

36.           APPROVAL OF THE CONSOLIDATED FINANCIAL STATEMENTS

The financial statements were approved and their issuance authorized by the Board of Directors on August 08, 2019.

BOARD OF DIRECTORS

Chairman (Non-Independent)	Pedro Pullen Parente
Vice-Chairman (Independent)	Augusto Marques da Cruz Filho
Independent Member	Dan Ioschpe
Independent Member	Flávia Buarque de Almeida
Independent Member	Francisco Petros O. L. Papathanasiadis
Independent Member	José Luiz Osório de Almeida Filho
Independent Member	Luiz Fernando Furlan
Independent Member	Roberto Antonio Mendes
Independent Member	Roberto Rodrigues
Member Non-Independent	Walter Malieni Júnior

FISCAL COUNCIL

Chairman	Attílio Guaspari
Member	Maria Paula Soares Aranha
Member	André Vicentini

AUDIT COMITTEE

Comittee Coordinator (Independent)	Francisco Petros O. L. Papathanasiadis
Member Independent	Roberto Antonio Mendes
Member Non-Independent	Walter Malieni Júnior
External Member and Financial Specialist	Fernando Maida Dall`Acqua
External Member	Thomás Tosta de Sá

BOARD OF EXECUTIVE OFFICERS (1)

Global Chief Executive Officer and Vice President of Finance and Investor Relations	Lorival Nogueira Luz Júnior
Vice-President of Operations and Procurement Officer	Vinícius Barbosa
Vice-President of Commercial Brazil Market	Sidney Rogério Manzaro
Vice-President of Human Resources and Shared Services	Alessandro Rosa Bonorino
Vice-President of Strategy, Managing and Innovation	Rubens Fernandes Pereira
Vice-President of Quality and Sustainability	Neil Hamilton dos Guimarães Peixoto Jr.
Vice-President of Sales & Operations Planning and Supply Chain	Leonardo Campo Dallorto

(1) The members of the Board of Executive Officers were elected in the Ordinary Meeting of the Board of Directors held on May 30. 2019.

Marcos Roberto Badollato	Joloir Nieblas Cavichini
Controller	Accountant – CRC 1SP257406/O-5

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. Commentary about the company projections behavior

In the period ended on June 30, 2019, company’s net leverage, measured by Net debt/Adjusted EBITDA, reached 3.74x. The projections initially disclosed on June 29, 2018 for the fiscal year ending December 31, 2019 were replaced on February 7, 2019.   Following the completion of the Monetization Plan, the Company revised the net leverage guidance indicator to 3.65x at the end of 2019 and put off, for 2020, the initial guidance from 3.0x to 2019. At this moment, there is no update in assumption from the plan that changes the expectation released.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2019 – BRF S.A. BREAKDOWN OF THE CAPITAL BY OWNER (NOT REVIEWED)

The shareholding position of the shareholders holders of more than 5% of the voting stock, management, members of the Board of Directors is presented below:

	06.30.19		12.31.18
Shareholders	Quantity	%	Quantity	%
Major shareholders
Fundação Petrobras de Seguridade Social - Petros (1)	93,459,966	11.50	93,226,766	11.47
Caixa de Previd. dos Func. Do Banco do Brasil (1)	86,797,652	10.68	86,506,952	10.65
GIC Private Limited (1)	40,907,624	5.03	23,285,653	2.87
Management
Board of Directors	6,473,958	0.80	6,376,083	0.78
Executives	50,797	0.01	31,662	0.00
Treasury shares	945,846	0.12	1,057,224	0.13
Other	583,837,403	71.86	601,988,906	74.10
	812,473,246	100.00	812,473,246	100.00

(1)         The pension funds are controlled by employees that participate in the respective companies.

The Company is bound to arbitration in the Market Arbitration Chamber, as established by the arbitration clause in the by-laws.

A free translation from Portuguese into English of Independent Auditor’s Report on Review of Quarterly Financial Information

Report on Review of Interim Financial Information

To the Board of Directors and Shareholders of

BRF S.A.

Itajaí - SC

Introduction

We have reviewed the accompanying individual and consolidated interim financial information of BRF S.A. (“Company”) contained in the Quarterly Information Form - ITR for the quarter ended June 30, 2019, which comprises the balance sheet as of June 30, 2019 and the respective statements of income (loss) and comprehensive income (loss) for the three and six-month period then ended and changes in equity and cash flows for the six-month period then ended, including the explanatory notes.

The Company's management is responsible for the preparation of this individual and consolidated interim financial information in accordance with Technical Pronouncement CPC 21 (R1) - Interim Financial Reporting and IAS 34 - Interim Financial Reporting, issued by the International Accounting Standards Board - IASB, as well as for the presentation of this information in accordance with standards issued by the Brazilian Securities and Exchange Commission, applicable to the preparation of Quarterly Information - ITR. Our responsibility is to express a conclusion on this interim financial information based on our review.

Scope of review

We conducted our review in accordance with the Brazilian and International standards on review engagements of interim financial information (NBC TR 2410 - Review of Interim Financial Information Performed by the Independent Auditor of the Entity and ISRE 2410 - Review of Interim Financial Information Performed by the Independent Auditor of the Entity, respectively). A review of interim financial information consists of making inquiries, primarily of persons responsible for the financial and accounting matters, and applying analytical and other review procedures. A review is substantially less in scope than an audit conducted in accordance with the auditing standards and, consequently, does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion.

Conclusion on the individual and consolidated interim financial information

Based on our review, nothing has come to our attention that causes us to believe that the accompanying individual and consolidated interim financial information included in the Quarterly Information referred to above has not been prepared, in all material respects, in accordance with CPC 21 (R1) and IAS 34, issued by IASB, applicable to the preparation of Quarterly Information - ITR, and presented in accordance with the standards issued by the Brazilian Securities and Exchange Commission.

Emphasis of matter

We draw attention to explanatory notes 1.2 and 1.3 to the interim financial information, which describe the investigations involving the Company in the context of the Brazilian Federal Police operations named “Carne Fraca” and “Trapaça”, as well as their current and potential developments, such as the Responsibility Administrative Process (“PAR - Processo Administrativo de Responsabilização”) issued by the Brazilian Office of the Comptroller General (“CGU - Controladoria Geral da União”) in light of Law 12,846/2013 (“Anti-corruption Law”) and the class action in the United States of America. In the current stage of the investigations and actions, it is not possible to determine the potential financial and non-financial impacts on the Company resulting from them and of their potential developments and, consequently, to record potential losses which could have a material adverse effect on the Company´s financial position, results of operations and cash flows in the future. Our conclusion is unmodified in respect of this matter.

A free translation from Portuguese into English of Independent Auditor’s Report on Review of Quarterly Financial Information

Other matters

Statements of Value Added

The individual and consolidated interim financial information, related to statements of value added for the six-month period ended June 30, 2019, prepared under the responsibility of the Company's management, presented as supplementary information for the purposes of IAS 34, were submitted to the review procedures followed together with the review of the Quarterly Information - ITR of the Company. In order to form our conclusion, we evaluated whether these statements are reconciled to the interim financial information and to the accounting records, as applicable, and whether their form and content are in accordance with the criteria set on Technical Pronouncement CPC 09 - Statement of Value Added. Based on our review, nothing has come to our attention that causes us to believe that it has not been prepared, in all material respects, consistent with the individual and consolidated interim financial information taken as a whole.

São Paulo, August 8, 2019

KPMG Auditores Independentes

CRC 2SP014428/O-6

Original report in Portuguese signed by

Guilherme Nunes

Accountant CRC 1SP195631/O-1

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2019 – BRF S.A.

OPINION OF THE AUDIT COMMITTEE

The Audit Committee of BRF S.A., in fulfilling its statutory and legal duties, reviewed:

(i)            the quarterly financial information (parent company and consolidated) for the six-month period ended on June 30, 2019;

(ii)     the Management Report; and

(iii)    review report issued by KPMG Auditores Independentes.

Based on the documents reviewed and on the explanations provided, the members of the Audit Committee, undersigned, issued an opinion for the approval of the financial information identified above.

São Paulo, August 8, 2019.

Francisco Petros O. L. Papathanasiadis

Comittee Coordinator (Independent)

Roberto Antonio Mendes

Member (Independent)

Walter Malieni Júnior

Member (Non-Independent)

Fernando Maida Dall`Acqua

External Member and Financial Specialist

Thomás Tosta de Sá

External Member

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2019 – BRF S.A.

STATEMENT OF EXECUTIVE BOARD ON THE QUARTELY FINANCIAL INFORMATION AND INDEPENDENT AUDITOR’S REPORT ON REVIEW OF INTERIM FINANCIAL INFORMATION (1)

In compliance with the dispositions of sections V and VI of article 25 of CVM Instruction No. 480/09, the executive board of BRF S.A., states:

(i)            reviewed, discussed and agreed with the Company's quarterly financial information for the six-month period ended on June 30, 2019, and

(ii)           reviewed, discussed and agreed with conclusions expressed in the review report issued by KPMG Auditores Independentes for the Company's quarterly financial information for the six-month period ended on June 30, 2019.

São Paulo, August 8, 2019.

Lorival Nogueira Luz Júnior

Global Chief Executive Officer and Vice President of Finance and Investor Relations

Vinícius Barbosa

Vice-President of Operations and Procurement Officer

Sidney Rogério Manzaro

Vice-President of Commercial Brazil Market

Alessandro Rosa Bonorino

Vice-President of Human Resources and Shared Services

Rubens Fernandes Pereira

Vice-President of Strategy, Managing and Innovation

Neil Hamilton dos Guimarães Peixoto Jr.

Vice-President of Quality and Sustainability

Leonardo Campo Dallorto

Vice-President of Sales & Operations Planning and Supply Chain

(1) The members of the Board of Executive Officers were elected Ordinary Meeting of the Board of Directors held on May 30. 2019.